                                                      Registration No. 33------
===============================================================================

                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.  20549
                           -----------------------------
                                      FORM S-4
                               REGISTRATION STATEMENT
                                        Under
                              THE SECURITIES ACT OF 1933
                             -----------------------------
                               BOATMEN'S BANCSHARES, INC.
                (Exact name of registrant as specified in its charter)
      MISSOURI                                6712                 43-0672260
(State or other jurisdiction     (Primary Standard Industrial    (IRS Employer
incorporation or organization)   Classification Code Number)     Identification
                                                                    Number)

                                 One Boatmen's Plaza
                                  800 Market Street
                              St. Louis, Missouri  63101
                                    (314) 466-6000
  (Address, including zip code and telephone number, including area code, of
                    Registrant's principal executive offices)
                             -----------------------------
                                    JAMES W. KIENKER
                Executive Vice President and Chief Financial Officer
                                Boatmen's Bancshares, Inc.
                                    One Boatmen's Plaza
                                     800 Market Street
                                 St. Louis, Missouri  63101
                                      (314) 466-7718
    (Name, address, including zip code, and telephone number, including area code, of agent for service)
                              -----------------------------
                                        Copies to:
              Thomas C. Erb, Esq.                 Charles E. Greef, Esq.
              Lewis, Rice & Fingersh, L.C.        Jenkens & Gilchrist, P.C.
              500 N. Broadway, Suite 2000         1445 Ross Avenue, Suite 3200
              St. Louis, Missouri  63102          Dallas, Texas 75202-2799
              (314) 444-7613                      (214) 855-4500
                              -----------------------------

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
  PUBLIC: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT. IF THE SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED IN CONNECTION WITH THE FORMATION OF A HOLDING COMPANY AND THERE IS COMPLIANCE WITH
                   GENERAL INSTRUCTION G, CHECK THE FOLLOWING BOX./ /
                          -----------------------------

                                                  CALCULATION OF REGISTRATION FEE
===================================================================================================================================
                                                               Proposed maximum         Proposed maximum
     Title of each class of                Amount to be       offering price per       aggregate offering          Amount of
   securities to be registered             registered<F1>            Unit                   price<F2>           registration fee
------------------------------------------------------------------------------------------------------------------------------------
Common stock, $1.00 par value                 240,004              $20.1944                 $4,846,736              $1,671.29
------------------------------------------------------------------------------------------------------------------------------------
Preferred Share Purchase Rights                <F3>                  <F4>                      <F4>                    <F4>
===================================================================================================================================

<F1>          Based upon the assumed maximum number of shares of common
              stock of the Registrant issuable to holders of common stock of
              Tom Green National Bank, a national banking association ("Tom
              Green National"), in the proposed merger of Tom Green National into Boatmen's First National Bank of Amarillo ("Boatmen's-
              Amarillo"), a national banking association and wholly owned subsidiary of Boatmen's Texas, Inc. ("Boatmen's-Texas"), a
              Missouri corporation, which, in turn, is a wholly owned
              subsidiary of the Registrant.
<F2>          Solely for purposes of calculating the registration fee in accordance with Rule 457(f)(2), the figure ($4,846,736)
              represents, as of September 30, 1995, the book value of the securities of Tom Green National to be received by the
              Registrant in the proposed merger of Tom Green National into
              Boatmen's-Amarillo.
<F3>          Each share of common stock includes one preferred share
              purchase right.
<F4>          Not applicable.

                          -----------------------------

            THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO
SAID SECTION 8(A), MAY DETERMINE.

===============================================================================

                                       BOATMEN'S BANCSHARES, INC.

                                   CROSS REFERENCE SHEET TO PROSPECTUS

                 FORM S-4 HEADING                                 PROSPECTUS LOCATION
----------------------------------------------------------------------------------------------

 1.   Forepart of Registration Statement and Outside
        Front Cover Page of Prospectus . . . . . . . . . . . .  Forepart of Registration
                                                                Statement and Outside Front
                                                                Cover Page of Prospectus

 2.   Inside Front and Outside Back Cover Pages of
        Prospectus . . . . . . . . . . . . . . . . . . . . . .  Inside Front and Outside Back
                                                                Cover Pages of Prospectus;
                                                                Table of Contents

 3.   Risk Factors, Ratio of Earnings to Fixed Charges and
        Other Information. . . . . . . . . . . . . . . . . . .  Summary Information

 4.   Terms of the Transaction . . . . . . . . . . . . . . . .  Summary Information; The
                                                                Merger; Description of
                                                                Boatmen's Capital Stock;
                                                                Comparison of Shareholder
                                                                Rights

 5.   Pro Forma Financial Information. . . . . . . . . . . . .  Pro Forma Financial Data

 6.   Material Contacts with the Company Being
        Acquired . . . . . . . . . . . . . . . . . . . . . . .  Summary Information; The
                                                                Merger

 7.   Additional Information Required for Reoffering by
        Persons and Parties Deemed to Be Underwriters. . . . .  <F*>

 8.   Interests of Named Experts and Counsel . . . . . . . . .  The Merger; Legal Opinion;
                                                                Experts

 9.   Disclosure of Commission Position on Indemnification
        for Securities Act Liabilities . . . . . . . . . . . .  <F*>

10.   Information with Respect to S-3 Registrants. . . . . . .  Incorporation of Certain
                                                                Documents by Reference; Summary
                                                                Information; Selected Financial
                                                                Data; The Parties; The Merger

11.   Incorporation of Certain Information by Reference. . . .  Incorporation of Certain
                                                                Documents by Reference

12.   Information with Respect to S-2 or S-3 Registrants . . .  <F*>

13.   Incorporation of Certain Information by Reference. . . .  <F*>


----------------------------------------
<F*>Indicates item not applicable




                 FORM S-4 HEADING                                 PROSPECTUS LOCATION
----------------------------------------------------------------------------------------------

14.   Information with Respect to Registrants Other than S-2
        or S-3 Registrants . . . . . . . . . . . . . . . . . .  <F*>

15.   Information with Respect to S-3 Companies. . . . . . . .  <F*>

16.   Information with Respect to S-2 or S-3 Companies . . . .  <F*>

17.   Information with Respect to Companies Other than S-2
        or S-3 Companies . . . . . . . . . . . . . . . . . . .  Summary Information; The
                                                                Merger; Information About Tom
                                                                Green National; Index to
                                                                Financial Statements of Tom
                                                                Green National

18.   Information if Proxies, Consents or Authorizations are to
        be Solicited . . . . . . . . . . . . . . . . . . . . .  Incorporation of Certain
                                                                Documents By Reference;
                                                                Summary Information; The
                                                                Special Meeting; The Merger;
                                                                Shareholder Proposals

19.   Information if Proxies, Consents or Authorizations are
        not to be Solicited in an Exchange Offer . . . . . . .  <F*>



---------------------------------------
<F*>Indicates item not applicable


                           TOM GREEN NATIONAL BANK
                                PROXY STATEMENT
                            ----------------------

                           BOATMEN'S BANCSHARES, INC.
                                  PROSPECTUS

      This Proxy Statement/Prospectus ("Proxy Statement/Prospectus") is being furnished to the shareholders of Tom Green National Bank, a national banking association located in San Angelo, Texas ("Tom Green National"), in connection with the solicitation of proxies by the Board of Directors of Tom Green National for use at the Special Meeting of Shareholders of Tom Green National to be held at 10:00 a.m., local time, on --------------, 1996, at the offices of Tom Green National, 2302 Pulliam Street, San Angelo, Texas (the "Special Meeting").

      At the Special Meeting, shareholders of Tom Green National will consider and vote upon the Agreement and Plan of Merger, dated August 29, 1995 (the "Merger Agreement"), between Tom Green National and Boatmen's First National Bank of Amarillo ("Boatmen's-Amarillo"), a national banking association located in Amarillo, Texas and wholly owned subsidiary of Boatmen's Texas, Inc. ("Boatmen's-Texas"), a Missouri corporation and wholly owned subsidiary of Boatmen's Bancshares, Inc., a Missouri corporation ("Boatmen's"), and joined in by Boatmen's and Boatmen's-Texas, which provides for, among other things, the merger of Tom Green National with and into Boatmen's-Amarillo (the "Merger"). Upon consummation of the Merger, each issued and outstanding share of common stock of Tom Green National (other than shares held by any shareholder properly exercising dissenters' rights) will be converted into the right to receive 2.1525 shares of common stock, par value $1.00 per share, of Boatmen's and any attached rights ("Boatmen's Common"), plus cash in lieu of any fractional share interests.

      This Proxy Statement/Prospectus also constitutes a prospectus of Boatmen's with respect to up to 240,004 shares of Boatmen's Common issuable in the Merger to holders of common stock of Tom Green National. The outstanding shares of Boatmen's Common are, and the shares of Boatmen's Common to be issued in the Merger will be, included for quotation on the Nasdaq Stock Market's National Market ("Nasdaq"). The last reported sale price of Boatmen's Common on Nasdaq on ----------------, 1996, was $--------.

      This Proxy Statement/Prospectus and the accompanying form of proxy are first being mailed to shareholders of Tom Green National on or about --------------, 1996 (the "Mailing Date").

      Any proxy given pursuant to this solicitation may be revoked by the grantor at any time prior to the voting thereof at the Special Meeting. Holders of common stock of Tom Green National will be entitled to appraisal rights in connection with the Merger as described herein.

      The Proxy Statement/Prospectus does not cover any resales of the Boatmen's Common offered hereby to be received by the stockholders deemed to be "affiliates" of Boatmen's or Tom Green National upon consummation of the Merger. No person is authorized to make use of this Proxy Statement/ Prospectus in connection with such resales.

          THE SHARES OF BOATMEN'S COMMON ISSUABLE IN THE MERGER
              HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
            SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
      SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
      COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS.
      ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                -----------------------------------
        THE SHARES OF BOATMEN'S COMMON OFFERED HEREBY ARE NOT
       SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY
       BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE
               FUND OR ANY OTHER GOVERNMENTAL AGENCY.
                -----------------------------------

 THE DATE OF THIS PROXY STATEMENT/PROSPECTUS IS ----------------, 1996

                                            TABLE OF CONTENTS
                                            -----------------

                                                                                                    PAGE
                                                                                                    ----

AVAILABLE INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE. . . . . . . . . . . . . . . . . . . . . . . . . . .   1

SUMMARY INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
      Introduction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
      The Parties. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
            Boatmen's. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
            Boatmen's-Texas. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
            Boatmen's-Amarillo . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
            Tom Green National . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
      Recent Developments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
      The Special Meeting. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
            Date, Time and Place of the Special Meeting. . . . . . . . . . . . . . . . . . . . . . .   5
            Matters to be Considered at the Special Meeting. . . . . . . . . . . . . . . . . . . . .   5
            Record Date for the Special Meeting. . . . . . . . . . . . . . . . . . . . . . . . . . .   5
            Vote Required to Approve Merger Agreement. . . . . . . . . . . . . . . . . . . . . . . .   5
            Certain Holders of Tom Green National Common . . . . . . . . . . . . . . . . . . . . . .   5
            Revocation of Proxies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
      The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
            Merger Consideration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
            Value of the Merger. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
            Reasons for the Merger and Recommendation of the Boards of Directors.. . . . . . . . . .   6
            Conduct of Business Pending the Merger; Dividends. . . . . . . . . . . . . . . . . . . .   7
            Conditions to the Merger; Regulatory Approvals . . . . . . . . . . . . . . . . . . . . .   7
            Termination of the Merger Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . .   7
            Payment Upon Occurrence of Certain Triggering Events . . . . . . . . . . . . . . . . . .   8
            Federal Income Tax Consequences. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
            Accounting Treatment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
            Effective Time of the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
            Interests of Certain Persons in the Merger . . . . . . . . . . . . . . . . . . . . . . .   9
            Dissenters' Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
      Management and Operations After the Merger . . . . . . . . . . . . . . . . . . . . . . . . . .  10
      Comparison of Shareholder Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
      Comparative Stock Prices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

SELECTED COMPARATIVE PER SHARE DATA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

SELECTED FINANCIAL DATA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

THE SPECIAL MEETING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
      Date, Time and Place of Special Meeting. . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
      Matters to be Considered at the Special Meeting. . . . . . . . . . . . . . . . . . . . . . . .  16


                                    i

                                                                                                    PAGE
                                                                                                    ----

      Record Date for Special Meeting. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
      Vote Required to Approve the Merger Agreement. . . . . . . . . . . . . . . . . . . . . . . . .  16
      Voting and Revocation of Proxies for Special Meeting . . . . . . . . . . . . . . . . . . . . .  17
      Solicitation of Proxies for Special Meeting. . . . . . . . . . . . . . . . . . . . . . . . . .  17
      Expenses for Preparation of Proxy Statement/Prospectus . . . . . . . . . . . . . . . . . . . .  17
      Mailing Date of Proxy Statement/Prospectus . . . . . . . . . . . . . . . . . . . . . . . . . .  18

THE PARTIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
      Boatmen's. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
            General. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
            Recent and Pending Acquisitions. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
      Boatmen's-Texas. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
      Boatmen's-Amarillo . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
      Tom Green National . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
      General. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
      Background of the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
      Reasons for the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
      Recommendation of the Board of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
      Merger Consideration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
      Fractional Shares. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
      Share Adjustments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
      Form of the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
      Conduct of Business Pending the Merger; Dividends. . . . . . . . . . . . . . . . . . . . . . .  22
      Effective Time . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
      Regulatory Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
      Conditions to Consummation of the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
      Termination or Abandonment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
      Payment Upon Occurrence of Certain Triggering Events . . . . . . . . . . . . . . . . . . . . .  24
      Dissenters' Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
      Exchange of Tom Green National Stock Certificates; Fractional Shares . . . . . . . . . . . . .  27
      Representations and Warranties of Tom Green National, Boatmen's and Boatmen's-Amarillo . . . .  28
      Certain Other Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
      No Solicitation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
      Waiver and Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
      Expenses and Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
      Federal Income Tax Consequences. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
      Resale of Boatmen's Common . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
      Interests of Certain Persons in the Merger . . . . . . . . . . . . . . . . . . . . . . . . . .  33
      Accounting Treatment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
      Management and Operations After the Merger . . . . . . . . . . . . . . . . . . . . . . . . . .  34
      Effect on Employee Benefit and Stock Plans . . . . . . . . . . . . . . . . . . . . . . . . . .  34
      Boatmen's Dividend Reinvestment and Stock Purchase Plan. . . . . . . . . . . . . . . . . . . .  35

PRO FORMA FINANCIAL DATA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35


                                    ii

                                                                                                    PAGE
                                                                                                    ----

DESCRIPTION OF BOATMEN'S CAPITAL STOCK . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
      Boatmen's Common . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
      Boatmen's Series A Preferred Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
      Boatmen's Series B Preferred Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

COMPARISON OF SHAREHOLDER RIGHTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
      Shareholder Vote Required for Certain Transactions . . . . . . . . . . . . . . . . . . . . . .  43
      Voting Rights. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
      Special Meetings of Shareholders; Shareholder Action by Written Consent. . . . . . . . . . . .  46
      Notice of Shareholder Nominations of Directors . . . . . . . . . . . . . . . . . . . . . . . .  47
      Shareholder Proposal Procedures. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
      Shareholder Rights Plan. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
      Dissenters' Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
      Takeover Statutes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
      Liability of Directors; Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
      Limitation of Liability of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
      Consideration of Non-Shareholder Interests . . . . . . . . . . . . . . . . . . . . . . . . . .  55

INFORMATION ABOUT TOM GREEN NATIONAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
      Business of Tom Green National . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
      Management's Discussion and Analysis of Financial Condition
                             and Results of Operations of Tom Green National . . . . . . . . . . . .  56
      Security Ownership of Certain Beneficial Owners and Management . . . . . . . . . . . . . . . .  97
      Family Relationships . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  99

LEGAL OPINION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  99

EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  99
      Independent Auditors for Boatmen's . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  99
      Independent Auditors for Tom Green National. . . . . . . . . . . . . . . . . . . . . . . . . . 100
      Presence at Special Meeting. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 100

SHAREHOLDER PROPOSALS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 100

INDEX TO FINANCIAL STATEMENTS OF TOM GREEN NATIONAL. . . . . . . . . . . . . . . . . . . . . . . . . F-1

APPENDICES

      Merger Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-1
      Excerpts of the National Bank Act (Dissenters' Rights) . . . . . . . . . . . . . . . . . . . . B-1
      Comptroller of the Currency Banking Circular Number 259 (O.C.C. Valuation
      Methods) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . C-1


NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH THE OFFERING DESCRIBED HEREIN AND ANY SUCH INFORMATION OR REPRESENTATION, IF GIVEN OR MADE, MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY BOATMEN'S OR TOM GREEN NATIONAL. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE A SOLICITATION OR AN OFFERING OF ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES OR IN ANY JURISDICTION TO ANY PERSON TO WHOM IT WOULD BE UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT ANY INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.


                             AVAILABLE INFORMATION

      Boatmen's is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "S.E.C."). The reports, proxy statements and other information can be inspected and copied at the public reference facilities of the S.E.C., Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the S.E.C. located at Suite 1300, Seven World Trade Center, New York, New York 10048, and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661, and copies of such materials can be obtained from the public reference section of the S.E.C. at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, reports, proxy statements and other information concerning Boatmen's may be inspected at the offices of the National Association of Securities Dealers, Inc., 1735
K Street, N.W., Washington, D.C. 20006.

      Boatmen's has filed with the S.E.C. a Registration Statement on Form S-4 (together with any amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Boatmen's Common to be issued pursuant to the Merger described herein. This Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto. Such additional information may be obtained from the S.E.C.'s principal office in Washington, D.C. Statements contained in this Proxy Statement/Prospectus or in any document incorporated in this Proxy Statement/Prospectus by reference as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance where reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement is qualified in all respects by such reference.


              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents filed with the S.E.C. by Boatmen's (File
No. 1-3750) and Fourth Financial Corporation ("Fourth Financial") (File
No. 0-4170) (See "THE PARTIES -- Boatmen's -- Recent and Pending
Acquisitions") pursuant to the Exchange Act are incorporated by reference in this Proxy Statement/Prospectus:

     1.   Boatmen's Annual Report on Form 10-K for the year ended
          December 31, 1994;

     2. Boatmen's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995, and September 30,
          1995;

     3. The description of the common stock of Boatmen's contained in Boatmen's Registration Statement on Form 8-A under the Exchange Act, as amended under cover of Form 8 dated July 15, 1988, and the description of the preferred share purchase rights contained in Boatmen's Registration Statement on Form 8-A under the Exchange Act, filed August 14, 1990;

     4.   Boatmen's Current Reports on Form 8-K dated January 20,
          1995, March 14, 1995 (as amended by Form 8-K/A dated
          May 12, 1995), April 28, 1995 and August 29, 1995;

     5. Fourth Financial's Annual Report on Form 10-K for the year ended December 31, 1994;

     6. Fourth Financial's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and
          September 30, 1995; and

     7.   Fourth Financial's Current Report on Form 8-K dated
          August 29, 1995.

     All documents and reports filed by Boatmen's and Fourth Financial pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this Proxy Statement/ Prospectus and prior to the date of the Special Meeting shall be deemed to be incorporated by reference in this Proxy Statement/ Prospectus and to be a part hereof from the dates of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/ Prospectus.

     THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS RELATING TO BOATMEN'S AND FOURTH FINANCIAL BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (EXCLUDING UNINCORPORATED EXHIBITS) ARE AVAILABLE, WITHOUT CHARGE, TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST TO KEVIN R. STITT, DIRECTOR OF INVESTOR RELATIONS, BOATMEN'S BANCSHARES, INC., ONE BOATMEN'S PLAZA, 800 MARKET STREET,
ST. LOUIS, MISSOURI 63101 (TELEPHONE NUMBER (314) 466-7662). IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY ----------------, 1996.

                       SUMMARY INFORMATION

     The following is a brief summary of certain information contained elsewhere in this Proxy Statement/Prospectus. Although the following summary addresses all material information regarding the Merger, it is not intended to be complete and is qualified in all respects by the information appearing elsewhere herein or incorporated by reference into this Proxy Statement/Prospectus, the Appendices hereto and the documents referred to herein. All information contained in this Proxy Statement/Prospectus relating to Boatmen's and its subsidiaries has been supplied by Boatmen's and all information relating to Tom Green National has been supplied by Tom Green National. Shareholders are urged to read this Proxy Statement/Prospectus and the Appendices hereto in their entirety.


                          INTRODUCTION

     This Proxy Statement/Prospectus relates to an Agreement and Plan of Merger dated August 29, 1995 (the "Merger Agreement"), between Tom Green National Bank, a national banking association located in San Angelo, Texas ("Tom Green National"), and Boatmen's First National Bank of Amarillo ("Boatmen's-Amarillo"), a national banking association located in Amarillo, Texas and wholly owned subsidiary of Boatmen's Texas, Inc. ("Boatmen's-Texas"), a Missouri corporation and wholly owned subsidiary of Boatmen's Bancshares, Inc., a Missouri corporation ("Boatmen's"), and joined in by Boatmen's and Boatmen's-Texas, which provides for, among other things, the merger of Tom Green National with and into Boatmen's-Amarillo (the "Merger"). As a result of the Merger, Boatmen's will retain beneficial ownership of all of the issued and outstanding stock of Boatmen's-Amarillo, and the separate existence of Tom Green National will cease.

     The summary set forth in this Proxy Statement/Prospectus of certain provisions of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which is incorporated by reference herein and attached as Appendix A to this Proxy Statement/Prospectus.


                           THE PARTIES

BOATMEN'S

     Boatmen's, a Missouri corporation, is a multi-bank holding company headquartered in St. Louis, Missouri. On August 25, 1995, Boatmen's announced the execution of a definitive agreement to acquire Fourth Financial Corporation ("Fourth Financial") located in Wichita, Kansas, the largest banking organization in Kansas and second-largest banking organization in Oklahoma. The acquisition of Fourth Financial, which is subject to regulatory approval, is expected to be completed during the first quarter of 1996. See "THE PARTIES -- Boatmen's -- Recent and Pending Acquisitions." At September 30, 1995, Boatmen's had consolidated assets of approximately $32.9 billion and shareholders' equity of approximately $2.8 billion, making it the largest bank holding company in Missouri and among the 30 largest in the United States. Upon consummation of the acquisition of Fourth Financial, Boatmen's would have consolidated assets of approximately $41 billion and shareholders' equity of approximately $3.4 billion. Boatmen's presently has 55 subsidiary banks, including a federal savings bank, operating from over 500 locations in Missouri, Arkansas, Illinois, Iowa, Kansas, New Mexico, Oklahoma, Tennessee and Texas. Boatmen's also ranks among the 17 largest providers of trust services in the nation, with approximately $47.6 billion in assets under management at September 30, 1995. Boatmen's other principal businesses include a mortgage banking company, a credit life insurance company, a credit card company and an insurance agency. The principal executive offices of Boatmen's are at One Boatmen's Plaza, 800 Market Street, St. Louis, Missouri 63101 (telephone number (314) 466-6000).

BOATMEN'S-TEXAS

     Boatmen's-Texas is a wholly owned subsidiary of Boatmen's which, in turn, owns all of the capital stock of Boatmen's-
Amarillo. At September 30, 1995, Boatmen's-Texas had consolidated assets of approximately $1.5 billion and shareholders' equity of approximately $147 million.

BOATMEN'S-AMARILLO

     Boatmen's-Amarillo is a national banking association headquartered in Amarillo, Texas, with eighteen offices located in Amarillo, Canyon, Childress, Dalhart, Dumas, Pampa, San Angelo and Vega, Texas. Boatmen's-Amarillo, which commenced operations in 1890, was acquired by Boatmen's on November 30, 1993. All of the outstanding capital stock of Boatmen's-Amarillo is owned by Boatmen's-Texas. At September 30, 1995, Boatmen's-Amarillo had assets of approximately $1.5 billion, deposits of approximately $1.0 billion, and shareholders' equity of approximately
$145 million. The deposits of Boatmen's-Amarillo are insured by the Bank Insurance Fund ("B.I.F.") of the Federal Deposit Insurance Corporation (the "F.D.I.C.").

     Boatmen's-Amarillo, the largest commercial bank in terms of assets, deposits and earnings in its service area (which includes northwestern Texas, known as the "Panhandle", and portions of western Texas, eastern New Mexico, southwestern Kansas, southeastern Colorado and western Oklahoma), offers a broad range of commercial and retail banking services as well as other financial services to its customers. Deposit products include certificates of deposit, individual retirement accounts and other time deposits, checking and other demand deposit accounts, savings accounts and money market accounts. Loans include commercial and industrial, real estate, mortgage, consumer and agricultural. Other products and services include full service brokerage, credit cards, credit-related insurance, automatic teller machines, safe deposit boxes and trust services.

TOM GREEN NATIONAL

     Tom Green National is a national banking association located in San Angelo, Texas. Tom Green National operates from its main office and from two branches in San Angelo, Texas. In addition, Tom Green maintains a loan production office in Friona, Texas. Tom Green National offers complete banking services to the commercial, agricultural and residential areas that it serves. At
September 30, 1995, Tom Green National had assets of approximately $72.8 million, loans of approximately $42.4 million and shareholders' equity of approximately $4.8 million. The deposits of Tom Green National are insured by the B.I.F. The principal executive offices of Tom Green National are at 2302 Pulliam Street, San Angelo, Texas 76903 (telephone number (915) 658-2427).

                       RECENT DEVELOPMENTS

     Effective June 1, 1995, the F.D.I.C. implemented a new assessment rate schedule for deposits insured by the B.I.F. lowering the rate paid by most banks from .23% to .04%. On November 14, 1995, the F.D.I.C. voted to further reduce assessment rates for B.I.F.-insured institutions effective January 1, 1996. Under the revised rate structure, the highest-rated institutions, which include Boatmen's-Amarillo and Tom Green National, would pay the statutory annual minimum of $2,000 for F.D.I.C. insurance. The rates paid for deposits insured by the F.D.I.C.'s Savings Association Insurance Fund (the "S.A.I.F.") remain at a range of
 .23% to .31% of deposits. Congress is considering proposals to recapitalize the S.A.I.F., including a one-time levy of $6 billion on all S.A.I.F.-insured deposits, including such deposits held by certain subsidiary banks of Boatmen's.

     Based upon proposals pending in Congress, the one-time S.A.I.F. assessment on Boatmen's is estimated to be $22.8 million to $25.0 million before the effect of Federal income taxes compared to a reduction of F.D.I.C. fees in 1995 of $19.2 million to $20.0 million before the effect of Federal income tax. As all of the deposits of Tom Green National are insured by the B.I.F., the one-time S.A.I.F. assessment, if implemented, would not affect the operations of Tom Green National. The net effect of the revised F.D.I.C. fees and the S.A.I.F. proposals is not expected to have a material effect on the operations of Boatmen's.

                       THE SPECIAL MEETING

DATE, TIME AND PLACE OF THE SPECIAL MEETING

     The special meeting of shareholders of Tom Green National (the "Special Meeting") will be held at the offices of Tom Green
National, 2302 Pulliam Street, San Angelo, Texas 76903, on
-----------, 1996, at 10:00 a.m., local time.

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

     At the Special Meeting, holders of common stock, par value $10.00 per share, of Tom Green National ("Tom Green National Common") will consider and vote upon the approval of the Merger Agreement providing for, among other things, the Merger of Tom Green National with and into Boatmen's-Amarillo. In addition, the holders of Tom Green National Common may be asked to vote on a proposal to adjourn or postpone the Special Meeting, which adjournment or postponement could be used for the purpose, among others, of allowing time for the solicitation of additional votes to approve the Merger Agreement.

RECORD DATE FOR THE SPECIAL MEETING

     The record date for the Special Meeting is ----------------, 1996.

VOTE REQUIRED TO APPROVE MERGER AGREEMENT

     The presence, in person or by proxy, of a majority of the issued and outstanding shares of Tom Green National Common entitled to vote on the record date is necessary to constitute a quorum at the Special Meeting. Approval of the Merger Agreement will require the affirmative vote of the holders of two-thirds of the outstanding shares of Tom Green National Common entitled to vote thereon. Holders of Tom Green National Common will be entitled to one vote per share. The failure to submit a proxy card (or to vote in person) at the Special Meeting, the abstention from voting at the Special Meeting and, in the case of shares held in street name, the failure of the beneficial owner thereof to give specific voting instructions to the broker holding such shares (broker nonvotes) will have the same effect as a vote against approval of the Merger Agreement.

CERTAIN HOLDERS OF TOM GREEN NATIONAL COMMON

     As of the record date, the executive officers and directors of Tom Green National and their affiliates owned beneficially 35,734 shares (approximately 32.05%) of Tom Green National Common, which are expected by management to be voted in favor of the Merger Agreement. See "INFORMATION ABOUT TOM GREEN NATIONAL -- Security Ownership of Certain Beneficial Owners and Management."

REVOCATION OF PROXIES

     Proxies for use at the Special Meeting accompany this Proxy Statement/Prospectus. Any proxy given pursuant to this solicitation may be revoked by the grantor at any time prior to the voting thereof on the Merger Agreement by filing with the Cashier of Tom Green National a written revocation or a duly executed proxy bearing a later date. A holder of Tom Green National Common may withdraw his or her proxy at the Special Meeting at any time before it is exercised by electing to vote in person; however, attendance at the Special Meeting will not in and of itself constitute a revocation of the proxy.


                           THE MERGER

MERGER CONSIDERATION

     At the time the Merger is consummated (the "Effective Time"), Tom Green National will merge into Boatmen's-Amarillo and, as a result thereof, each share of Tom Green National Common, other than shares any holders of which have duly exercised and perfected their dissenters' rights under the National Bank Act, will be converted into 2.1525 shares (the "Conversion Ratio") of common stock, par value $1.00 per share, of Boatmen's, together with any rights attached thereto ("Boatmen's Common"), under or by virtue of the Rights Agreement, dated August 14, 1990, between Boatmen's and Boatmen's Trust Company, as Rights Agent (such number of shares of Boatmen's Common, together with any cash payment in lieu of fractional shares, as described herein, is referred to herein as the "Merger Consideration"). For a description of the Rights Agreement, see "COMPARISON OF SHAREHOLDER RIGHTS -- Shareholder Rights Plan." No fractional shares of Boatmen's Common will be issued and, in lieu thereof, holders of shares of Tom Green National Common who would otherwise be entitled to a fractional share interest of Boatmen's Common (after taking into account all shares of Tom Green National Common held by such holder) will be paid an amount in cash equal to the product of such fractional share interest and the closing price of a share of Boatmen's Common on the Nasdaq Stock Market's National Market ("Nasdaq") on the business day immediately preceding the date on which the Effective Time occurs.

VALUE OF THE MERGER

     Based on the Merger Consideration and the closing sales price of Boatmen's Common as reported on Nasdaq on -----------------, 1996, the Merger had a per share value of $------- to holders of Tom Green National Common, and the approximate total value of the Merger Consideration to Tom Green National shareholders, was $------ million. The market value of the Merger Consideration as stated above may increase or decrease depending on the closing sale price of Boatmen's Common as reported on Nasdaq on the date on which the Effective Time occurs. No assurance can be given as to the market price of Boatmen's Common on the date on which the Effective Time occurs.

REASONS FOR THE MERGER AND RECOMMENDATION OF THE BOARDS OF
DIRECTORS

     The Board of Directors of Tom Green National has determined that the Merger and the Merger Agreement, including the Merger Consideration, are fair to, and in the best interests of, Tom Green National and its shareholders. The Board believes that a business combination with a larger and more geographically diversified regional bank holding company would, in addition to providing significant shareholder value to all shareholders, enable Tom Green National to compete more effectively in its market area and participate in the expanded opportunities for growth that the Merger will make possible. Accordingly, the Board recommends that shareholders of Tom Green National vote for approval and adoption of the Merger Agreement.

     Certain members of the management and Board of Directors of Tom Green National have interests in the Merger that are in addition to the interests of shareholders generally. See "THE
MERGER -- Interests of Certain Persons in the Merger."

     The Board of Directors of each of Boatmen's and Boatmen's-Amarillo believe that the merger of Tom Green National into Boatmen's-Amarillo would be a natural and desirable extension to Boatmen's banking franchise in the San Angelo, Texas banking market.

CONDUCT OF BUSINESS PENDING THE MERGER; DIVIDENDS

     Pursuant to the Merger Agreement, Tom Green National has agreed to carry on its business in the usual, regular and ordinary course in substantially the same manner as conducted prior to the execution of the Merger Agreement. The Merger Agreement provides that Tom Green National may not declare or pay any dividend or make any other distribution to shareholders, whether in cash, stock or other property, after the date of the Merger Agreement.

CONDITIONS TO THE MERGER; REGULATORY APPROVALS

     The Merger is subject to various conditions including, among others: (i) approval of the Merger Agreement by the requisite two-thirds vote of the shareholders of Tom Green National; (ii) receipt of regulatory approval from the Office of the Comptroller of the Currency (the "O.C.C."); (iii) receipt of a ruling of the Internal Revenue Service (the "I.R.S.") on certain tax aspects of the Merger; and (iv) the occurrence of no material adverse changes in the businesses of Boatmen's or Tom Green National. The conditions described in items (i) and (ii) above (the receipt of shareholder and regulatory approvals) may not be waived by either party. Although the remaining conditions to effect the Merger may be waived by either party entitled to the benefit thereof, neither Boatmen's nor Tom Green National intends to waive any such conditions except in those circumstances where the Board of Directors of either Boatmen's or Tom Green National, as the case may be, deems such waiver to be in the best interests of Boatmen's or Tom Green National, as the case may be, and its respective shareholders. There can be no assurances as to when and if such conditions will be satisfied (or, where permissible, waived) or that the Merger will be consummated.

     An application for the required regulatory approval of the Merger has been filed with the O.C.C., and Boatmen's has filed a request for a revenue ruling from the I.R.S. with respect to certain tax aspects of the Merger. The regulatory application has been approved by the O.C.C., and the I.R.S. ruling request is pending.

TERMINATION OF THE MERGER AGREEMENT

     The Merger Agreement may be terminated at any time prior to the Effective Time: (i) by either party if the Merger is not consummated on or prior to August 29, 1996; (ii) by mutual written agreement of the parties; (iii) by either party in the event of a material breach by the other of any of its representations and warranties or agreements under the Merger Agreement not cured within 30 days after notice of such breach is given by the non-breaching party; (iv) by either party in the event all the conditions to its obligations are not satisfied or waived (and not cured within any applicable cure period); (v) by Boatmen's in the event that Tom Green National becomes a party or subject to any new or amended written agreement, memorandum of understanding, cease and desist order, imposition of civil money penalties or other regulatory enforcement action or proceeding with any federal or state agency charged with the supervision or regulation of banks after the date of the Merger Agreement, provided, however, that Boatmen's may not terminate the Merger Agreement on account of any such regulatory enforcement action or proceeding which, through the reasonable efforts of Tom Green National and/or Boatmen's, could be terminated on or before the closing date of the Merger without requiring any capital infusion to be made or other action having a financial effect materially adverse to the financial benefits of the Merger to Boatmen's; (vi) by Boatmen's following written notice to Tom Green National if certain reports of environmental inspection on the real properties of Tom Green National to be obtained pursuant to the Merger Agreement should disclose any matters requiring remedial or corrective measures the estimated cost of which exceeds $100,000; (vii) by either party if any regulatory application filed in connection with the Merger should be finally denied or disapproved by the applicable regulatory authority; and (viii) by either party if the Merger is not approved by the shareholders of Tom Green National.

PAYMENT UPON OCCURRENCE OF CERTAIN TRIGGERING EVENTS

     The Merger Agreement provides that upon the occurrence of one or more Triggering Events (as described below), Tom Green National shall pay to Boatmen's the sum of $400,000.

     As used in the Merger Agreement, the term "Triggering Event" means any of the following events: (i) termination of the Merger Agreement by Boatmen's upon a breach thereof by Tom Green National, provided that within twelve months of the date of such termination, an event described in clause (iii) or (iv) of this sentence shall have occurred; (ii) the failure of Tom Green National's shareholders to approve the Merger and the Merger Agreement at the Special Meeting; provided, however, that the failure of Tom Green National's shareholders to approve the Merger and the Merger Agreement shall not be deemed a Triggering Event if (a) the average of the daily closing prices of a share of Boatmen's Common, as reported on Nasdaq during the period of 20 trading days ending on the second trading day immediately preceding the Mailing Date (the "Boatmen's Final Price"), is less than $30.00, (b) the number obtained by dividing the Boatmen's Final Price by the Boatmen's Initial Price (as defined below), is less than the number obtained by dividing the Final Index Price (as defined below) by the Initial Index Price (as defined below) and subtracting .20 from such quotient, or (c) within 18 months after the date of such meeting an event described in clause (iii) or (iv) below does not occur;
(iii) any person or group of persons (other than Boatmen's) acquires, or has the right to acquire, 50% or more of the outstanding shares of Tom Green National Common (exclusive of any shares of Tom Green National Common sold directly or indirectly to such person or group of persons by Boatmen's); or (iv) upon the entry by Tom Green National into an agreement or other understanding with a person or group of persons (other than Boatmen's and/or its affiliates) for such person or group of persons to acquire, merge or consolidate with Tom Green National or to purchase or acquire Tom Green National or all or substantially all of Tom Green National's assets.

     As used in the Merger Agreement: (i) "Index Group" means all of the bank holding companies listed on Exhibit 7.09 to the Merger Agreement, the common stock of which is publicly traded and as to which there is no pending publicly announced proposal at any time during the period of 20 trading days ending at the end of the fifth trading day immediately preceding the closing date of the Merger for such company to be acquired or to acquire another company (which would constitute a "significant subsidiary" of such company, as such term is defined under applicable S.E.C. regulations) in exchange for its stock; (ii) "Boatmen's Initial Price" means the closing price of a share of Boatmen's Common as reported on Nasdaq on August 29, 1995; (iii) "Initial Index Price" means the weighted average (weighted in accordance with the factors specified on Exhibit 7.09 to the Merger Agreement) of the per share closing prices of the common stock of the bank holding companies comprising the Index Group, as reported on the consolidated transactions reporting system for the market or exchange on which such common stock is principally traded, on August 29, 1995; (iv) "Final Price" of any company belonging to the Index Group means the average of the daily closing sale prices of a share of common stock of such company, as reported in the consolidated transaction reporting system for the market or exchange on which such common stock is principally traded, during the period of 20 trading days ending at the end of the second trading day immediately preceding the

Mailing Date; and (v) "Final Index Price" means the weighted average (weighted in accordance with the factors specified on Exhibit 7.09 to the Merger Agreement) of the Final Prices for all of the companies comprising the Index Group.

FEDERAL INCOME TAX CONSEQUENCES

     The Merger has been structured to qualify as a tax-free reorganization so that no gain or loss would be recognized by Boatmen's or Tom Green National, and no gain or loss would be recognized by Tom Green National shareholders, except in respect of cash received for fractional shares and except for any cash payments which might be received by such shareholders properly exercising their dissenters' rights. Boatmen's has requested a ruling from the I.R.S. to the effect that: (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended; (ii) no gain or loss will be recognized by the shareholders of Tom Green National who receive solely shares of Boatmen's Common; (iii) the basis of shares of Boatmen's Common received by the shareholders of Tom Green National will be the same as the basis of shares of Tom Green National Common exchanged therefor; and (iv) the holding period of the shares of Boatmen's Common received by such shareholders will include the holding period of the shares of Tom Green National Common exchanged therefor, provided such shares were held as capital assets as of the Effective Time.

     THE FOREGOING IS A GENERAL SUMMARY OF ALL OF THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO TOM GREEN NATIONAL SHAREHOLDERS, WITHOUT REGARD TO THE PARTICULAR FACTS AND CIRCUMSTANCES OF EACH SHAREHOLDER'S TAX SITUATION AND STATUS. EACH TOM GREEN NATIONAL SHAREHOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR REGARDING ANY SUCH SPECIFIC TAX SITUATION AND STATUS, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL AND FOREIGN LAWS AND THE POSSIBLE EFFECT OF CHANGES IN FEDERAL AND OTHER TAX LAWS.

ACCOUNTING TREATMENT

     The Merger will be accounted for by Boatmen's under the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16, "Business Combinations," as amended. Under this method of accounting, the purchase price will be allocated to assets acquired and liabilities assumed based on their estimated fair values at the Effective Time. Income of the combined company will not include results of operations of Tom Green National prior to the Effective Time.

EFFECTIVE TIME OF THE MERGER

     The Merger will become effective on the date specified in the certification to be issued by the O.C.C. It is presently anticipated that the Merger will be consummated during the first quarter of 1996, but no assurance can be given that such timetable will be met.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Certain members of Tom Green National's management and Tom Green National's Board of Directors have interests in the Merger that are in addition to, and separate from, the interests of shareholders of Tom Green National generally. These include, among others, provisions in the Merger Agreement relating to director and officer indemnification and employee benefits after the Merger.

     For information about the percentage of Tom Green National Common owned by the directors and executive officers of Tom Green National, see "INFORMATION ABOUT TOM GREEN NATIONAL -- Security Ownership of Certain Beneficial Owners and Management." None of the directors or executive officers of Tom Green National would own, on a pro forma basis giving effect to the Merger, more than 1% of the issued and outstanding shares of Boatmen's Common.

DISSENTERS' RIGHTS

     The rights of shareholders of Tom Green National with respect to the Merger, including specifically any shareholders of Tom Green National who dissent from the Merger Agreement, are governed by provisions of the National Bank Act, which provides that a shareholder of Tom Green National will be entitled to receive the value of his or her shares of Tom Green National Common held as of the Effective Time of the Merger if such shareholder: (i) votes against the Merger Agreement at the Special Meeting or gives written notice at or prior to the Special Meeting to the presiding officer that he or she dissents from the Merger Agreement;
(ii) delivers to Boatmen's-Amarillo a written request to receive payment for his or her shares of Tom Green National Common at any time before 30 days after the date of consummation of the Merger; and (iii) surrenders his or her certificates for shares of Tom Green National Common to Boatmen's-Amarillo with the written request to receive payment therefor. See "THE MERGER -- Dissenters' Rights" and Appendix B attached hereto.


           MANAGEMENT AND OPERATIONS AFTER THE MERGER

     Boatmen's-Amarillo will be the surviving bank in the Merger. Following consummation of the Merger, the present offices of Tom Green National will operate as branch offices of Boatmen's-Amarillo. It is not anticipated that the Board of Directors of Boatmen's, Boatmen's-Texas or Boatmen's-Amarillo will be affected as a result of the Merger. It is presently anticipated that the executive officers of Tom Green National will continue as officers of the San Angelo operations of Boatmen's-Amarillo following the Merger. There are no written employment agreements with respect to such anticipated continued employment.


                COMPARISON OF SHAREHOLDER RIGHTS

     The rights of the shareholders of Tom Green National Common and Boatmen's Common differ in certain respects. The rights of the shareholders of Tom Green National who receive shares of Boatmen's Common in the Merger will be governed by the corporate law of Missouri, the state in which Boatmen's is incorporated, and by Boatmen's Articles of Incorporation, Bylaws and other corporate documents. The governing law and documents of Boatmen's differ from those which apply to Tom Green National, which is a national banking association, in several respects, of which the material differences from the perspective of shareholders, as hereafter described under "COMPARISON OF SHAREHOLDER RIGHTS," are the shareholder votes required for certain business combinations; the procedures for shareholders to make proposals for consideration at meetings of shareholders; the ability of shareholders to call special meetings, to remove directors and to amend the Articles of Incorporation; certain rights pursuant to Boatmen's shareholder rights plan; and rights of Boatmen's and its shareholders pursuant to certain corporate takeover statutes. See "COMPARISON OF SHAREHOLDER RIGHTS."

                    COMPARATIVE STOCK PRICES

     Shares of Boatmen's Common are traded in the over-the-counter market and are listed on Nasdaq under the symbol BOAT. There is no established trading market for Tom Green National Common. The following table sets forth the high and low last sale prices of Boatmen's Common for the periods indicated, as reported on Nasdaq, and the high and low trading prices of Tom Green National known to management of Tom Green National.

                                      Boatmen's Common      Tom Green National Common
                                      ----------------      -------------------------

                                        High     Low              High     Low
                                        ----     ---              ----     ---
     1993  First Quarter . . . . . .   $30.50  $27.00            $25.00  $22.00
           Second Quarter. . . . . .    32.13   27.31             <F*>    <F*>
           Third Quarter . . . . . .    32.19   29.25             <F*>    <F*>
           Fourth Quarter. . . . . .    33.38   27.63             25.00   20.00

     1994  First Quarter . . . . . .    30.50   27.00             27.00   25.00
           Second Quarter. . . . . .    34.88   29.25             23.00   23.00
           Third Quarter . . . . . .    34.69   30.25             27.00   20.00
           Fourth Quarter. . . . . .    31.13   26.25             27.00   25.00

     1995  First Quarter . . . . . .    31.38   27.25             27.00   27.00
           Second Quarter. . . . . .    36.00   30.88             <F*>    <F*>
           Third Quarter . . . . . .    38.00   34.75             <F*>    <F*>
           Fourth Quarter. . . . . .    42.38   36.25             <F*>    <F*>

     1996  First Quarter . . . . . .   ------  ------            ------  ------
             (through ------)

--------------------------------

    <F*> Management of Tom Green National is not aware of any sales of shares of Tom Green National Common during the periods indicated. Given the limited trading activity of Tom Green National Common, the prices reflected in the chart may not be indicative of the actual value of Tom Green National Common, which value may be more or less than that indicated. The most recent transaction reported to management of Tom Green National involving shares of Tom Green National Common took place on March 6, 1995, at a price per share of $27.00.

    On August 28, 1995, the last trading day before the announcement of the proposed Merger, the closing sale price of Boatmen's Common as reported on Nasdaq was $37.125 per share. On such date, the equivalent per share price for Tom Green National
Common, which is calculated on the basis of the Merger
Consideration, was $79.91.

    On ---------------, 1996, the closing sale prices of Boatmen's Common as reported on Nasdaq was $-------- per share, and the equivalent per share price for Tom Green National Common was $--------. On such date there were approximately ------------ and 230 holders of record of Boatmen's Common and Tom Green National Common, respectively.

               SELECTED COMPARATIVE PER SHARE DATA
                           (unaudited)

The following summary presents comparative historical, pro forma and pro forma equivalent unaudited per share data for Boatmen's and Tom Green National. Boatmen's historical per share data has been restated for the periods presented to reflect the acquisition of Worthen Banking Corporation ("Worthen"), which acquisition was completed on February 28, 1995. The pro forma amounts also give effect to the pending acquisition of Fourth Financial. See "THE PARTIES -- Boatmen's -- Recent and Pending Acquisitions" and "PRO FORMA FINANCIAL DATA." The pro forma amounts assume the Merger had been effective during the periods presented and has been accounted for under the purchase method of accounting. For a description of the purchase method of accounting with respect to the Merger, see "THE MERGER -- Accounting Treatment." The amounts designated "Pro Forma Combined Per Boatmen's Share" represent the pro forma results of the Merger, the amounts designated "Equivalent Pro Forma Per Tom Green National Share" are computed by multiplying the Pro Forma Combined Per Boatmen's Share amounts by a factor of 2.1525 to reflect the Conversion Ratio (which equals 2.1525 shares of Boatmen's Common for each share of Tom Green National Common). See "THE MERGER -- Merger Consideration." The data presented should be read in conjunction with the historical financial statements and the related notes thereto included herein or incorporated by reference herein, and the pro forma financial statements included elsewhere in this Proxy Statement/Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE," "PRO FORMA FINANCIAL DATA" and "INDEX TO FINANCIAL STATEMENTS OF TOM GREEN NATIONAL."

                                      Nine Months Ended September 30,           Year Ended
                                      -------------------------------           ----------
                                             1995         1994               December 31, 1994
                                             ----         ----               -----------------
NET INCOME PER COMMON SHARE:
Historical
 Boatmen's. . . . . . . . . . . . . .       $2.37        $2.36                     $3.17
 Tom Green National . . . . . . . . .        3.31         5.00                      5.23
Pro forma combined per
 Boatmen's share. . . . . . . . . . .        2.21         2.31                      3.11
Equivalent pro forma
 per Tom Green National share . . . .        4.76         4.97                      6.69

DIVIDENDS PER COMMON SHARE:
Historical
 Boatmen's. . . . . . . . . . . . . .       $1.02        $0.93                     $1.27
 Tom Green National . . . . . . . . .          --           --                        --
Pro forma combined per
 Boatmen's share<F1>. . . . . . . . .        1.02         0.93                      1.27
Equivalent pro forma
 per Tom Green National share<F2> . .        2.20         2.00                      2.73

BOOK VALUE PER COMMON SHARE
(PERIOD END):
Historical
 Boatmen's. . . . . . . . . . . . . .      $21.90       $19.87                    $19.95
 Tom Green National . . . . . . . . .       47.42        42.79                     42.15
Pro forma combined per
 Boatmen's share. . . . . . . . . . .       21.43        19.62                     19.71
Equivalent pro forma
 per Tom Green National share . . . .       46.13        42.23                     42.43

-------------------

<F1> Boatmen's pro forma dividends per share represent historical dividends per share paid by Boatmen's.
<F2> Represents historical dividends per share paid by Boatmen's calculated on the basis of the Merger Consideration.

                          SELECTED FINANCIAL DATA

    The following tables present selected consolidated historical financial data for Boatmen's, selected unaudited historical financial data for Tom Green National, and unaudited pro forma combined amounts reflecting the Merger. The pro forma amounts assume the Merger had been effective during the periods presented. The data presented are derived from the consolidated financial statements of Boatmen's, which have been restated to reflect the acquisition of Worthen, and the financial statements of Tom Green National and should be read in conjunction with the more detailed information and financial statements included herein or incorporated by reference in this Proxy Statement/Prospectus. The data should also be read in conjunction with the unaudited pro forma financial statements included elsewhere in this Proxy Statement/Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE," "PRO FORMA FINANCIAL DATA" and "INDEX TO FINANCIAL STATEMENTS OF TOM GREEN NATIONAL."

                                              BOATMEN'S BANCSHARES, INC.<F1>
                                                 SELECTED FINANCIAL DATA
                                                        (UNAUDITED)

                                          NINE MONTHS ENDED
                                          -----------------
                                            SEPTEMBER 30,                         YEAR ENDED DECEMBER 31,
                                            -------------           ----------------------------------------------------
                                            1995        1994        1994        1993        1992        1991        1990
                                            ----        ----        ----        ----        ----        ----        ----
                                                   (income statement amounts in thousands except per share
                                                          data and balance sheet amounts in millions)
SUMMARIZED INCOME STATEMENT:
  Net Interest income                   $901,802    $888,083  $1,188,288  $1,107,290  $1,001,455    $845,398    $748,821
  Provision for Loan Losses               30,011      20,441      25,340      64,812     139,475     118,017     125,662
  Noninterest Income                     495,389     457,064     615,144     545,218     500,360     401,694     335,074
  Noninterest Expense                    896,233     860,427   1,156,738   1,075,888   1,000,449     865,216     751,687
  Income Tax Expense                     165,803     160,686     213,552     162,139      99,228      63,925      38,808
  Net Income                             305,144     303,593     407,802     349,669     262,663     199,934     167,738
PER COMMON SHARE DATA<F1>:
  Net Income                               $2.37       $2.36       $3.17       $2.91       $2.25       $1.78       $1.56
  Cash Dividends Paid                       1.02        0.93        1.27        1.15        1.09        1.07        1.06
  Stockholders' Equity (period end)        21.90       19.87       19.95       19.90       17.67       16.32       15.09
FINANCIAL PERIOD AT PERIOD END:
  Loans, net of Unearned Income          $19,781     $18,212     $18,656     $16,538     $14,709     $13,777     $13,592
  Total Assets                            32,942      32,264      32,878      30,233      27,751      26,144      25,649
  Deposits                                24,594      23,702      25,384      23,952      22,723      20,826      20,608
  Long-Term Debt                             524         594         592         530         428         342         314
  Stockholders' Equity                     2,809       2,560       2,561       2,410       2,102       1,871       1,627
SELECTED FINANCIAL RATIOS:
  Return on Average Assets                  1.24%       1.29%       1.29%       1.23%       0.99%       0.81%       0.75%
  Return on Average Common
         Equity                            14.92       16.10       16.14       15.58       13.20       11.32       10.58
  Net Interest Margin                       4.24        4.37        4.35        4.49        4.35        4.01        3.98
  Nonperforming Assets as % of
         Total Loans and Foreclosed
         Property<F2>                       0.89        1.48        1.06        1.85        2.80        3.74        3.76
  Nonperforming Loans as % of Total
         Loans                              0.66        0.91        0.73        1.16        1.89        2.45        3.02
  Loan Reserve as % of Net Loans            1.97        2.10        2.02        2.26        2.26        2.05        1.91
  Net Charge-Offs as % of Average
         Loans                              0.14        0.12        0.15        0.23        0.75        0.78        0.73
  Equity to Assets                          8.53        7.93        7.79        7.97        7.57        7.16        6.34
  Tangible Equity to Assets<F3>             7.62        7.01        6.92        7.04        6.80        6.44        5.68
  Tier 1 Risk-Based Capital                11.05       10.95       10.90       10.90       10.55       10.11          --
  Total Risk-Based Capital                 14.09       14.19       14.03       14.39       13.74       13.05          --

---------------------------

<F1>  The information set forth in this table does not give effect to the recent and pending acquisitions of other financial institutions. See "THE PARTIES -- Boatmen's -- Recent and Pending Acquisitions." The Selected Financial Data set forth in this table reflects Worthen Banking Corporation, a pooling acquisition completed on February 28, 1995, for all periods presented, as this represented a significant subsidiary.
      The Selected Financial Data also reflects results from the pooling acquisitions of Dalhart Bancshares, Inc., First National Bank in Pampa and National Mortgage Company (other minor pooling acquisitions completed in 1995), for the 1995 and 1994 periods. Financial information prior to 1994 does not reflect these smaller acquisitions due to the immaterial impact on results of operations.
<F2>  Nonperforming assets include nonaccrual loans, restructured loans, loans past due 90 days or more and foreclosed property.
<F3>  Tangible equity to assets is defined as total equity less all intangibles as a percentage of total tangible assets.

                                                      TOM GREEN NATIONAL BANK
                                                      SELECTED FINANCIAL DATA
                                                             (UNAUDITED)

                                              NINE MONTHS ENDED
                                              -----------------
                                                SEPTEMBER 30,                       YEAR ENDED DECEMBER 31,
                                                -------------          ----------------------------------------------------
                                               1995        1994        1994       1993        1992         1991       1990
                                               ----        ----        ----       ----        ----         ----       ----
                                                             (income statement amounts in thousands except
                                                         per share data and balance sheet amounts in millions)
SUMMARIZED INCOME STATEMENT:
      Net Interest Income                    $2,002      $2,127      $2,792      $2,713      $2,244      $1,508      $1,211
      Provision for Loan Losses                 114          26         151         --           28          75          65
      Noninterest Income                        447         494         626         735         631         297         216
      Noninterest Expense                     1,854       1,866       2,519       2,591       1,980       1,328       1,063
      Income Tax Expense                        143         218         214         249         246          97          46
      Net Income                                338         511         534         608         621         305         253
PER COMMON SHARE DATA:
      Net Income                              $3.31       $5.00       $5.22       $5.95       $6.08       $2.98       $2.48
      Cash Dividends Paid                        --          --          --          --          --          --          --
      Stockholders' Equity (period end):      47.42       42.79       42.15       38.70       32.52       26.25       23.26
FINANCIAL POSITION AT PERIOD END:
      Loans, Net of Unearned Income             $43         $38         $41         $36         $25         $19         $17
      Total Assets                               73          65          69          63          59          48          41
      Deposits                                   67          59          64          59          55          45          38
      Long-Term Debt                             --          --          --          --          --          --          --
      Stockholders' Equity                        5           5           4           4           3           3           2
SELECTED FINANCIAL RATIOS:
      Return on Average Assets                 0.64%       1.06%       0.81%       1.00%       1.16%       0.69%       0.67%
      Return on Average Equity                 9.84       16.35       12.95       16.70       20.67       12.05       11.23
      Net Interest Margin                      4.16        4.61        4.66        4.80        4.56        3.79        3.64
      Nonperforming Assets as % of
        Total Loans and Foreclosed
        Property<F1>                           0.16        0.24        1.88        0.77        1.13        2.24        2.95
      Nonperforming Loans as % of
        Total Loans                            0.16        0.24        1.88        0.77        0.97        1.60        2.70
      Loan Reserve as % of Net Loans           0.51        0.75        0.38        0.78        1.21        1.66        1.64
      Net Charge-Offs as % of Average
        Loans                                  0.17        0.07        0.72        0.08        0.17        0.21        0.81
      Equity to Assets                         6.65        6.71        6.29        6.30        5.64        5.59        5.85
      Tangible Equity to Assets<F2>            6.65        6.71        6.29        6.30        5.64        5.59        5.85
      Tier 1 Risk-Based Capital               10.97       10.97       10.70       10.13       10.00       11.65          --
      Total Risk-Based Capital                11.47       11.47       11.07       10.84       11.61       13.00          --

---------------------------

<F1>  Nonperforming assets include nonaccrual loans, restructured loans, loans past due 90 days or more and foreclosed property.
<F2>  Tangible equity to assets is defined as total equity less all intangibles as a percentage of total tangible assets.

                                            BOATMEN'S BANCSHARES, INC.
                                                       AND
                                             TOM GREEN NATIONAL BANK
                                   PRO FORMA COMBINED SELECTED FINANCIAL DATA<F1>
                                                   (UNAUDITED)

                                                                  NINE MONTHS ENDED                YEAR ENDED
                                                                  -----------------                ----------
                                                                     SEPTEMBER 30,                DECEMBER 31,
                                                                    --------------                ------------
                                                                   1995        1994                   1994
                                                                   ----        ----                   ----
                                                         (income statement amounts in thousands except per share
                                                               data and balance sheet amounts in millions)

SUMMARIZED INCOME STATEMENT:
      Net Interest Income                                     $1,109,462  $1,099,383              $1,471,733
      Provision for Loan Losses                                   33,419      20,807                  26,327
      Noninterest Income                                         552,426     531,059                 714,286
      Noninterest Expense                                      1,084,647   1,051,750               1,413,853
      Income Tax Expense                                         191,858     192,255                 254,543
      Net Income<F2>                                             351,964     365,630                 491,296
PER COMMON SHARE DATA:
      Net Income<F2>                                               $2.21       $2.31                   $3.11
      Cash Dividends Paid                                           1.02        0.93                    1.27
      Stockholders' Equity (period end):                           21.43       19.62                   19.71
FINANCIAL POSITION AT PERIOD END:
      Loans, Net of Unearned Income                              $24,227     $22,050                 $22,759
      Total Assets                                                40,351      39,958                  40,761
      Deposits                                                    30,608      29,492                  31,173
      Long-Term Debt                                                 693       1,093                   1,041
      Stockholders' Equity                                         3,440       3,166                   3,170
Selected Financial Ratios:
--------------------------
      Return on Average Assets                                      1.16%       1.26%                   1.26%
      Return on Average Common Equity                              14.17       15.92                   15.98
      Return on Average Total Equity                               13.97       15.64                   15.70
      Net Interest Margin                                           4.21        4.37                    4.35
      Nonperforming Assets as % of
        Total Loans and Foreclosed
        Property<F3>                                                0.86        1.38                    1.08
      Nonperforming Loans as % of
        Total Loans                                                 0.65        0.87                    0.79
      Loan Reserve as % of Net Loans                                1.91        2.07                    1.98
      Net Charge-Offs as % of Average
        Loans                                                       0.15        0.10                    0.13
      Equity to Assets                                              8.52        7.91                    7.77
      Tangible Equity to Assets<F4>                                 7.56        6.94                    6.84
      Tier 1 Risk-Based Capital                                    10.90       10.98                   10.90
      Total Risk-Based Capital                                     13.61       13.85                   13.69

-----------------------------------------

<F1>  The information set forth in this table gives effect to the pending acquisition of Fourth Financial, which was announced on August 25, 1995. See "PRO FORMA FINANCIAL DATA."
<F2>  Net income includes amortization of goodwill which would result from the acquisition of Tom Green National Bank as if the goodwill existed as of the earliest period presented. Goodwill will approximate $3.8 million to be amortized over 15 years.
<F3>  Nonperforming assets include nonaccrual loans, restructured loans, loans past due 90 days or more and foreclosed property.
<F4>  Tangible equity to assets is defined as total equity less all intangibles as a percentage of total tangible assets.

                             THE SPECIAL MEETING


DATE, TIME AND PLACE OF SPECIAL MEETING

            This Proxy Statement/Prospectus is being furnished to shareholders of Tom Green National Bank, a national banking association located in San Angelo, Texas ("Tom Green National"), in connection with the solicitation of proxies by the Board of Directors of Tom Green National for use at the special meeting of shareholders to be held at the offices of Tom Green National at 2302 Pulliam Street, San Angelo, Texas 76903 on -------------, 1996, at 10:00 a.m., local time (the "Special Meeting").


MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

            At the Special Meeting, the holders of common stock, par value $10.00 per share, of Tom Green National ("Tom Green National Common") will be asked to approve the Agreement and Plan of Merger, dated August 29, 1995 (the "Merger Agreement"), by and between Tom Green National and Boatmen's First National Bank of Amarillo ("Boatmen's-Amarillo"), a national banking association located in Amarillo, Texas and wholly owned subsidiary of Boatmen's Texas, Inc. ("Boatmen's-Texas"), a Missouri corporation and wholly owned subsidiary of Boatmen's Bancshares, Inc., a Missouri corporation ("Boatmen's"), and joined in by Boatmen's and Boatmen's-Texas, providing for, among other things, the merger of Tom Green National with and into Boatmen's-Amarillo. In addition, the holders of Tom Green National Common may be asked to vote on a proposal to adjourn or postpone the Special Meeting, which adjournment or postponement could be used for the purpose, among others, of allowing time for the solicitation of additional votes to approve the Merger Agreement.


RECORD DATE FOR SPECIAL MEETING

            The Board of Directors of Tom Green National has fixed the close of business on -------------, 1996, as the record date for the determination of holders of shares of Tom Green National Common to receive notice of and to vote at the Special Meeting. On the record date, there were ------------- shares of Tom Green National Common outstanding. Only holders of shares of Tom Green National Common of record on the record date are entitled to vote at the Special Meeting. No shares of Tom Green National Common can be voted at the Special Meeting unless the record holder is present in person or represented by proxy at the Special Meeting.


VOTE REQUIRED TO APPROVE THE MERGER AGREEMENT

            The presence in person or by proxy of a majority of the issued and outstanding shares of Tom Green National Common entitled to vote on the record date is necessary to constitute a quorum at the Special Meeting. The affirmative vote of the holders of two-thirds of the outstanding shares of Tom Green National Common entitled to vote thereon is required to approve the Merger Agreement and the transactions contemplated thereby, including the Merger. Each holder of Tom Green National Common is entitled to one vote per share of Tom Green National Common. As of the record date, the executive officers and directors of Tom Green National and their affiliates have the power to vote 35,734 shares (approximately 32.05% of the shares outstanding) of Tom Green National Common, all of which are expected to be voted in favor of the Merger Agreement. For information regarding the shares of Tom Green National Common beneficially owned, directly or indirectly, by certain shareholders, by each director and executive officer of Tom Green National, and by all directors and officers of Tom Green National as a group, see "INFORMATION ABOUT TOM GREEN NATIONAL -- Security Ownership of Certain Beneficial Owners and Management." As of the record date, the subsidiaries of Boatmen's, and the directors and executive officers of Boatmen's, did not own beneficially any shares of Tom Green National Common.


VOTING AND REVOCATION OF PROXIES FOR SPECIAL MEETING

            Proxies for use at the Special Meeting accompany this Proxy Statement/Prospectus. A shareholder may use his or her proxy if he or she is unable to attend the Special Meeting in person or wishes to have his or her shares voted by proxy even if he or she does attend the Special Meeting. Shares of Tom Green National Common represented by a proxy properly signed and returned to Tom Green National at, or prior to, the Special Meeting, unless subsequently revoked, will be voted at the Special Meeting in accordance with instructions thereon. If a proxy is properly signed and returned and the manner of voting is not indicated on the proxy, any shares of Tom Green National Common represented by such proxy will be voted FOR the Merger Agreement and the transactions contemplated thereby, including the Merger, and FOR any proposal regarding adjournment or postponement, if such a proposal is made. The failure to submit a proxy card (or to vote in person) at the Special Meeting, the abstention from voting at the Special Meeting and, in the case of shares held in street name, the failure of the beneficial owner thereof to give specific voting instructions to the broker holding such shares (broker nonvotes), will have the same effect as a vote against approval of the Merger Agreement.

            Any proxy given pursuant to this solicitation may be revoked by the grantor at any time prior to the voting thereof by filing with the Cashier of Tom Green National a written revocation or a duly executed proxy bearing a later date. A holder of Tom Green National Common who previously signed and returned a proxy and who elects to attend the Special Meeting and vote in person may withdraw his or her proxy at any time before it is exercised by giving notice of such revocation to the Secretary of Tom Green National at the Special Meeting and voting in person by ballot at the Special Meeting; however, attendance at the Special Meeting will not in and of itself constitute a revocation of the proxy.


SOLICITATION OF PROXIES FOR SPECIAL MEETING

            In addition to solicitation of proxies from shareholders of Tom Green National Common by use of the mail, proxies also may be solicited by personal interview, telephone and wire by directors, officers and employees of Tom Green National, who will not be specifically compensated for such services. Except as set forth below, all costs of soliciting proxies, assembling and mailing the Proxy Statement/Prospectus and all papers which now accompany or hereafter may supplement the same will be borne by Tom Green National.


EXPENSES FOR PREPARATION OF PROXY STATEMENT/PROSPECTUS

            Boatmen's and Tom Green National have agreed to share in the expense of preparing this Proxy Statement/Prospectus, and Boatmen's will bear the entire cost of printing this Proxy Statement/Prospectus and all Securities and Exchange Commission ("S.E.C.") and other regulatory filing fees incurred in connection therewith.

MAILING DATE OF PROXY STATEMENT/PROSPECTUS

            This Proxy Statement/Prospectus, the attached notice of Special Meeting and the enclosed proxy card are first being sent to shareholders of Tom Green National on or about ---------------, 1996 (the "Mailing Date").


                                THE PARTIES

BOATMEN'S

            GENERAL

            Boatmen's, a Missouri corporation, is a multi-bank holding company headquartered in St. Louis, Missouri. Its largest subsidiary, The Boatmen's National Bank of St. Louis, was founded in 1847 and is the oldest bank west of the Mississippi River. Boatmen's owns substantially all of the capital stock of 55 subsidiary banks, including a federal savings bank, which operate from over 500 banking locations in Missouri, Arkansas, Illinois, Iowa, Kansas, New Mexico, Oklahoma, Tennessee and Texas. Boatmen's other principal businesses include a trust company, a mortgage banking company, a credit life insurance company, a credit card bank and an insurance agency. At
September 30, 1995, Boatmen's had consolidated assets of approximately
$32.9 billion and total shareholders' equity of approximately $2.8 billion, making it one of the 30 largest bank holding companies in the United States.

            Boatmen's is among the 17 largest providers of personal trust services in the nation, providing personal trust services primarily within its banks' market areas and institutional and pension-related trust services on a national scale. Operating principally through Boatmen's Trust Company, its subsidiaries and trust departments of selected banks, the combined trust operations reported assets under management totaling approximately $47.6 billion at September 30, 1995. The trust operations, with revenues in 1994 of approximately $164.9 million, provide Boatmen's with a significant source of noninterest income.

            Additional information regarding Boatmen's and its subsidiaries is set forth in the Boatmen's documents incorporated by reference herein. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

            RECENT AND PENDING ACQUISITIONS

            Fourth Financial Corporation.  On August 25, 1995, Boatmen's
            ----------------------------
entered into an Agreement and Plan of Merger (the "Fourth Financial Agreement") to acquire Fourth Financial Corporation ("Fourth Financial"), the largest banking organization in Kansas and the third-largest banking organization in Oklahoma. Fourth Financial is a publicly held, multi-bank holding company headquartered in Wichita, Kansas, operating 143 retail banking offices throughout the states of Kansas and Oklahoma and four such offices in Independence, Missouri. At September 30, 1995, Fourth Financial had consolidated assets of approximately $7.3 billion, deposits of approximately $5.9 billion and shareholders' equity of approximately
$662 million. The Board of Directors of Boatmen's believes that the acquisition of Fourth Financial and its banking subsidiaries would enhance its presence in the states of Kansas and Oklahoma and would be a natural and desirable extension of its banking franchise in the Central United States. Under the terms of the Fourth Financial Agreement, (i) each share of Fourth Financial common stock, other than shares any holders of which have duly perfected their dissenters' rights under the Kansas Business Corporation Act, will be converted into the right to receive one share of the common stock, $1.00 par value per share, of Boatmen's and any attached rights ("Boatmen's Common"), plus cash in lieu of fractional shares, and (ii) each issued and outstanding share of Class A 7% Cumulative Convertible Preferred Stock of Fourth Financial (except for shares as to which appraisal rights are perfected) will be converted into the right to receive one share of 7% Cumulative Convertible Preferred Stock, Series A, stated value $100 per share, liquidation preference $400 per share, of Boatmen's (the "Boatmen's Series A Preferred Stock"). See "DESCRIPTION OF BOATMEN'S CAPITAL STOCK."

            Boatmen's would exchange approximately 29 million shares of Boatmen's Common and 249,000 shares of Boatmen's Series A Preferred Stock for all of the shares of Fourth Financial (including shares subject to stock options). The shares of Boatmen's Common to be issued in connection with the acquisition of Fourth Financial would constitute approximately 22% of the total number of shares of Boatmen's Common outstanding as of the date hereof. The acquisition of Fourth Financial, which is expected to be completed in the first quarter of 1996, is subject to various customary conditions. There can be no assurance that the acquisition of Fourth Financial will be consummated. Consummation of the Merger is not conditioned upon consummation of the Fourth Financial acquisition.

            Citizens Bancshares Corporation. On October 27, 1995, Boatmen's
            -------------------------------
acquired, in exchange for shares of Boatmen's Common, all of the issued and outstanding shares of Citizens Bancshares Corporation ("Citizens"), a bank holding company located in Little Rock, Arkansas, and its subsidiary, Citizens Bank of Jonesboro, an Arkansas state-chartered bank headquartered in Jonesboro, Arkansas. At September 30, 1995, Citizens had consolidated assets of approximately $230 million and shareholders' equity of approximately
$20.5 million. Boatmen's exchanged approximately 1.125 million shares of Boatmen's Common for all of the stock of Citizens, which represents less than 1% of the total number of shares of Boatmen's Common outstanding as of the date hereof. The acquisition was accounted under the purchase method of accounting for business combinations.

BOATMEN'S-TEXAS

            Boatmen's-Texas, a Missouri corporation, is a wholly owned subsidiary of Boatmen's which, in turn, owns all of the capital stock of Boatmen's-Amarillo. At September 30, 1995, Boatmen's-Texas had consolidated assets of approximately $1.5 billion and shareholders' equity of approximately $147 million.

BOATMEN'S-AMARILLO

            Boatmen's-Amarillo is a national banking association headquartered in Amarillo, Texas. Boatmen's-Amarillo, which commenced operations in 1890, was acquired by Boatmen's on November 30, 1993. All of the outstanding capital stock of Boatmen's-Amarillo is owned by Boatmen's-Texas. At
September 30, 1995, Boatmen's-Amarillo had assets of approximately
$1.5 billion, deposits of approximately $1.0 billion and shareholders' equity of approximately $145 million. The deposits of Boatmen's-Amarillo are insured by the Bank Insurance Fund ("B.I.F.") of the Federal Deposit
Insurance Corporation (the "F.D.I.C.").

            Boatmen's-Amarillo operates from eighteen offices, including one mobile banking facility, in Amarillo, Canyon, Childress, Dalhart, Dumas, Pampa, San Angelo and Vega, Texas. Boatmen's-Amarillo, the largest commercial bank in terms of assets, deposits and earnings in its service area (which includes northwestern Texas, known as the "Panhandle," and portions of western Texas, eastern New Mexico, southwestern Kansas, southeastern Colorado and western Oklahoma) offers a broad range of commercial and retail banking services as well as other financial services to its customers. Deposit products include certificates of deposit, individual retirement accounts and other time deposits, checking and other demand deposit accounts, NOW and super NOW accounts, savings accounts and money market accounts. Loans include commercial and industrial, real estate, mortgage, consumer and agricultural. Other products and services include full service brokerage, credit cards, credit-related insurance, automatic teller machines, safe deposit boxes and trust services.

TOM GREEN NATIONAL

            Tom Green National is a national banking association located in San Angelo, Texas. Tom Green National operates from its main office and two branches located in San Angelo, Texas and maintains a loan production office located in Friona, Texas. Tom Green National offers complete banking services to the commercial, agricultural and residential areas that it serves. At September 30, 1995, Tom Green National had assets of approximately $72.8 million, loans of approximately $42.4 million and shareholder's equity of approximately $4.8 million. Services include commercial, consumer, agricultural loans, commercial, agricultural and residential mortgages, deposit services, and many other traditional banking services. Lending is primarily to the agricultural industry, small- and medium-size businesses and residential home buyers.

            Tom Green National competes in a market with eight other commercial banks, a state savings bank and many credit unions. In addition, strong competition for deposit and loan services come from brokerage firms in San Angelo, Texas. Competition for deposits and loans is very aggressive.

            Tom Green National is subject to supervision, regulation, and examination by the Office of the Comptroller of the Currency (the "O.C.C."), and its deposits are insured by the B.I.F. The principal office of Tom Green National is located at 2302 Pulliam Street, San Angelo, Texas 76903,
(915) 658-2427.


                                THE MERGER

GENERAL

            This section of the Proxy Statement/Prospectus describes certain aspects of the Merger, including the principal provisions of the Merger Agreement. The following information relating to the Merger is qualified in its entirety by reference to the other information contained elsewhere in this Proxy Statement/Prospectus, including the Appendices hereto and the documents incorporated herein by reference. A copy of the Merger Agreement is attached hereto as Appendix A and is incorporated by reference herein. Reference is made thereto for a complete description of the terms of the Merger. ALL SHAREHOLDERS OF TOM GREEN NATIONAL ARE URGED TO READ
THE MERGER AGREEMENT IN ITS ENTIRETY.


BACKGROUND OF THE MERGER

            In recent years, bank merger and acquisition activity in Texas has been increasing. As a result of changes in the banking industry, the Board of Directors and management of Tom Green National have considered various alternatives for increasing market share, maintaining quality assets and maximizing shareholder value. After considering existing market conditions, in 1994, the Board of Directors developed a strategic plan that would provide for the sale of Tom Green National within the next five years.

            In May 1995, Tom Green National was approached by a representative of Boatmen's with a proposal for Boatmen's to acquire Tom Green National.
Such offer was not accepted by the Board of Directors of Tom Green National, but it did provide the basis for further discussions among representatives of the parties. Upon receipt of a second offer, the Board of Directors of Tom Green National retained Alex Sheshunoff and Company to conduct a third party analysis of such offer. Based on information regarding recent sales in Texas, this second offer was also rejected, but discussions did continue.

            After further discussions and negotiations between the parties, a revised offer was submitted by Boatmen's by letter dated June 21, 1995, which was accepted in principle subject to the conclusion of a definitive agreement acceptable to both parties. The resulting Merger Agreement was executed as of August 29, 1995.


REASONS FOR THE MERGER

            The Board of Directors of Tom Green National has determined that the Merger and the Merger Agreement, including the Merger Consideration (as defined herein), are fair to, and in the best interests of, Tom Green National and its shareholders. The Board has concluded that, in today's environment, a business combination with a larger bank and more geographically diversified super-regional bank holding company would, in addition to providing significant shareholder value to all shareholders, enable Tom Green National to compete more effectively in its market area and participate in the expanded opportunities for growth that the Merger will make possible. Accordingly, the Board recommends that shareholders of Tom Green National vote for approval and adoption of the Merger Agreement.

            Certain members of the management and Board of Directors of Tom Green National have interests in the Merger that are in addition to the interests of shareholders of Tom Green National generally. See "THE
MERGER -- Interests of Certain Persons in the Merger."

            The Board of Directors of each of Boatmen's and Boatmen's-Amarillo believe that the merger of Tom Green National into Boatmen's-Amarillo would be a natural and desirable addition to Boatmen's present banking franchise in the San Angelo, Texas banking market.


RECOMMENDATION OF THE BOARD OF DIRECTORS

            FOR THE REASONS SET FORTH ABOVE, THE BOARD OF DIRECTORS OF TOM GREEN NATIONAL RECOMMENDS THAT THE HOLDERS OF TOM GREEN NATIONAL COMMON VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER.


MERGER CONSIDERATION

            The Merger Agreement provides that each share of Tom Green National Common, other than shares held by any shareholder properly exercising dissenters' rights under the National Bank Act, will be converted, at the effective time of the Merger (the "Effective Time"), into the right to receive 2.1525 shares (the "Conversion Ratio") of Boatmen's Common, including any rights attached thereto, under or by virtue of the Rights Agreement, dated August 14, 1990, between Boatmen's and Boatmen's Trust Company, as Rights Agent (see "COMPARISON OF SHAREHOLDER RIGHTS -- Shareholder Rights Plan"), plus cash in lieu of fractional shares as described herein (the "Merger Consideration"). The Merger Consideration was determined through negotiations between Boatmen's and Tom Green National, taking into account the relative value of Boatmen's Common and Tom Green National Common.

FRACTIONAL SHARES

            No fractional shares of Boatmen's Common will be issued and, in lieu thereof, each holder of Tom Green National Common who would otherwise be entitled to a fractional share interest of Boatmen's Common (after taking into account all shares of Tom Green National Common held by such holder) will be paid an amount in cash equal to the product of such fractional share interest and the closing price of a share of Boatmen's Common on the Nasdaq Stock Market's National Market ("Nasdaq") on the business day immediately preceding the date on which the Effective Time occurs.


SHARE ADJUSTMENTS

            If, prior to the Effective Time, a share of Boatmen's Common would be changed into a different number of shares of Boatmen's Common or a different class of shares (a "Share Adjustment"), by reason of reclassification, recapitalization, splitup, exchange of shares or readjustment, or if a stock dividend thereon should be declared with a record date prior to the Effective Time, then the number of shares of Boatmen's Common into which a share of Tom Green National Common would be converted pursuant to the Merger Agreement will be appropriately and proportionately adjusted so that each shareholder of Tom Green National will be entitled to receive such number of shares of Boatmen's Common as such shareholder would have received pursuant to such Share Adjustment had the record date thereof been immediately following the Effective Time.


FORM OF THE MERGER

            The Merger Agreement provides that, subject to the satisfaction or waiver (where permissible) of the conditions set forth therein, at the Effective Time, Tom Green National will merge into Boatmen's-Amarillo, and Boatmen's-Amarillo will be the surviving association in the Merger. At the Effective Time, the separate corporate existence of Tom Green National will terminate.


CONDUCT OF BUSINESS PENDING THE MERGER; DIVIDENDS

            Pursuant to the Merger Agreement, Tom Green National has agreed to carry on its business in the usual, regular and ordinary course in substantially the same manner as conducted prior to the execution of the Merger Agreement. The Merger Agreement provides that Tom Green National may not declare or pay any dividend on the Tom Green National Common or make any other distribution to shareholders, whether in cash, stock or other property, after the date of the Merger Agreement.


EFFECTIVE TIME

            The Merger will become effective on the date specified in the certification to be issued by the O.C.C. It is presently anticipated that the Merger will be consummated in the first quarter of 1996, but no assurance can be given that such timetable will be met.

REGULATORY APPROVALS

            The Merger is subject to the prior regulatory approval of the O.C.C. pursuant to the Bank Merger Act. Acquisitions subject to O.C.C. approval under the Bank Merger Act, such as the Merger, may not be consummated until 30 days after the date of the approval by the O.C.C., during which period the United States Department of Justice (the "D.O.J.") may in its discretion challenge the transaction under the antitrust laws; provided, however, that the Merger may be consummated after the 15th day following the date of O.C.C. approval if the O.C.C. has not received any adverse comments from the D.O.J. relating to the competitive aspects of the transaction and the D.O.J. has consented to such shorter waiting period. The application to effect the Merger has been approved by the O.C.C., subject to the O.C.C.'s standard conditions.


CONDITIONS TO CONSUMMATION OF THE MERGER

            The Merger is subject to various conditions. Specifically, the obligations of each party to effect the Merger are subject to the fulfillment or waiver by each of the parties, at or prior to the date on which the Merger is consummated (the "Closing Date"), of the following conditions: (i) the representations and warranties of the respective parties to the Merger Agreement as set forth therein will be true and correct in all material respects on the date thereof and as of the Closing Date; (ii) the respective parties to the Merger Agreement will have performed and complied in all material respects with all of its obligations and agreements required to be performed prior to the Closing Date; (iii) no party to the Merger Agreement will be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger; (iv) all necessary regulatory approvals and consents required to consummate the Merger, including the approval of the shareholders of Tom Green National, will have been obtained and all waiting periods in respect thereof will have expired; (v) each party will have received all required documents from the other party; (vi) the Registration Statement relating to the Boatmen's Common to be issued pursuant to the Merger will have become effective, and no stop order suspending the effectiveness of the Registration Statement will have been issued and no proceedings for that purpose will have been initiated or threatened by the S.E.C.; and (vii) Boatmen's will have received a ruling of the Internal Revenue Service (the "I.R.S.") to the effect that (a) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), (b) no gain or loss will be recognized by the holders of Tom Green National Common upon receipt of the Merger Consideration (except for cash received in lieu of fractional shares), (c) the basis of shares of Boatmen's Common received by the shareholders of Tom Green National will be the same as the basis of shares of Tom Green National Common exchanged therefor, and (d) the holding period of the shares of Boatmen's Common received by the shareholders of Tom Green National will include the holding period of the shares of Tom Green National Common exchanged therefor, provided such shares were held as capital assets as of the Effective Time.

            The obligations of Boatmen's and Boatmen's-Amarillo to effect the Merger are further subject to the condition that, prior to the Closing Date, Boatmen's has received certain environmental inspection reports required to be obtained on Tom Green National's real properties and Boatmen's will not have elected to exercise its termination rights in connection therewith (which such rights are described herein).

            The conditions described in item (iv) above (the receipt of shareholder and regulatory approvals) may not be waived by either party. Although the remaining conditions to effect the Merger may be waived by the party entitled to the benefit thereof, neither Boatmen's nor Tom Green National intends to waive any such conditions except in those circumstances where the Board of Directors of either Boatmen's or Tom

Green National, as the case may be, deems such waiver to be in the best interests of Boatmen's or Tom Green National, as the case may be, and their respective shareholders.

            An application for the required regulatory approval of the Merger has been filed with the O.C.C., and Boatmen's has filed a request for a revenue ruling from the I.R.S. described above with respect to certain tax aspects of the Merger. The regulatory application has been approved by the O.C.C., and the I.R.S. ruling request is pending.

            No assurance can be provided as to if or when all of the foregoing conditions precedent to the Merger will be satisfied or waived (where permissible) by the party permitted to do so. If the Merger is not effected on or before August 29, 1996, the Merger Agreement may be terminated by either Boatmen's or Tom Green National. See "THE MERGER -- Termination or Abandonment."


TERMINATION OR ABANDONMENT

            The Merger Agreement may be terminated at any time prior to the Effective Time: (i) by either party if the Merger is not consummated on or prior to August 29, 1996; (ii) by mutual written agreement of the parties;
(iii) by either party in the event of a material breach by the other of any of its representations and warranties or agreements under the Merger Agreement not cured within 30 days after notice of such breach is given by the non-breaching party; (iv) by either party in the event all the conditions to its obligations are not satisfied or waived (and not cured within any applicable cure period); (v) by Boatmen's in the event that Tom Green National becomes a party or subject to any new or amended written agreement, memorandum of understanding, cease and desist order, imposition of civil money penalties or other regulatory enforcement action or proceeding with any federal or state agency charged with the supervision or regulation of banks after the date of the Merger Agreement, provided, however, that Boatmen's may not terminate the Merger Agreement on account of any such regulatory enforcement action or proceeding which, through the reasonable efforts of Tom Green National and/or Boatmen's, could be terminated on or before the Closing Date without requiring any capital infusion to be made or other action having a financial effect materially adverse to the financial benefits of the Merger to Boatmen's; (vi) by Boatmen's following written notice to Tom Green National if certain reports of environmental inspection on the real properties of Tom Green National to be obtained pursuant to the Merger Agreement should disclose any matters requiring remedial or corrective measures the estimated cost of which exceeds $100,000, as reasonably estimated by an environmental expert retained for such purpose by Boatmen's within ten business days following receipt of an acceptable environmental report and reasonably acceptable to Tom Green National, or if the cost of such actions and measures cannot be so reasonably estimated by such expert with any reasonable degree of certainty; provided, however, that Boatmen's must exercise such termination right within ten business days following receipt of such estimate or indication that the cost of such actions and measures cannot be so reasonably estimated, and provided further that termination of the Merger Agreement shall be Boatmen's sole remedy in such event; (vii) by either party if any regulatory application filed in connection with the Merger should be finally denied or disapproved by the applicable regulatory authority; and (viii) by either party should the shareholders of Tom Green National not approve the Merger.


PAYMENT UPON OCCURRENCE OF CERTAIN TRIGGERING EVENTS

            The Merger Agreement provides that upon the occurrence of one or more Triggering Events (defined below), Tom Green National shall pay to Boatmen's the sum of $400,000.

            As used in the Merger Agreement, the term "Triggering Event" means any of the following events: (i) termination of the Merger Agreement by Boatmen's upon a breach thereof by Tom Green National, provided that within twelve months of the date of such termination, either an event described in clause (iii) or (iv) of this sentence shall have occurred; (ii) the failure of Tom Green National's shareholders to approve the Merger and the Merger Agreement at the Special Meeting; provided, however, that the failure of Tom Green National shareholders to approve the Merger and the Merger Agreement shall not be deemed a Triggering Event if (a) the average of the daily closing prices of a share of Boatmen's Common, as reported on Nasdaq during the period of 20 trading days ending on the second trading day immediately preceding the Mailing Date (the "Boatmen's Final Price"), is less than
$30.00, (b) the number obtained by dividing the Boatmen's Final Price by the Boatmen's Initial Price (as defined below), is less than the number obtained by dividing the Final Index Price (as defined below) by the Initial Index Price (as defined below) and subtracting .20 from such quotient, or
(c) within 18 months after the date of such meeting an event described in clause (iii) or (iv) below does not occur; (iii) any person or group of persons (other than Boatmen's) acquires, or has the right to acquire, 50% or more of the outstanding shares of Tom Green National Common (exclusive of any shares of Tom Green National Common sold directly or indirectly to such person or group of persons by Boatmen's); or (iv) upon the entry by Tom Green National into an agreement or other understanding with a person or group of persons (other than Boatmen's and/or its affiliates) for such person or group of persons to acquire, merge or consolidate with Tom Green National or to purchase or acquire Tom Green National or all or substantially all of Tom Green National's assets.

            As used in the Merger Agreement: (i) "Index Group" means all of the bank holding companies listed on Exhibit 7.09 to the Merger Agreement, the common stock of which is publicly traded and as to which there is no pending publicly announced proposal at any time during the period of 20 trading days ending at the end of the fifth trading day immediately preceding the Closing Date for such company to be acquired or to acquire another company which would constitute a "significant subsidiary" of such company (as such term is defined under applicable S.E.C. regulations) in exchange for its stock; (ii) "Boatmen's Initial Price" means the closing price of a share of Boatmen's Common as reported on Nasdaq on August 29, 1995; (iii) "Initial Index Price" means the weighted average (weighted in accordance with the factors specified on Exhibit 7.09 to the Merger Agreement) of the per share closing prices of the common stock of the bank holding companies comprising the Index Group, as reported on the consolidated transactions reporting system for the market or exchange on which such common stock is principally traded, on August 29, 1995; (iv) "Final Price" of any company belonging to the Index Group means the average of the daily closing sale prices of a share of common stock of such company, as reported in the consolidated transaction reporting system for the market or exchange on which such common stock is principally traded, during the period of 20 trading days ending at the end of the second trading day immediately preceding the Mailing Date; and (v) "Final Index Price" means the weighted average (weighted in accordance with the factors specified on Exhibit 7.09 to the Merger Agreement) of the Final Prices for all of the companies comprising the Index Group.


DISSENTERS' RIGHTS

            The following summary of the rights of Tom Green National shareholders who choose to dissent and demand payment for their shares of Tom Green National Common does not purport to be a complete statement of the National Bank Act relating to their rights, and is qualified by reference to the excerpts of the National Bank Act that have been set forth as Appendix B to this Proxy Statement/Prospectus. Each shareholder of Tom Green National who chooses to dissent from the Merger Agreement should consult with his or her own legal counsel concerning his or her rights and the specific procedures and available remedies under the National Bank Act.

            ANY FAILURE TO FOLLOW THE DETAILED PROCEDURES SET FORTH IN THE NATIONAL BANK ACT MAY RESULT IN A SHAREHOLDER OF TOM GREEN NATIONAL LOSING ANY RIGHT HE OR SHE MAY HAVE TO DISSENT FROM THE MERGER AGREEMENT AND DEMAND AN APPRAISAL FOR THE VALUE FOR HIS OR HER SHARES OF TOM GREEN NATIONAL COMMON.

            The shareholders of Tom Green National will have the right to dissent from the Merger Agreement in accordance with applicable law. The rights of shareholders of Tom Green National, which is a national banking association, who choose to dissent from the Merger Agreement are governed and controlled by Title 12, Section 215a(b) through 215a(d) of the National Bank Act, a copy of which is attached hereto as Appendix B. The rights of shareholders of Tom Green National who choose to dissent from the Merger Agreement are not governed or controlled by state law.

            The National Bank Act provides that a shareholder of Tom Green National who chooses to assert dissenters' rights must vote against the Merger Agreement at the Special Meeting or give written notice at or prior to such Special Meeting to the presiding officer that the shareholder dissents from the Merger Agreement. A shareholder who fails to vote against the Merger Agreement at the Special Meeting or give written notice at or prior to such Special Meeting to the presiding officer that the shareholder dissents from the Merger Agreement, will be bound by the terms of the Merger Agreement.

            Following approval of the Merger Agreement, a shareholder of Tom Green National who chooses to assert dissenter's rights, and who voted against the Merger Agreement at the Special Meeting or gave written notice at or prior to such Special Meeting to the presiding officer that the shareholder dissents from the Merger Agreement, must deliver a written request for payment for his or her shares of Tom Green National Common to Boatmen's-Amarillo and surrender his or her certificates representing shares of Tom Green National Common to Boatmen's-Amarillo with the written request for payment at any time before 30 days after the Closing Date. A shareholder who fails to deliver a written request for payment for his or her shares of Tom Green National Common to Boatmen's-Amarillo or fails to surrender his or her Tom Green National Common to Boatmen's-Amarillo with the written request for payment before 30 days after the Closing Date will be bound by the terms of the Merger Agreement.

            The value of the shares of Tom Green National Common of any dissenting shareholder who properly asserts his or her dissenters' rights shall be determined as of the Closing Date. In accordance with the National Bank Act, the value of the shares of Tom Green National Common will be determined by an appraisal made by a committee of the following three persons: (1) one person who is selected by the vote of the holders of a majority of the shares of Tom Green National Common, the owners of which have properly asserted their dissenters' rights; (2) one person who is selected by the Board of Directors of Boatmen's-Amarillo; and (3) one person who is selected by the two persons so selected. The valuation of the shares of Tom Green National Common agreed upon by any two of the three persons on the appraisal committee will be the governing value of the shares. If for any reason one or more of the appraisers is not selected, or if the appraisers are properly selected but fail to determine the value of the shares of a dissenting shareholder within 90 days from the Closing Date, the O.C.C. shall, upon receiving a written request from any interested party, cause an appraisal to be made which appraisal shall be final and binding on all parties.

            A shareholder of Tom Green National who properly asserts his or her dissenters' rights who is unsatisfied with the value fixed by the appraisal committee may, within five days after being notified of the appraised value of his or her shares, appeal to the O.C.C., which will cause a reappraisal to be undertaken. The O.C.C.'s reappraisal of the dissenting shareholder's shares of Tom Green National Common will be final and binding on the dissenting shareholder who challenged the appraisal committees' original valuation.

Any expenses incurred by the O.C.C. in making an appraisal or reappraisal, as the case may be, of the value of a dissenting shareholder's shares of Tom Green National Common will be paid by Boatmen's- Amarillo. For more information regarding the methods used by the O.C.C. to estimate the value of a bank's stock when a shareholder exercises dissenters' rights, and for a summary of the results of appraisals performed by the O.C.C. between January 1, 1985, and September 1, 1991, please see O.C.C. Banking Circular Number 259, a copy of which is attached hereto as Appendix C.

            The value of the shares of Tom Green National Common ascertained by the appraisal committee or the O.C.C., as the case may be, will be promptly paid by Boatmen's-Amarillo to any dissenting shareholders who properly asserted his or her dissenters' rights. The shares of Boatmen's Common that would have been delivered to any dissenting shareholders had the dissenting shareholders not chosen to dissent will be sold by Boatmen's-Amarillo at an advertised public auction. Boatmen's-Amarillo will have the right to purchase any of such shares at the public auction, if Boatmen's-Amarillo is the highest bidder therefor, for the purpose of reselling such shares within 30 days thereafter to such person or persons and at such price not less than par value as the Board of Directors of Boatmen's-Amarillo by resolution may determine. If Boatmen's-Amarillo sells such shares at public auction at a price greater than the price paid to the dissenting shareholders of Tom Green National, the excess price of the shares sold at public auction over the price paid to the dissenting shareholders will be paid by Boatmen's-Amarillo to such dissenting shareholders.

            THE FOREGOING SUMMARY DOES NOT PURPORT TO BE A COMPLETE STATEMENT OF THE PROVISIONS OF THE NATIONAL BANK ACT RELATING TO THE RIGHTS OF DISSENTING SHAREHOLDERS OF TOM GREEN NATIONAL, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE EXCERPTS FROM THE NATIONAL BANK ACT INCLUDED HEREIN AS APPENDIX B.


EXCHANGE OF TOM GREEN NATIONAL STOCK CERTIFICATES; FRACTIONAL SHARES

            The conversion of Tom Green National Common into Boatmen's Common (other than any shares as to which dissenters' rights are properly exercised) will occur by operation of law at the Effective Time. After the Effective Time, certificates theretofore evidencing shares of Tom Green National Common (such certificates, other than certificates held by shareholders exercising their dissenters' rights, being collectively referred to herein as the "Tom Green National Certificates"), which may be exchanged for shares of Boatmen's Common, will be deemed, for all corporate purposes other than the payment of dividends and other distributions on such shares, to evidence ownership of and entitlement to receive such shares of Boatmen's Common.

            As soon as reasonably practicable after the Effective Time, and in no event more than ten business days thereafter, Boatmen's Trust Company (the "Exchange Agent") will mail a transmittal letter and instructions to each record holder of a Tom Green National Certificate whose shares were converted into the right to receive the Merger Consideration, advising such holder of the number of shares of Boatmen's Common such holder is entitled to receive pursuant to the Merger, of the amount of cash such holder is due in lieu of a fractional share of Boatmen's Common, and of the procedures for surrendering such Tom Green National Certificates in exchange for a Certificate for the number of whole shares of Boatmen's Common, and a check for the cash amount (if any) such holder is entitled to receive in lieu of fractional shares.
The letter of transmittal will also specify that delivery will be effected, and risk of loss and title to the Tom Green National Certificates will pass, only upon proper delivery of the Tom Green National Certificates to the Exchange Agent and will be in such form and have such other provisions as Boatmen's may reasonably specify. SHAREHOLDERS OF TOM GREEN NATIONAL
ARE REQUESTED NOT TO SURRENDER THEIR TOM GREEN

NATIONAL CERTIFICATES FOR EXCHANGE UNTIL SUCH LETTER OF TRANSMITTAL AND INSTRUCTIONS ARE RECEIVED. The shares of Boatmen's Common into which
Tom Green National Common will be converted in the Merger will be deemed to have been issued at the Effective Time. Unless and until the Tom Green National Certificates are surrendered, along with a duly executed letter of transmittal, any other required documents and notification of the holder's federal taxpayer identification number, dividends on the shares of Boatmen's Common issuable with respect to such Tom Green National Common, which would otherwise be payable, will not be paid to the holders of such Tom Green National Certificates and, in such case, upon surrender of the Tom Green National Certificates, and a duly executed Letter of Transmittal, any other required documents and notification of taxpayer identification number, there will be paid any dividends on such shares of Boatmen's Common that became payable between the Effective Time and the time of such surrender and notification. No interest on any such dividends will accrue or be paid.


REPRESENTATIONS AND WARRANTIES OF TOM GREEN NATIONAL, BOATMEN'S
AND BOATMEN'S-AMARILLO

            The Merger Agreement contains various representations and warranties of the parties thereto. These include, among other things, representations and warranties by Tom Green National, except as otherwise disclosed to Boatmen's, as to: (i) its organization and good standing;
(ii) its capitalization; (iii) the due authorization and execution of the Merger Agreement by Tom Green National; (iv) the accuracy of its financial statements and filings with the O.C.C.; (v) the absence of material adverse changes in the financial condition, results of operations, business or prospects of Tom Green National; (vi) the absence of certain orders, agreements or memoranda of understanding between Tom Green National and any federal or state agency charged with the supervision or regulation of banks;
(vii) the filing of tax returns and payment of taxes; (viii) the absence of pending or threatened litigation or other such actions; (ix) agreements with employees, including employment agreements; (x) certain reports required to be filed with various regulatory agencies; (xi) its loan portfolio;
(xii) employee matters and ERISA; (xiii) title to its properties, the absence of liens (except as specified) and insurance matters; (xiv) environmental matters; (xv) compliance with applicable laws and regulations; (xvi) the absence of undisclosed liabilities; (xvii) the absence of brokerage commissions or similar finder's fees in connection with the Merger; and (xviii) the accuracy of information supplied by Tom Green National in connection with the Registration Statement, this Proxy Statement/Prospectus and any other documents to be filed with the S.E.C. or any banking or other regulatory authority in connection with the transactions contemplated by the Merger Agreement.

            Boatmen's and Boatmen's-Amarillo's representations and warranties include, among other things, those as to: (i) their organization and good standing; (ii) their capitalization; (iii) the due authorization and execution of the Merger Agreement by each of Boatmen's and Boatmen's-Amarillo, and the absence of the need (except as specified) for governmental or third party consents to the Merger; (iv) subsidiaries of Boatmen's;
(v) the accuracy of Boatmen's financial statements and filings with the S.E.C.; (vi) the absence of material adverse changes in the financial condition, results of operations or business of Boatmen's and its subsidiaries; (vii) the absence of material pending or threatened litigation or other such actions; (viii) certain reports required to be filed with various regulatory agencies; (ix) compliance with applicable laws and regulations; and (x) the accuracy of information supplied by Boatmen's and Boatmen's-Amarillo in connection with the Registration Statement, this Proxy Statement/Prospectus and any other documents to be filed with the S.E.C. or any banking or other regulatory authority in connection with the transactions contemplated by the Merger Agreement.

CERTAIN OTHER AGREEMENTS

            Business of Tom Green National in Ordinary Course.  Pursuant to
            -------------------------------------------------
the Merger Agreement, Tom Green National has agreed, among other things, that it will conduct its business and engage in transactions only in the usual, regular and ordinary course as previously conducted, and that it will not, after the date of the Agreement, without the prior written consent of Boatmen's (which shall not be unreasonably withheld): (i) issue additional Tom Green National Common or other capital stock, options, warrants or other rights to subscribe for or purchase Tom Green National Common, or any other capital stock or any other securities convertible into or exchangeable for any capital stock of Tom Green National; (ii) directly or indirectly redeem, purchase or otherwise acquire Tom Green National Common or any other capital stock of Tom Green National; (iii) effect a reclassification, recapitalization, splitup, exchange of shares, readjustment or other similar change in any capital stock or otherwise reorganize or recapitalize;
(iv) change its articles of association or bylaws; (v) grant any increase, other than ordinary and normal increases consistent with past practices, in the compensation payable or to become payable to officers or salaried employees, grant any stock options or, except as required by law, adopt or change any bonus, insurance, pension, or other employee plan, payment or arrangement made to, for or with any such officers or employees; (vi) other than in the ordinary course of business, borrow or agree to borrow any amount of funds or directly or indirectly guarantee or agree to guarantee any obligations of others; (vii) make or commit to make any new loan or letter of credit or any new or additional discretionary advance under any existing line of credit, in excess of $600,000, or that would increase the aggregate credit outstanding to any one borrower or group of affiliated borrowers to more than $600,000; (viii) purchase or otherwise acquire any investment security for its own account having an average remaining life maturity greater than five years or any asset-backed securities other than those issued or guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation; (ix) increase or decrease the rate of interest paid on time deposits or certificates of deposit except in a manner and pursuant to policies consistent with Tom Green National's past practices; (x) enter into any agreement, contract or commitment having a term in excess of three months other than letters of credit, loan agreements and other lending, credit and deposit agreements and documents made in the ordinary course of business; (xi) mortgage, pledge, subject to lien or charge or otherwise encumber any of its assets or properties except in the ordinary course of business; (xii) cancel, accelerate or waive any material indebtedness, claims or rights owing to Tom Green National except in the ordinary course of business; (xiii) sell or otherwise dispose of any real property or any material amount of personal property other than (a) properties acquired in foreclosure or otherwise in the ordinary collection of indebtedness or (b) securities that were held for sale by Tom Green National as of June 30, 1995, not to exceed in the aggregate $1,000,000, provided that the proceeds of any such sale shall not be reinvested, without Boatmen's prior written consent, except in United States Treasury obligations having maturities of one year or less;
(xiv) foreclose or otherwise take title to or possess any real property, other than single family, non-agricultural residential property of one acre or less, without first obtaining a phase one environmental report that indicates that the property is free of hazardous, toxic or polluting waste materials; (xv) commit any act or fail to do any act which will result in a material breach of any agreement, contract or commitment; (xvi) violate any law, statute, rule, governmental regulation or order which will materially adversely affect the business, financial condition or earnings of Tom Green National; (xvii) purchase any real or personal property or make any capital expenditure in excess of $100,000, other than the exercise of an option to purchase the branch of Tom Green National located in downtown San Angelo; or (xviii) engage in any transaction or take any action that would render untrue, in any material respect, any of the representations and warranties made by Tom Green National in the Merger Agreement, if such representations or warranties were given as of the date of such transaction or action.

            Additional Tom Green National Reserves, Accruals, Charges and
            -------------------------------------------------------------
Expenses.  The Merger Agreement acknowledges that while Tom Green National
--------
believes it has established all reserves and taken all provisions for possible loan losses required by generally accepted accounting principles and applicable laws, rules and regulations, Boatmen's has adopted different loan, accrual and reserve policies (including different loan classifications and levels of reserves for possible loan losses). Accordingly, the Merger Agreement provides that Boatmen's and Tom Green National will consult and cooperate with each other prior to the Effective Time: (i) to conform Tom Green National's loan, accrual and reserve policies to those of Boatmen's;
(ii) to determine appropriate accruals, reserves, and charges for Tom Green National to establish and take in respect of excess equipment write-off or write-down of various assets, and other appropriate charges and accounting adjustments taking into account the parties' business plans following the Merger; and (iii) to determine the amount and the timing for recognizing for financial accounting purposes of the expenses of the Merger and the restructuring charges related to or to be incurred in connection with the Merger. Tom Green National has agreed to establish and take all such reserves, accruals and charges and recognize, for financial accounting purposes, such expenses and charges, as requested by Boatmen's and at such times as are mutually agreeable to Boatmen's and Tom Green National, provided, however, that Tom Green National is not required to take any action that is inconsistent with generally accepted accounting principles.

            Environmental Inspections.  Tom Green National has provided
            -------------------------
Boatmen's reports of phase one environmental investigations on certain real property owned or leased by Tom Green National (not including leased space in retail and similar establishments and space leased for automatic teller machines). Tom Green National has agreed to provide Boatmen's with similar reports of a phase one environmental investigation within ten days after the acquisition or lease of any real property acquired or leased by Tom Green National (not including leased space in retail or similar establishments and space leased for automatic teller machines) after August 29, 1995, the date of the Merger Agreement. If required by the phase one investigation in Boatmen's reasonable opinion, Tom Green National has also agreed to provide Boatmen's with a report of a phase two investigation on properties requiring such additional study. If the cost of taking all remedial and corrective actions and measures required by applicable law or the environmental reports exceeds $100,000, as reasonably estimated by an environmental expert retained for such purpose by Boatmen's and reasonably acceptable to Tom Green National, then Boatmen's will have the right for a period of ten business days to terminate the Merger Agreement, which will be Boatmen's sole remedy in such event. See "THE MERGER -- Termination or Abandonment."

            Environmental investigations routinely are conducted by Boatmen's in connection with transactions involving the acquisition of real property, whether pursuant to the acquisition of a bank or other business or in its ongoing business operations. These investigations are intended to identify and quantify potential environmental risks of ownership, such as contamination, which could lead to liability for clean-up costs under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and other applicable laws. A "phase one" investigation is an initial environmental inquiry intended to identify areas of concern which might require more in-depth assessment. The scope of a phase one investigation varies depending on the environmental consultant utilized and the property assessed, but will typically include: (i) visual inspection of the property; (ii) review of governmental records to ascertain the presence of such things as "Superfund" sites, underground storage tanks or landfills, etc. on or near the site; (iii) review of all relevant site records such as air or water discharge permits and hazardous waste manifests; and
(iv) research regarding previous owners and uses of the property as well as those of surrounding properties. In bank or other business acquisition transactions, Boatmen's policy is to obtain phase one environmental investigations of real property to ensure that environmental problems do not exist which could result in unacceptably high or unquantifiable risk to Boatmen's and its shareholders.

            Other Tom Green National Agreements.  In addition, Tom Green
            -----------------------------------
National has agreed to: (i) give Boatmen's prompt written notice of any occurrence, or impending or threatened occurrence, of any event or condition which would cause or constitute a breach of any of Tom Green National's representations or agreements in the Merger Agreement or of the occurrence of any matter or event known to and directly involving Tom Green National (not including changes in conditions that affect the banking industry generally) that is materially adverse to the business, operations, properties, assets or condition (financial or otherwise) of Tom Green National; (ii) use its best efforts to obtain all necessary consents in any material leases, licenses, contracts, instruments and rights that require the consent of another person for their transfer or assumption pursuant to the Merger; (iii) use its best efforts to perform and fulfill all conditions and obligations to be performed or fulfilled under the Merger Agreement and to effect the Merger; and
(iv) permit Boatmen's reasonable access to Tom Green National's properties and to disclose and make available all books, documents, papers and records relating to assets, stock ownership, properties, operations, obligations and liabilities in which Boatmen's may have a reasonable and legitimate interest in furtherance of the transactions contemplated by the Merger Agreement.

            Boatmen's Agreements.  Pursuant to the Merger Agreement, Boatmen's
            --------------------
has agreed, among other things, to: (i) file all regulatory applications required in order to consummate the Merger and to provide Tom Green National with copies of all such applications; (ii) file the Registration Statement with the S.E.C. and use its best efforts to cause the Registration Statement to become effective; (iii) timely file all documents required to obtain all necessary permits and approvals under applicable state securities laws;
(iv) prepare and file any other filings required to list on Nasdaq the shares of Boatmen's Common to be issued in the Merger and any other filing required under the Exchange Act relating to the Merger and related transactions;
(v) promptly notify Tom Green National in writing should Boatmen's have knowledge of any event or condition that would cause or constitute a breach of any of its representations or agreements contained in the Merger
Agreement; (vi) use its best efforts to perform and fulfill all conditions and obligations to be performed or fulfilled under the Merger Agreement and to effect the Merger; and (vii) permit Tom Green National reasonable access to all books, documents, papers and records relating to the assets, stock ownership, properties, operations, obligations and liabilities of Boatmen's in which Tom Green National may have a reasonable and legitimate interest in furtherance of the transactions contemplated in the Merger Agreement. In addition, the Merger Agreement states that Boatmen's shall provide certain employee benefit plans and programs to the employees of Tom Green National who continue their employment after the Effective Time.


NO SOLICITATION

            The Merger Agreement provides that, unless and until the Merger Agreement has been terminated, Tom Green National will not solicit or encourage or, subject to the fiduciary duties of its directors as advised by counsel, hold discussions or negotiations with, or provide information to, any person in connection with any proposal from any person relating to the acquisition of all or a substantial portion of the business, assets or stock of Tom Green National. Tom Green National is required to promptly advise Boatmen's of its receipt of, and the substance of, any such proposal or inquiry.


WAIVER AND AMENDMENT

            Prior to or at the Effective Time, any provision of the Merger Agreement, including, without limitation, the conditions to consummation of the Merger, may be (i) waived, to the extent permitted under law, in writing by the party which is entitled to the benefits thereof; or (ii) amended at any time by written agreement of the parties, whether before or after approval of the Merger Agreement by the shareholders of Tom Green National at the Special Meeting; provided, however, that after any such approval, no such amendment or modification shall alter the amount or change the form of the Merger Consideration or alter or change any of the terms of the Merger Agreement if such alteration or change would adversely affect the holders of Tom Green National Common. It is anticipated that a condition to the obligations of Tom Green National and Boatmen's to consummate the Merger would be waived only in those circumstances where the Board of Directors of Tom Green National or Boatmen's, as the case may be, deems such waiver to be in the best interests of such company and its shareholders.


EXPENSES AND FEES

            In the event the Merger Agreement is terminated or the Merger is abandoned, all costs and expenses incurred in connection with the Merger Agreement will be paid by the party incurring such costs and expenses, and no party shall have any liability to the other party for costs, expenses, damages or otherwise, except that: (i) in the event the Merger Agreement is terminated on account of a willful breach of any of the representations or warranties therein or any breach of the agreements set forth therein, the non-breaching party is entitled to seek damages against the breaching party; and (ii) in certain events, Tom Green National will be required to pay a fee of $400,000 to Boatmen's. See "THE MERGER -- Payment Upon Occurrence of Certain Triggering Events."


FEDERAL INCOME TAX CONSEQUENCES

            The Merger has been structured to qualify as a reorganization under Section 368(a) of the Code. Except for shareholders perfecting their dissenters' rights, and cash received in lieu of a fractional share interest in Boatmen's Common, holders of shares of Tom Green National Common will recognize no gain or loss on the receipt of Boatmen's Common in the Merger. Additionally, their aggregate basis in the shares of Boatmen's Common received in the Merger will be the same as their aggregate basis in their shares of Tom Green National Common converted in the Merger, and, provided the shares surrendered are held as a capital asset, the holding period of the shares of Boatmen's Common received by them will include the holding period of their shares of Tom Green National Common converted in the Merger. Cash received in lieu of fractional share interests and cash received by shareholders exercising their dissenters' rights will be treated as a distribution in full payment of such fractional share interests, or shares surrendered in exercise of dissenters' rights, resulting in capital gain or loss or ordinary income, as the case may be, depending upon each shareholder's particular situation.

            Boatmen's has requested a ruling from the I.R.S. to the effect that if the Merger is consummated in accordance with the terms set forth in the Merger Agreement: (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code; (ii) no gain or loss will be recognized by the holders of shares of Tom Green National Common upon receipt of the Merger Consideration (except for cash received in lieu of fractional shares); (iii) the basis of shares of Boatmen's Common received by the shareholders of Tom Green National will be the same as the basis of shares of Tom Green National Common exchanged therefor; and (iv) the holding period of the shares of Boatmen's Common received by such shareholders will include the holding period of the shares of Tom Green National Common exchanged therefor, provided such shares were held as capital assets as of the Effective Time. The ruling request submitted to the I.R.S. is pending.

            THE FOREGOING IS A GENERAL SUMMARY OF ALL OF THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO TOM GREEN NATIONAL SHAREHOLDERS, WITHOUT REGARD TO THE PARTICULAR FACTS AND CIRCUMSTANCES OF EACH SHAREHOLDER'S TAX SITUATION AND STATUS. EACH TOM GREEN NATIONAL SHAREHOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR REGARDING ANY SUCH SPECIFIC TAX SITUATION AND STATUS INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL AND FOREIGN LAWS AND THE POSSIBLE EFFECT OF CHANGES IN FEDERAL AND OTHER TAX LAWS.


RESALE OF BOATMEN'S COMMON

            The shares of Boatmen's Common issued pursuant to the Merger will be freely transferable under the Securities Act except for shares issued to any Tom Green National shareholder who may be deemed to be an "affiliate" of Tom Green National or Boatmen's for purposes of Rule 145 under the Securities Act. The Merger Agreement provides that each such affiliate will enter into an agreement with Boatmen's providing that such affiliate will not transfer any shares of Boatmen's Common received in the Merger except in compliance with the Securities Act. This Proxy Statement/Prospectus does not cover resales of shares of Boatmen's Common received by any person who may be deemed to be an affiliate of Tom Green National. Persons who may be deemed to be affiliates of Tom Green National generally include individuals who, or entities that control, are controlled by or are under common control with Tom Green National and will include directors and certain officers of Tom Green National and may include principal shareholders of Tom Green National.


INTERESTS OF CERTAIN PERSONS IN THE MERGER

            Certain members of management and the Board of Directors of Tom Green National may be deemed to have interests in the Merger in addition to their interests as shareholders of Tom Green National generally. For information about the percentage of Tom Green National Common owned by the directors and executive officers of Tom Green National, see "INFORMATION ABOUT TOM GREEN NATIONAL -- Security Ownership of Certain Beneficial Owners and Management." None of the directors or executive officers of Tom Green National would own, on a pro forma basis giving effect to the Merger, more than 1% of the issued and outstanding shares of Boatmen's Common.

            Insurance; Indemnification.  The Merger Agreement provides that
            --------------------------
Boatmen's will provide the directors and officers of Tom Green National, after the Merger, with the same directors' and officers' liability insurance coverage that Boatmen's provides to directors and officers of its other banking subsidiaries generally and, in addition, for a period of three years will use its best efforts to continue Tom Green National's directors' and officers' liability insurance coverage with respect to actions occurring prior to the Effective Time to the extent that such coverage is obtainable for an aggregate premium not to exceed the annual premium presently being paid by Tom Green National. If the aggregate premium of such insurance would exceed such maximum amount, Boatmen's will use its best efforts to procure such level of insurance having the coverage described herein as can be obtained for an aggregate premium equal to such maximum amount. The Merger Agreement also provides that for a period of six years after the Effective Time Boatmen's will cause Boatmen's-Amarillo, as the surviving association in the Merger, or any successor of Boatmen's-Amarillo, to indemnify the present and former directors, officers, employees and agents of Tom Green National against any liability arising out of actions occurring prior to the Effective Time, to the extent that such indemnification is then permitted under the National Bank Act and by Tom Green National's

Articles of Association as in effect on the date of the Merger Agreement, including provisions relating to advances of expenses incurred in the defense of any action or suit.

            Employee Benefits.  The Merger Agreement contains certain
            -----------------
provisions regarding employee benefits, which are described under "THE MERGER -- Effect on Employee Benefit and Stock Plans."

            No member of Boatmen's management or Boatmen's Board of Directors or any other affiliate of Boatmen's has an interest in the Merger, other than as a shareholder of Boatmen's generally.


ACCOUNTING TREATMENT

            The Merger will be accounted for by Boatmen's under the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16, "Business Combinations," as amended. Under this method of accounting, the purchase price will be allocated to assets acquired and liabilities assumed based on their estimated fair values at the Effective Time. Income of the combined company will not include results of operations of Tom Green National prior to the Effective Time. See "PRO FORMA FINANCIAL DATA."


MANAGEMENT AND OPERATIONS AFTER THE MERGER

            Boatmen's-Amarillo will be the surviving association in the Merger. Following consummation of the Merger, the present offices of Tom Green National will be operated as branch offices of Boatmen's-Amarillo. It is not anticipated that the Board of Directors of Boatmen's, Boatmen's-Texas or Boatmen's-Amarillo will be affected as a result of the Merger. It is presently anticipated that the executive officers of Tom Green National will continue as officers of the San Angelo operations of Boatmen's-Amarillo following the Merger. There are no written employment agreements with respect to such anticipated continued employment.


EFFECT ON EMPLOYEE BENEFIT AND STOCK PLANS

            The Merger Agreement provides that each employee of Tom Green National who continues as an employee following the Effective Time will be entitled, as a new employee of a subsidiary of Boatmen's, to participate in certain employee benefit and stock plans that may be in effect for employees of all of Boatmen's subsidiaries, from time to time, on the same basis as similarly situated employees of other Boatmen's subsidiaries, subject to the right of Boatmen's to amend or terminate any such plans or programs in its discretion. Boatmen's will, for purposes of measuring periods of time for vesting and any age or period of service requirements for commencement of participation with respect to any employee benefit plans in which former employees of Tom Green National may participate, credit each such employee with his or her term of service with Tom Green National.

            Upon the effectiveness of the Merger, each outstanding option to purchase shares of Tom Green Common (a "Tom Green Stock Option") issued pursuant to the Tom Green National Bank 1987 Incentive Stock Option Plan, whether or not vested or exercisable, will be assumed by Boatmen's. Each Tom Green Stock Option will be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Tom Green Stock Option, such number of shares of Boatmen's Common as the holder of such Tom Green Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time, at an exercise price per share equal to (a) the aggregate exercise price of the shares of Tom Green Common otherwise purchasable pursuant to such Tom Green Stock Option divided by (b) the number of full shares of Boatmen's Common deemed purchasable pursuant to such Tom Green Stock Option as aforesaid.


BOATMEN'S DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

            Boatmen's has an automatic Dividend Reinvestment and Stock Purchase Plan (the "Boatmen's DRP") which provides, in substance, for those shareholders who elect to participate, that dividends on Boatmen's Common and optional cash payments of not less than $100 per payment, up to a maximum of $10,000 for each quarter, will be invested in shares of Boatmen's Common.
The purchase price for Boatmen's Common purchased under the Boatmen's DRP is 100% of the market price. The Boatmen's DRP provides for the payment by Boatmen's of any brokerage commissions or service charges with respect to such purchases. After the Effective Time, shareholders of Tom Green National who receive Boatmen's Common in the Merger will have the right to participate in the Boatmen's DRP.


                          PRO FORMA FINANCIAL DATA

            The following unaudited pro forma combined condensed balance sheet as of September 30, 1995, and the pro forma combined condensed statements of income for the nine months ended September 30, 1995 and September 30, 1994, and for the year ended December 31, 1994, give effect to the Merger based on the historical consolidated financial statements of Boatmen's and its subsidiaries, which have been restated to reflect the acquisition of Worthen, and the historical financial statements of Tom Green National under the assumptions and adjustments set forth in the accompanying notes to the pro forma financial statements.

            The pro forma combined condensed balance sheet assumes the Merger was consummated on December 31, 1994, and the pro forma condensed statements of income assume the Merger was consummated on January 1 of each period presented. The pro forma statements may not be indicative of the results that actually would have occurred if the Merger had been in effect on the dates indicated or that may be obtained in the future. The pro forma financial statements should be read in conjunction with the historical consolidated financial statements and notes thereto of Boatmen's and the historical financial statements of Tom Green National either incorporated by reference herein or contained elsewhere in this Proxy Statement/Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." The pro forma financial data (i) give effect to Boatmen's pending acquisition of Fourth Financial and (ii) reflect the acquisition of Worthen Banking Corporation, a pooling acquisition completed on February 28, 1995, for all periods presented, as Fourth Financial will represent, and Worthen Banking Corporation represented, a significant subsidiary. The pro forma financial data also reflect the acquisitions of Dalhart Bancshares, Inc., First National Bank in Pampa and National Mortgage Company (other minor pooling acquisitions completed in 1995) for the 1995 and 1994 periods. Pro forma financial information prior to 1994 does not reflect these smaller acquisitions due to the immaterial impact on the pro forma combined results of operations. The pro forma financial data do not give effect to the recent acquisitions of other financial institutions, which other acquisitions are not material to Boatmen's individually or in the aggregate as these acquisitions represent less than 1% of Boatmen's consolidated assets at September 30, 1995. See "THE PARTIES -- Boatmen's -- Recent and Pending Acquisitions."

                                            PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                                           (unaudited)
                                                       SEPTEMBER 30, 1995
                                                         (in thousands)

                                                          FOURTH
                                         BOATMEN'S       FINANCIAL                BOATMEN'S    TOM GREEN                 PRO FORMA
                                      BANCSHARES, INC.  CORPORATION  ADJUSTMENTS  PRO FORMA  NATIONAL BANK  ADJUSTMENTS  COMBINED
                                      ----------------  -----------  -----------  ---------  -------------  -----------  --------
ASSETS:
Cash and noninterest-bearing
   balances due from banks               $1,808,462        $397,464               $2,205,926    $2,449      ($8,640)<F3> $2,199,735
Short-term investments                       60,159           1,090                   61,249                                 61,249
Securities
   Held to Maturity                       5,028,382       1,774,381                6,802,763    11,176                    6,813,939
   Available for Sale                     3,988,383         467,906                4,456,289    10,847                    4,467,136
   Trading                                   26,977           2,295                   29,272                                 29,272
Federal funds sold and securities
   purchased under resale agreements        686,822           3,310                  690,132     2,450                      692,582
Loans, net of unearned                   19,780,535       4,403,973               24,184,508    42,574                   24,227,082
   Less reserve for loan losses             390,344          71,008                  461,352       218                      461,570
                                     -----------------------------------------------------------------------------------------------
Loans, net                               19,390,191       4,332,965               23,723,156    42,356                   23,765,512
                                     -----------------------------------------------------------------------------------------------
Property and equipment                      640,533         161,637                  802,170     2,229                      804,399
Intangibles                                 325,312          92,754                  418,066                  3,793<F4>     421,859
Other assets                                986,398         108,018                1,094,416     1,330                    1,095,746

                                     -----------------------------------------------------------------------------------------------
Total Assets                            $32,941,619      $7,341,820       $0     $40,283,439   $72,837      ($4,847)    $40,351,429
                                     ===============================================================================================
LIABILITIES AND EQUITY:
Noninterest-bearing deposits             $5,471,376        $968,015               $6,439,391    $8,842                   $6,448,233
Interest-bearing deposits                19,122,815       4,977,977               24,100,792    58,634                   24,159,426

                                     -----------------------------------------------------------------------------------------------
Total deposits                           24,594,191       5,945,992               30,540,183    67,476                   30,607,659
                                     -----------------------------------------------------------------------------------------------
Federal funds purchased and other
   short-term borrowings                  4,515,395         500,185                5,015,580                              5,015,580
Long-term debt                              524,283         168,422                  692,705                                692,705
Capital lease obligation                     39,209             164                   39,373                                 39,373
Other liabilities                           458,489          65,228   31,000<F2>     554,717       514                      555,231
                                     -----------------------------------------------------------------------------------------------
Total liabilities                        30,131,567       6,679,991   31,000      36,842,558    67,990            0      36,910,548
                                     -----------------------------------------------------------------------------------------------
Redeemable preferred stock                    1,007                                    1,007                                  1,007
Stockholders' equity:
Preferred stock                                              99,362                   99,362                                 99,362
Common stock                                129,924         138,191 (110,553)<F1>    157,562     1,022       (1,022)<F4>    157,562
Surplus                                     988,637         108,421  110,553 <F1>  1,207,611     1,022       (1,022)<F4>  1,207,611
Retained earnings                         1,761,286         312,609  (31,000)<F2>  2,042,895     2,825       (2,825)<F4>  2,042,895
Less:  Treasury stock                       (59,205)                                 (59,205)                (8,640)<F3>    (59,205)
Stock option loans                                           (1,741)                  (1,741)                 8,640 <F4>     (1,741)
Unrealized net appreciation
   (depreciation) available
   for sale securities                      (11,597)          4,987                   (6,610)      (22)          22 <F4>     (6,610)
                                     -----------------------------------------------------------------------------------------------
Total stockholders' equity                2,809,045         661,829  (31,000)      3,439,874     4,847       (4,847)      3,439,874
                                     -----------------------------------------------------------------------------------------------
Total liabilities and stockholders'
   equity                               $32,941,619      $7,341,820       $0     $40,283,439   $72,837      ($4,847)    $40,351,429
                                     ===============================================================================================
Stockholders' equity per share               $21.90                                   $21.43                                 $21.43
                                     ================                           ==============                         =============

                 NOTES TO PRO FORMA CONDENSED BALANCE SHEET
<F1>  Based on the exchange ratio of 1 share of Boatmen's Common for each share of Fourth Financial Common, 27.6 million additional shares of Boatmen's Common would have been issued as of September 30, 1995, on the acquisition of Fourth Financial.
<F2>  It is anticipated that merger expenses and nonrecurring charges directly related to the acquisition of Fourth Financial will be recorded in the first quarter of 1996 upon consummation of the merger. Boatmen's estimates the total of such charges will approximate $45 million on a pretax basis, and $31 million on an after-tax basis, or a reduction of $.20 in earnings per share. The effect of such charges are not reflected in the Pro Forma Combined Condensed Statement of Income.
<F3>  Reflects purchase of treasury shares to be used in the acquisition of Tom Green National.
<F4>  Reflects acquisition of Tom Green National for a purchase price of
      $8.6 million, resulting in the issuance of shares of Boatmen's Common through treasury (240,000 shares at $36 per share), and recognition of goodwill.

                                        PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                                                          (unaudited)

                                              NINE MONTHS ENDED SEPTEMBER 30, 1995
                                              (in thousands, except per share data)

                                       BOATMEN'S         FOURTH FINANCIAL     BOATMEN'S       TOM GREEN       PRO FORMA
                                    BANCSHARES, INC.       CORPORATION        PRO FORMA     NATIONAL BANK     COMBINED
                                    ----------------       -----------        ---------     -------------     --------
Interest Income                       $1,731,903             $414,319        $2,146,222        $3,662        $2,149,884
Interest Expense                         830,101              208,661         1,038,762         1,660         1,040,422
                                  ---------------------------------------------------------------------------------------
      Net Interest Income                901,802              205,658         1,107,460         2,002         1,109,462

Provision for loan losses                 30,011                3,294            33,305           114            33,419
                                  ---------------------------------------------------------------------------------------
Net Interest Income after
  provision for loan losses              871,791              202,364         1,074,155         1,888         1,076,043

Noninterest income                       495,389               56,590           551,979           447           552,426
Noninterest expense                      896,233              186,370         1,082,603         2,044         1,084,647
                                  ---------------------------------------------------------------------------------------
      Income before income taxes         470,947               72,584           543,531           291           543,822

Income tax expense                       165,803               25,978           191,781            77           191,858
                                  ---------------------------------------------------------------------------------------
Net income                              $305,144              $46,606          $351,750          $214          $351,964
                                  =======================================================================================
Net income available to
  common shareholders                   $305,086              $41,276          $346,362          $214          $346,576
                                  =======================================================================================
Net income per common share                $2.37                                  $2.21                           $2.21
                                  ================                         ==============                  ==============
Average shares outstanding               128,985                                156,578                         156,578
                                  ================                         ==============                  ==============



See Notes to Pro Forma Combined Condensed Statements of Income

                                        PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                                                          (unaudited)

                                              NINE MONTHS ENDED SEPTEMBER 30, 1994
                                              (in thousands, except per share data)

                                       BOATMEN'S         FOURTH FINANCIAL     BOATMEN'S       TOM GREEN       PRO FORMA
                                    BANCSHARES, INC.       CORPORATION        PRO FORMA     NATIONAL BANK     COMBINED
                                    ----------------       -----------        ---------     -------------     --------
Interest Income                       $1,482,499             $356,365        $1,838,864        $3,255        $1,842,119
Interest Expense                         594,416              147,192           741,608         1,128           742,736
                                  ---------------------------------------------------------------------------------------
      Net Interest Income                888,083              209,173         1,097,256         2,127         1,099,383

Provision for loan losses                 20,441                  340            20,781            26            20,807
                                  ---------------------------------------------------------------------------------------
Net Interest Income after
  provision for loan losses              867,642              208,833         1,076,475         2,101         1,078,576

Noninterest income                       457,064               73,501           530,565           494           531,059
Noninterest expense                      860,427              189,267         1,049,694         2,056         1,051,750
                                  ---------------------------------------------------------------------------------------
      Income before income taxes         464,279               93,067           557,346           539           557,885

Income tax expense                       160,686               31,417           192,103           152           192,255
                                  ---------------------------------------------------------------------------------------
Net income                              $303,593              $61,650          $365,243          $387          $365,630
                                  =======================================================================================
Net income available to
  common shareholders                   $303,533              $56,400          $359,933          $387          $360,320
                                  =======================================================================================
Net income per common share                $2.36                                  $2.31                           $2.31
                                  ================                         ==============                  ==============
Average shares outstanding               128,690                                155,931                         155,931
                                  ================                         ==============                  ==============



See Notes to Pro Forma Combined Condensed Statements of Income

                                        PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                                                          (unaudited)

                                                  YEAR ENDED DECEMBER 31, 1994
                                              (in thousands, except per share data)

                                       BOATMEN'S         FOURTH FINANCIAL     BOATMEN'S       TOM GREEN       PRO FORMA
                                    BANCSHARES, INC.       CORPORATION        PRO FORMA     NATIONAL BANK     COMBINED
                                    ----------------       -----------        ---------     -------------     --------
Interest Income                       $2,021,856             $489,263        $2,511,119        $4,321        $2,515,440
Interest Expense                         833,568              208,610         1,042,178         1,529         1,043,707
                                  ---------------------------------------------------------------------------------------
      Net Interest Income              1,188,288              280,653         1,468,941         2,792         1,471,733

Provision for loan losses                 25,340                  836            26,176           151            26,327
                                  ---------------------------------------------------------------------------------------
Net Interest Income after
  provision for loan losses            1,162,948              279,817         1,442,765         2,641         1,445,406

Noninterest income                       615,144               98,516           713,660           626           714,286
Noninterest expense                    1,156,738              254,343         1,411,081         2,519         1,413,600
                                  ---------------------------------------------------------------------------------------
      Income before income taxes         621,354              123,990           745,344           748           746,092

Income tax expense                       213,552               40,866           254,418           214           254,632
                                  ---------------------------------------------------------------------------------------
Net income                              $407,802              $83,124          $490,926          $534          $491,460
                                  =======================================================================================
Net income available to
  common shareholders                   $407,722              $76,124          $483,846          $534          $484,380
                                  =======================================================================================
Net income per common share                $3.17                                  $3.10                           $3.11
                                  ================                         ==============                  ==============
Average shares outstanding               128,652                                155,882                         155,882
                                  ================                         ==============                  ==============

        NOTES TO PRO FORMA COMBINED CONDENSED STATEMENTS OF INCOME
                                 (Unaudited)

<F1>  The change in average shares outstanding shown in the pro forma analysis reflects the issuance of 1.0 shares of Boatmen's Common for each share of Fourth Financial common stock.

<F2>  Net income includes amortization of goodwill which would result from the acquisition of Tom Green National as if the goodwill existed as of the earliest period presented. Goodwill will approximate $3.8 million to be amortized over 15 years.

                 DESCRIPTION OF BOATMEN'S CAPITAL STOCK

            The Restated Articles of Incorporation of Boatmen's currently authorize the issuance of 200,000,000 shares of common stock, par value $1.00 per share (previously defined herein as the "Boatmen's Common"), and 10,300,000 preferred shares, no par value per share, of which 250,000 shares will be designated "7% Cumulative Convertible Preferred Stock, Series A," stated value $100.00 per share, liquidation preference $400.00 per share (previously defined herein as the "Boatmen's Series A Preferred Stock"), 35,045 shares are designated "7% Cumulative Redeemable Preferred Stock, Series B," $100.00 stated value per share (the "Boatmen's Series B Preferred Stock"), and 2,000,000 shares are designated "Junior Participating Preferred Stock, Series C," $1.00 stated value per share (the "Boatmen's Series C Preferred Stock").

            As of December 31, 1995, 129,447,988 shares of Boatmen's Common were issued and outstanding, no shares of Boatmen's Series A Preferred Stock were issued and outstanding, 9,609 shares of Boatmen's Series B Preferred Stock were issued and outstanding, and 2,000,000 shares of Boatmen's Series C Preferred Stock were reserved for issuance with no shares outstanding.

            With respect to the remaining authorized but unissued preferred shares, Boatmen's Restated Articles of Incorporation provide that its Board of Directors may, by resolution, cause such preferred shares to be issued from time to time, in series, and fix the powers, designations, preferences and relative, participating, optional and other rights, and qualifications, limitations and restrictions of such shares.

            The following is a brief description of the terms of Boatmen's Common, Boatmen's Series A Preferred Stock and Boatmen's Series B Preferred Stock. For a discussion of the terms of Boatmen's Series C Preferred Stock, see "COMPARISON OF SHAREHOLDER RIGHTS -- Shareholder Rights Plan."


BOATMEN'S COMMON

            Dividend Rights.  The holders of Boatmen's Common are entitled to
            ---------------
share ratably in dividends when, as and if declared by the Board of Directors of Boatmen's from funds legally available therefor, after full cumulative dividends have been paid, or declared and funds sufficient for the payment thereof set apart, on all shares of Boatmen's Series A Preferred Stock and Boatmen's Series B Preferred Stock, and any other class or series of preferred stock ranking superior as to dividends to Boatmen's Common. The ability of the subsidiary banks of Boatmen's to pay cash dividends, which are expected to be Boatmen's principal source of income, is restricted by applicable banking laws.

            Voting Rights.  Each holder of Boatmen's Common has one vote for
            -------------
each share held on matters presented for consideration by the shareholders, except that, in the election of directors, such shareholders have cumulative voting rights, which entitle each such shareholder to the number of votes that equals the number of shares held by the shareholder multiplied by the number of directors to be elected. All such cumulative votes may be cast for one candidate for election as a director or may be distributed among two or more candidates.

            Classification of Board of Directors.  The Board of Directors of
            ------------------------------------
Boatmen's is divided into three classes, and the directors are elected by classes to three-year terms, so that approximately one-third of the directors of Boatmen's will be elected at each annual meeting of the shareholders. Although it promotes stability and continuity of the Board of Directors, classification of the Board of Directors may have the effect of decreasing the number of directors that could otherwise be elected by anyone who obtains a controlling interest in Boatmen's Common and thereby could impede a change in control of Boatmen's. Because fewer directors will be elected at each annual meeting, such classification also will reduce the effectiveness of cumulative voting as a means of establishing or increasing minority representation on the Board of Directors.

            Preemptive Rights.  The holders of Boatmen's Common have no
            -----------------
preemptive right to acquire any additional unissued shares or treasury shares of Boatmen's Common.

            Liquidation Rights.  In the event of liquidation, dissolution or
            ------------------
winding up of Boatmen's, whether voluntary or involuntary, the holders of Boatmen's Common will be entitled to share ratably in any of its assets or funds that are available for distribution to its shareholders after the satisfaction of its liabilities (or after adequate provision is made therefor) and after preferences on any outstanding preferred stock.

            Assessment and Redemption.  Shares of Boatmen's Common will be,
            -------------------------
when issued, fully paid and non-assessable. Except with respect to the attached preferred share purchase rights, such shares of Boatmen's Common do not have any redemption provisions. See "COMPARISON OF SHAREHOLDER RIGHTS -- Shareholder Rights Plan."


BOATMEN'S SERIES A PREFERRED STOCK

            In connection with Boatmen's pending acquisition of Fourth Financial, Boatmen's held a special meeting of its shareholders on December 12, 1995, at which meeting the shareholders of Boatmen's approved a proposal to, among other things, issue Boatmen's Series A Preferred Stock to holders of the Class A 7% Cumulative Convertible Preferred Stock of Fourth Financial pursuant to the terms of the Fourth Financial Agreement. See "THE PARTIES -- Boatmen's -- Recent and Pending Acquisitions." The shares of Boatmen's Series A Preferred Stock to be issued upon consummation of the acquisition of Fourth Financial will rank prior to the Boatmen's Series B Preferred as to dividends and upon liquidation.

            Dividend Rights.  Holders of shares of Boatmen's Series A
            ---------------
Preferred Stock will be entitled to receive, when and as declared by the Board of Directors of Boatmen's, out of funds legally available for such purpose, cumulative cash dividends at an annual dividend rate per share of 7% of the liquidation preference, payable quarterly. Dividends on Boatmen's Series A Preferred Stock are cumulative and no cash dividends can be declared or paid on any shares of Boatmen's Common or preferred stock ranking junior to Boatmen's Series A Preferred Stock unless full cumulative dividends on Boatmen's Series A Preferred Stock (and any preferred stock on parity with the Boatmen's Series A Preferred Stock) have been paid, or declared and funds sufficient for the payment thereof set apart.

            Conversion Rights.  Shares of Boatmen's Series A Preferred Stock
            -----------------
will be convertible at any time at the option of the holder into shares of Boatmen's Common at a conversion price of $29 per share of Boatmen's Common, with Boatmen's Series A Preferred Stock being valued at its liquidation preference, subject to adjustment upon certain events, including a Share Adjustment and the issuance to holders of Boatmen's Common generally of rights or warrants to subscribe for Boatmen's Common at less than the then current market price.

            Liquidation Rights.  In the event of the dissolution, liquidation
            ------------------
or winding up of Boatmen's, the holders of Boatmen's Series A Preferred Stock will be entitled to receive, before any distribution on shares of Boatmen's Common or any other class of stock ranking junior to Boatmen's Series A Preferred Stock, liquidating dividends of $400.00 per share plus accumulated dividends. If, upon such dissolution, liquidation or winding up of Boatmen's, the amounts payable with respect to the Boatmen's Series A Preferred Stock and any other shares of stock of Boatmen's ranking as to any such distribution on parity with Boatmen's Series A Preferred Stock are not paid in full, the holders of the Boatmen's Series A Preferred Stock and of such other shares will share ratably in any such distribution of assets of Boatmen's.

            Redemption.  Shares of Boatmen's Series A Preferred Stock will not
            ----------
be redeemable prior to March 1, 1997. Thereafter, Boatmen's Series A Preferred Stock will be redeemable at the option of Boatmen's, in whole or in part, at the redemption price of $400.00 per share plus accumulated dividends. If any dividends on the Boatmen's Series A Preferred Stock are in arrears, no shares of Boatmen's Series A Preferred Stock may be redeemed unless all such outstanding shares are simultaneously redeemed.

            Voting Rights.  Unless required by applicable law or by Boatmen's
            -------------
Restated Articles of Incorporation, holders of Boatmen's Series A Preferred Stock will not be entitled to vote on any matter and will not be entitled to notice of any meeting of the shareholders of Boatmen's. If, however, Boatmen's falls in arrears in the payment of dividends on the Boatmen's Series A Preferred Stock in an aggregate amount at least equal to full accrued dividends for six quarterly dividend periods, the number of directors of Boatmen's will be increased by two and the holders of the Boatmen's Series A Preferred Stock (and all classes of preferred stock ranking on parity thereto), voting separately as a class, will have the exclusive right to elect two directors to fill the positions so created. Such voting right will continue annually until all dividends in arrears have been paid in full or declared or set aside for payment. Thereafter, the terms of the directors so elected will terminate.


BOATMEN'S SERIES B PREFERRED STOCK

            Dividend Rights.  Holders of shares of Boatmen's Series B
            ---------------
Preferred Stock will be entitled to receive, when and as declared by the Board of Directors, out of any funds legally available for such purpose, cumulative cash dividends at an annual dividend rate per share of 7% of the stated value thereof, payable quarterly. Dividends on Boatmen's Series B Preferred Stock are cumulative and no cash dividends can be declared or paid on any shares of Boatmen's Common unless full cumulative dividends on Boatmen's Series B Preferred Stock have been paid, or declared and funds sufficient for the payment thereof set apart.

            Liquidation Rights.  In the event of the dissolution, liquidation
            ------------------
or winding up of Boatmen's, the holders of Boatmen's Series B Preferred Stock will be entitled to receive, after payment of the full liquidation preference on shares of any class or series of preferred stock ranking superior to Boatmen's Series B Preferred Stock (if any such shares are then outstanding) but before any distribution on shares of Boatmen's Common, liquidating dividends of $100.00 per share plus accumulated dividends.

            Redemption.  Shares of Boatmen's Series B Preferred Stock are
            ----------
redeemable, in whole or in part, at the option of the holders thereof, at the redemption price of $100.00 per share plus accumulated dividends, provided, that (i) full cumulative dividends have been paid, or declared and funds sufficient for payment set apart, upon any class or series of preferred stock ranking superior to Boatmen's Series B Preferred Stock; and (ii) Boatmen's is not then in default or arrears with respect to any sinking or analogous fund or call for tenders obligation or agreement for the purchase or any class or series of preferred stock ranking superior to Boatmen's Series B Preferred Stock.

            Voting Rights.  Each share of Boatmen's Series B Preferred Stock
            -------------
has equal voting rights, share for share, with each share of Boatmen's
Common.

            Superior Stock.  Boatmen's may, without the consent of holders of
            --------------
Boatmen's Series B Preferred Stock, issue preferred stock with superior or equal rights or preferences.


                      COMPARISON OF SHAREHOLDER RIGHTS

            The rights of holders of shares of Boatmen's Common are governed by The General and Business Corporation Law of Missouri (the "Missouri Corporate Law"), the state of Boatmen's incorporation, and by Boatmen's Restated Articles of Incorporation, Bylaws and other corporate documents.
The rights of holders of shares of Tom Green National Common are governed by the National Bank Act and by Tom Green National's Articles of Association, Bylaws and other corporate documents. The rights of holders of shares of Tom Green National Common differ in certain respects from the rights that they would have as shareholders of Boatmen's. A summary of the material differences between the respective rights of holders of Tom Green National Common and Boatmen's Common is set forth herein.


SHAREHOLDER VOTE REQUIRED FOR CERTAIN TRANSACTIONS

            Business Combinations.  The Missouri Corporate Law provides that
            ---------------------
unless a corporation's articles of incorporation or bylaws provide otherwise, certain business combinations including mergers require the approval of the holders of at least two-thirds of the outstanding shares entitled to vote on the subject transaction.

            The Restated Articles of Incorporation of Boatmen's provide that, in addition to any affirmative vote required by law, any "Business Combination" (as defined herein) will require the affirmative vote of the holders of not less than 80% of Boatmen's Common. Notwithstanding the foregoing, however, Boatmen's Restated Articles of Incorporation also provide that any such Business Combination may be approved by the affirmative vote of shareholders as required by law if it has been approved by 75% of the entire Board of Directors of Boatmen's. The term "Business Combination" means:
(i) any merger or consolidation of Boatmen's or any subsidiary of Boatmen's with (a) any individual or entity who, together with certain affiliates or associates, owns greater than 5% of Boatmen's Common (a "Substantial Shareholder") or (b) any other corporation that, after such merger or consolidation, would be a Substantial Shareholder, regardless of which entity survives; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Substantial Shareholder of all or substantially all of the assets of Boatmen's or any of its subsidiaries; (iii) the adoption of any plan or proposal for the liquidation of Boatmen's by or on behalf of a Substantial Shareholder; or (iv) any transaction involving Boatmen's or any of its subsidiaries, if the transaction would have the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of Boatmen's of which a Substantial Shareholder is the beneficial owner.

            The National Bank Act provides that certain business combinations involving a national banking association, including a consolidation or merger where the resulting entity operates under the charter of a national banking association (e.g., the Merger) require: (i) approval of the O.C.C.;
(ii) approval of a majority of the national banking association's board of directors; and (iii) ratification and confirmation by the affirmative vote of shareholders of the national banking association owning at least two-thirds of the outstanding capital stock of the national banking association.

            Because of the differences between the Missouri Corporate Law and the National Bank Act, it may be more difficult for Boatmen's shareholders to cast sufficient votes to approve certain business combinations than it is for shareholders of Tom Green National.

            Removal of Directors.  The Missouri Corporate Law provides that,
            --------------------
unless otherwise provided in a corporation's articles of incorporation or bylaws, one or more directors or the entire board of directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote in an election of the directors. Directors may be removed only at a meeting called expressly for that purpose. If a corporation's articles of incorporation or bylaws provide for cumulative voting in the election of directors and if less than the entire board is to be removed, no one of the directors may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors or, if there are classes of directors, at an election of the class of directors of which he or she is a part. Whenever the holders of the shares of any class are entitled to elect one or more directors by the provisions of the articles of incorporation, any references to a vote of the holders of outstanding shares are to outstanding shares of that class and not to the vote of the outstanding shares as a whole. Any director of a corporation may be removed for cause by an action of a majority of the entire board of directors if the director fails to meet the qualifications stated in the corporation's articles of incorporation or bylaws for election as a director or is in breach of any agreement between such director and the corporation relating to such director's services as a director or employee of the corporation. Notice of the proposed removal by the directors must be given to all directors of a corporation prior to action thereon.

            The Restated Articles of Incorporation of Boatmen's provide that, at a meeting called expressly for that purpose, a director or the entire Board of Directors may be removed without cause only upon the affirmative vote of the holders of not less than 80% of the shares entitled to vote generally in an election of directors. Notwithstanding the foregoing, however, if less than the entire Board of Directors is to be removed without cause, no one of the directors may be removed if the votes cast against his removal would be sufficient to elect him or her if then cumulatively voted at an election of the class of directors of which he or she is a part. At a meeting called expressly for that purpose, a director may be removed by the shareholders for cause by the affirmative vote of the holders of a majority of the shares entitled to vote upon his or her election.

            The National Bank Act provides that a director of a national banking association shall hold office for one year, and until his or her successor is elected and has qualified. The one-year service requirement does not, however, prohibit resignation or removal for cause of a director within the year for which the director was appointed. A director of a national banking association must be removed, unless consent to remain a director is obtained from the F.D.I.C., if the director is convicted of any criminal offense involving dishonesty or a breach of trust. In addition, the O.C.C. may remove a director if the director, directly or indirectly, violates certain banking laws or regulations. Neither Tom Green National's Articles of Association nor Bylaws address the ability of shareholders to remove a director from the Board of Directors of Tom Green National.

            Because the Articles of Association and Bylaws of Tom Green National do not address the ability of a shareholder of Tom Green National to remove a director, either with or without cause, it may be easier for a shareholder of Boatmen's to remove a director.

            Amendments to Articles of Incorporation.  Under the Missouri
            ---------------------------------------
Corporate Law, a corporation may amend its articles of incorporation upon receiving the affirmative vote of the holders of a majority of its voting shares and the affirmative vote of the holders of a majority of the outstanding shares of each class entitled to vote thereon as a class; provided, however, that if the corporation's articles of incorporation or bylaws provide for cumulative voting in the election of directors, the number of directors of the corporation may not be decreased to less than three by amendment to the corporation's articles of incorporation when the number of shares voting against the proposal for decrease would be sufficient to elect a director if the shares were voted cumulatively at an election of three directors; and provided, further, that a proposed amendment which provides that Section 351.407 of the Missouri Corporate Law does not apply to "control share acquisitions" of shares of a corporation requires the affirmative vote of the holders of two-thirds of such corporation's voting shares. See "COMPARISON OF SHAREHOLDER RIGHTS -- Takeover Statutes."

            Article XII of the Restated Articles of Incorporation of Boatmen's provides that Boatmen's may amend, alter, change or repeal provisions of its Restated Articles of Incorporation in the manner provided by law, with the exception, however, of amendments to those provisions of the Restated
Articles of Incorporation relating to the classification and number of directors, the approval of Business Combinations (which provision is described above under "COMPARISON OF SHAREHOLDER RIGHTS -- Shareholder Vote Required for Certain Transactions -- Business Combinations"), and the aforementioned exceptions set forth in Article XII, which require the affirmative vote of the holders of 80% of Boatmen's Common then entitled to vote at a meeting of shareholders called for that purpose.

            The National Bank Act provides that, unless a national banking association's articles of association provide otherwise, a national banking association may amend its articles of association upon receiving the approving vote of the holders of a majority of the voting shares of stock of the national banking association obtained at a meeting of the stockholders. The Articles of Association of Tom Green National require the affirmative vote of shareholders owning at least a majority of the shares of Tom Green National Common that are entitled to vote on the proposed amendment in order to amend the Articles of Association, unless the vote of the holders of a greater amount of stock is required by law.

            The Missouri Corporate Law and provisions of Boatmen's Restated Articles of Incorporation make it more difficult for the shareholders of Boatmen's to amend the Restated Articles of Incorporation than it is for the shareholders of Tom Green National to amend its Articles of Association.


VOTING RIGHTS

            Under the Missouri Corporate Law, unless otherwise provided in the articles of incorporation, each outstanding share is entitled to one vote on each matter submitted to a vote at a meeting of the shareholders. However, the Missouri Corporate Law provides that, unless the articles of incorporation provide otherwise, each shareholder is entitled to cumulative voting when electing directors, which means that each shareholder has the right to cast as many votes in the aggregate equal to the number of votes held by such person multiplied by the number of directors to be elected at the election, and the person may cast the whole number of votes for one candidate or distribute them in any manner he or she desires.

            Boatmen's Bylaws provide that at all meetings of the shareholders, unless otherwise provided in the Bylaws or Articles of Incorporation, each share is entitled to one vote on each matter submitted to a vote, but no share belonging to or hypothecated to Boatmen's shall be voted. Additionally, Boatmen's Bylaws provide for cumulative voting with regard to the election of directors.

            The National Bank Act provides that shareholders of a national banking association shall be entitled to one vote on each share of stock held, except that: (i) the voting rights of holders of preferred stock, as defined in a national banking association's articles of association, shall not be subject to the one-vote rule (Tom Green National has no authorized preferred stock); (ii) in all elections of directors, each shareholder of a national banking association shall have the right to vote the number of shares owned by him or her for as many director candidates as there are directors to be elected, or to cumulate such shares and give one director candidate as many votes as equals the number of directors multiplied by the number of his or her shares, or to distribute such cumulative votes among as many director candidates as he or she may decide; (iii) in the election of directors, shares of its own stock held by a national banking association as sole trustee, whether registered in the national banking association's own name as such trustee or in the name of its nominee, shall not be voted by the registered owner unless under the terms of the trust the manner in which such shares shall be voted may be determined by a donor or beneficiary of the trust and unless such donor or beneficiary actually directs how such shares shall be voted; and (iv) shares of its own stock held by a national banking association and one or more persons as trustees may be voted by such other person or persons, as trustees, in the same manner as if he, she or they were the sole trustee.

            The rights of shareholders of Boatmen's and those of Tom Green National are not materially different in these respects.


SPECIAL MEETINGS OF SHAREHOLDERS; SHAREHOLDER ACTION BY WRITTEN CONSENT

            The Missouri Corporate Law provides that special meetings of the shareholders may be called by the board of directors of the corporation or by any other persons authorized by the articles of incorporation or bylaws of the corporation. The Bylaws of Boatmen's provide that a special meeting of shareholders may be called by the Chairman of the Board or the President or by resolution of Boatmen's Board of Directors whenever deemed necessary. The business transacted at any such special meeting will be confined to the purpose or purposes specified in the notice therefor and the matters germane thereto.

            The Missouri Corporate Law provides that any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if a consent, in writing, setting forth the action taken is signed by the holders of all of the shares entitled to vote on the subject matter.

            Tom Green National's Articles of Association authorize Tom Green National's Board of Directors or any three or more shareholders of Tom Green National owning, in the aggregate, not less than 25% of the shares of Tom Green National Common to call a special meeting of shareholders. Neither the National Bank Act nor Tom Green National's Articles of Association specifically authorize shareholder action by unanimous written consent of the shareholders.

            Because of the differences between Boatmen's Bylaws and Tom Green National's Articles of Association, it is more difficult for shareholders of Boatmen's to call a special meeting than it is for shareholders of Tom Green National.

NOTICE OF SHAREHOLDER NOMINATIONS OF DIRECTORS

            The Missouri Corporate Law does not contain any specific provisions regarding notice of shareholders' nominations of directors.

            The Bylaws of Boatmen's provide that a shareholder may nominate a person for director only if he or she delivers notice of such nomination to the Secretary of Boatmen's, accompanied or promptly followed by such supporting information as the Secretary shall reasonably request, not less than 75 days prior to the date of any annual meeting or more than seven days after the mailing of notice of any special meeting.

            Tom Green National's articles of association provide that a shareholder may nominate a director if the shareholder delivers or mails a written nomination to the President of Tom Green National not less than 21 days and not more than 50 days prior to the date of any shareholders' meeting called for the purpose of the election of directors, provided, however, if less than 21 days notice of the shareholders' meeting is given to shareholders, such written director nomination must be delivered or mailed to the President of Tom Green National not later than the close of business on the seventh day following the date on which the notice of the shareholders' meeting was mailed. The above requirements for a shareholder to nominate a director do not apply to shareholder nominations made by or on behalf of the then existing management of Tom Green National. The chairperson of the shareholders' meeting may, in his or her discretion, disregard any shareholder nominations that fail to comply with the above requirements.

            The rights of shareholders of Boatmen's and those of Tom Green National are not materially different in these respects.


SHAREHOLDER PROPOSAL PROCEDURES

            The Missouri Corporate Law does not contain any specific provisions regarding notice of shareholders' proposals.

            Boatmen's Bylaws provide that in order for any business to be transacted at any meeting of the shareholders, other than business proposed by or at the direction of the Board of Directors, notice thereof must be received from the proposing shareholder by the Secretary of Boatmen's, accompanied or promptly followed by such supporting information as the Secretary of Boatmen's shall reasonably request, not less than 75 days prior to the date of any annual meeting or more than seven days after the mailing of notice of any special meeting.

            The National Bank Act does not mandate the procedures that shareholders of a national banking association must follow in order to propose business to be transacted at a regular or special shareholders' meeting. The Articles of Association and Bylaws of Tom Green National do not provide procedures that shareholders of Tom Green National must follow in order to propose business to be transacted at a regular or special shareholders' meeting.

            The provisions of the Bylaws of Boatmen's make it more difficult for the shareholders of Boatmen's than for those of Tom Green National to present proposals for business to be transacted at their meetings.


SHAREHOLDER RIGHTS PLAN

            Boatmen's has adopted a shareholder rights plan pursuant to which holders of a share of Boatmen's Common also hold one preferred share purchase right which may be exercised upon the occurrence of certain "triggering events" specified in the Boatmen's Rights Agreement (defined herein). Shareholder rights plans such as Boatmen's plan are intended to encourage potential hostile acquirors of a "target" corporation to negotiate with the board of directors of the target corporation in order to avoid occurrence of the "triggering events" specified in such plans. Shareholder rights plans are intended to give the directors of a target corporation the opportunity to assess the fairness and appropriateness of a proposed transaction in order to determine whether or not it is in the best interests of the corporation and its shareholders. Notwithstanding these purposes and intentions of shareholder rights plans, such plans, including that of Boatmen's, could have the effect of discouraging a business combination which shareholders believe to be in their best interests.

            On August 14, 1990, the Board of Directors of Boatmen's declared a dividend, payable on August 31, 1990 (the "Boatmen's Record Date"), of one Preferred Share Purchase Right (a "Boatmen's Right") for each outstanding share of Boatmen's Common. Each Boatmen's Right entitles the registered holder to purchase from Boatmen's one one-hundredth share of Boatmen's
Series C Preferred Stock at a price of $110.00 (the "Boatmen's Purchase Price"), subject to adjustment. The description and terms of the Boatmen's Rights are set forth in a Rights Agreement (the "Boatmen's Rights Agreement") between Boatmen's and Boatmen's Trust Company as Rights Agent (the "Rights Agent"), and the following description is qualified in its entirety by the Boatmen's Rights Agreement.

            Until the earlier to occur of (i) ten days following a public announcement that a person or group of affiliated or associated persons (a "Boatmen's Acquiring Person") has acquired beneficial ownership of 20% or more of the outstanding shares of Boatmen's Common; or (ii) ten business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person becomes a Boatmen's Acquiring Person) following the commencement of, or announcement of an intention to make, a tender or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 20% or more of such outstanding shares of Boatmen's Common (the earlier of such dates being called the "Boatmen's Distribution Date"), the Boatmen's Rights will be evidenced, with respect to any of the Boatmen's Common share certificates outstanding as of the Boatmen's Record Date, by such Boatmen's Common share certificates, with a copy of a Summary of Rights attached thereto.

            The Boatmen's Rights Agreement provides that until the Boatmen's Distribution Date (or earlier redemption or expiration of the Boatmen's Rights), the Boatmen's Rights will be transferred only with shares of Boatmen's Common. New Boatmen's Common share certificates issued after the Boatmen's Record Date, upon transfer or new issuance of Boatmen's Common, including issuance of shares pursuant to the Merger, will contain a notation incorporating the Boatmen's Rights Agreement by reference, and the surrender for transfer of any certificates for Boatmen's Common outstanding as of the Boatmen's Record Date, even without such notation or a copy of the Summary of Rights being attached thereto, will also constitute the transfer of the Boatmen's Rights associated with the Boatmen's Common shares represented by such certificate. As soon as practicable following the Boatmen's Distribution Date, separate certificates evidencing the Boatmen's Rights (the "Boatmen's Right Certificates") will be mailed to holders of record of Boatmen's Common as of the close of business on the Boatmen's Distribution Date and such separate Boatmen's Right Certificates alone will evidence the Boatmen's Rights.

            The Boatmen's Rights are not exercisable until the Boatmen's Distribution Date. The Boatmen's Rights will expire on August 14, 2000 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Boatmen's Rights are earlier redeemed by Boatmen's, in each case as described herein.

            The Boatmen's Purchase Price payable, and the number of shares of Boatmen's Series C Preferred Stock or other securities or property issuable, upon exercise of the Boatmen's Rights are subject to adjustment from time to time upon the occurrence of certain events in order to prevent dilution. In addition, the number of outstanding Boatmen's Rights and the number of one one-hundredths of a share of Boatmen's Series C Preferred Stock issuable upon exercise of each Boatmen's Right are also subject to adjustment in the event of a stock split of Boatmen's Common or a stock dividend on Boatmen's Common payable in shares of Boatmen's Common or subdivisions, consolidations or combinations of shares of Boatmen's Common occurring, in any such case, prior to the Boatmen's Distribution Date.

            Boatmen's Series C Preferred Stock purchasable upon exercise of the Boatmen's Rights will not be redeemable. Each share of Boatmen's
Series C Preferred Stock will be entitled to a minimum preferential quarterly dividend payment of $1.00 per share and will be entitled to an aggregate dividend of 100 times the dividend declared on each share of Boatmen's Common. In the event of liquidation, the holders of the Boatmen's Series C Preferred Stock will be entitled to a minimum preferential liquidation payment of $100 per share and will be entitled to an aggregate payment of 100 times the payment made on each share of Boatmen's Common. Each share of Boatmen's Series C Preferred Stock will have 100 votes, voting together with the Boatmen's Common shares. Finally, in the event of any merger, consolidation or other transaction in which shares of Boatmen's Common are exchanged, each share of Boatmen's Series C Preferred Stock will be entitled to receive 100 times the amount received on each share of Boatmen's Common. The Boatmen's Rights are protected by customary anti-dilution provisions.

            Because of the nature of the Boatmen's Series C Preferred Stock's dividend, liquidation and voting rights, the value of the one one-hundredth interest in a share of Boatmen's Series C Preferred Stock purchasable upon exercise of each Boatmen's Right should approximate the value of one Boatmen's Common share.

            In the event that Boatmen's is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Boatmen's Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Boatmen's Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Boatmen's Right. In the event that (i) any person or group of affiliated or associated persons becomes the beneficial owner of 20% or more of the outstanding shares of Boatmen's Common (unless such person first acquires 20% or more of the outstanding shares of Boatmen's Common by a purchase pursuant to a tender offer for all of the Boatmen's Common for cash, which purchase increases such person's beneficial ownership to 80% or more of the outstanding Boatmen's Common); or (ii) during such time as there is a Boatmen's Acquiring Person, there shall be a reclassification of securities or a recapitalization or reorganization of Boatmen's or other transaction or series of transactions involving Boatmen's which has the effect of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity securities of Boatmen's or any of its subsidiaries beneficially owned by the Boatmen's Acquiring Person, proper provision will be made so that each holder of a Boatmen's Right, other than Boatmen's Rights beneficially owned by the Boatmen's Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of shares of Boatmen's Common having a market value of two times the exercise price of the Boatmen's Right.

            At any time after the acquisition by a Boatmen's Acquiring Person of beneficial ownership of 20% or more of the outstanding shares of Boatmen's Common, and prior to the acquisition by such Boatmen's Acquiring Person of 50% or more of the outstanding shares of Boatmen's Common, the Board of Directors of Boatmen's may exchange the Boatmen's Rights (other than Boatmen's Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one share of Boatmen's Common per Boatmen's Right (subject to adjustment).

            With certain exceptions, no adjustment in the Boatmen's Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% of the Boatmen's Purchase Price. No fractional shares of Boatmen's Series C Preferred Stock will be issued (other than fractions that are integral multiples of one one-hundredth of a share of Boatmen's Series C Preferred Stock and that may, at the election of Boatmen's, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the shares of Boatmen's Common on the last trading day prior to the date of exercise.

            At any time prior to the acquisition by a Boatmen's Acquiring Person of beneficial ownership of 20% or more of the outstanding shares of Boatmen's Common, the Board of Directors of Boatmen's may redeem the Boatmen's Rights in whole, but not in part, at a price of $0.01 per Boatmen's Right (the "Boatmen's Redemption Price"). The redemption of the rights may be made effective at such time, on such basis, and with such conditions as the Board of Directors of Boatmen's in its sole discretion may establish.

            In addition, if a bidder who does not beneficially own more than 1% of the shares of Boatmen's Common and all other voting shares of Boatmen's (together the "Voting Shares") (and who has not within the past year owned in excess of 1% of the Voting Shares and, at a time he held a greater than 1% stake, disclosed, or caused the disclosure of, an intention which relates to or would result in the acquisition or influence of control of Boatmen's) proposes to acquire all of the Voting Shares for cash at a price which a nationally recognized investment banker selected by such bidder states in writing is fair, and such bidder has obtained written financing commitments (or otherwise has financing) and complies with certain procedural requirements, then Boatmen's, upon the request of the bidder, will hold a special shareholders meeting to vote on a resolution requesting the Board of Directors of Boatmen's to accept the bidder's proposal. If a majority of the outstanding shares entitled to vote on the proposal vote in favor of such resolution, then for a period of 60 days after such meeting the Boatmen's Rights will be automatically redeemed at the Boatmen's Redemption Price immediately prior to the consummation of any tender offer for all of such shares at a price per share in cash equal to or greater than the price offered by such bidder; provided, however, that no redemption will be permitted or required after the acquisition by any person or group of affiliated or associated persons of beneficial ownership of 20% or more of the outstanding shares of Boatmen's Common. Immediately upon any redemption of the Boatmen's Rights, the right to exercise the Boatmen's Rights will terminate and the only right of the holders of Boatmen's Rights will be to receive the Boatmen's Redemption Price.

            The terms of the Boatmen's Rights may be amended by the Board of Directors of Boatmen's without the consent of the holders of the Boatmen's Rights, including an amendment to lower certain thresholds described herein to not less than the greater of (i) any percentage greater than the largest percentage of the outstanding shares of Boatmen's Common then known to Boatmen's to be beneficially owned by any person or group of affiliated or associated persons; or (ii) 10%, except that from and after such time as any person becomes a Boatmen's Acquiring Person no such amendment may adversely affect the interests of the holders of the Boatmen's Rights.

            Until a Boatmen's Right is exercised, the holder thereof, as such, will have no rights as a shareholder of Boatmen's, including, without limitation, the right to vote or to receive dividends.

            Tom Green National does not have a shareholder rights plan. The existence of the Boatmen's Rights Agreement makes it more difficult in Boatmen's case than in the case of Tom Green National for a potential acquiror to effect a business combination that has not been negotiated with the Board of Directors of Boatmen's.


DISSENTERS' RIGHTS

            Under the Missouri Corporate Law, a shareholder of a corporation is entitled to receive payment for the fair value of his or her shares if such shareholder dissents from a sale or exchange of substantially all of the property and assets of the corporation or a merger or consolidation to which such corporation is a party. A shareholder is also entitled to receive payment for the fair value of his or her shares if such shareholder dissents from according voting rights to "control shares" in a control share acquisition, as further described herein. Because Boatmen's is not merging directly with Tom Green National, Boatmen's shareholders will not be entitled to assert such rights in connection with the Merger.

            The rights of shareholders of Tom Green National with respect to the Merger, including specifically any shareholders of Tom Green National who dissent from the Merger Agreement, are governed by the National Bank Act, which provides that a shareholder of Tom Green National will be entitled to receive the appraised value of his or her shares of Tom Green National Common held as of the Effective Time if such shareholder: (i) votes against the Merger Agreement at the Special Meeting or gives written notice at or prior to such Special Meeting to the presiding officer that he or she dissents from the Merger Agreement; (ii) delivers to Boatmen's-Amarillo a written request to receive payment for his or her shares of Tom Green National Common at any time before 30 days after the date of consummation of the Merger; and
(iii) surrenders his or her certificates representing shares of Tom Green National Common to Boatmen's-Amarillo with the written request to receive payment. See "THE MERGER -- Dissenters' Rights" and Appendix B attached hereto.

            The rights of shareholders of Boatmen's and those of Tom Green National are not materially different in these respects.


TAKEOVER STATUTES

            The Missouri Corporate Law contains provisions regulating a broad range of business combinations, such as a merger or consolidation, between a Missouri corporation which is a "resident domestic corporation," as defined in the statute with shares of its stock registered under the federal securities laws or that makes an election by appropriate provisions in its articles of incorporation to be subject to the provisions of this statute, and an "interested shareholder" (which is defined as any owner of 20% or more of the corporation's stock) for five years after the date on which such shareholder became an interested shareholder, unless, among other things, the stock acquisition which caused the person to become an interested shareholder was approved in advance by the corporation's board of directors. This so-called "five year freeze" provision is effective even if all the parties should subsequently decide that they wish to engage in a business combination. The Missouri Corporate Law also contains a "control share acquisition" provision which effectively denies voting rights to shares of a Missouri corporation acquired in control share acquisitions unless a resolution granting such voting rights is approved at a meeting of shareholders by affirmative majority vote of (i) all outstanding shares entitled to vote at such meeting voting by class if required by the terms of such shares; and (ii) all outstanding shares entitled to vote at such meeting voting by class if required by the terms of such shares, excluding all interested shares. A control share acquisition is one by which a purchasing shareholder acquires more than one-fifth, one-third, or a majority, under various circumstances, of the voting power of the stock of an "issuing public corporation." An "issuing public corporation" is a Missouri corporation with: (i) one hundred or more shareholders; (ii) its principal place of business, principal office or substantial assets in Missouri; and
(iii) either (a) more than 10% of its shareholders resident in Missouri,
(b) more than 10% of its shares owned by Missouri residents, or (c) 10,000 shareholders resident in Missouri. Boatmen's meets the statutory definition of an "issuing public corporation." Finally, if a control share acquisition should be made of a majority or more of the corporation's voting stock, and those shares are granted full voting rights, shareholders are granted dissenters' rights.

            The National Bank Act provides that certain business combinations involving a national banking association, including a consolidation or merger where the resulting entity operates under the charter of a national banking association (e.g., the Merger), require: (i) approval of the O.C.C.;
(ii) approval of a majority of the national banking association's board of directors; and (iii) ratification and confirmation by the affirmative vote of shareholders of the national banking association owning at least two-thirds of the outstanding capital stock of the national banking association.

            The National Bank Act does not specifically restrict business combinations with an "interested shareholder," nor does the National Bank Act contain a "control share acquisition" provision. The Articles of Association and Bylaws of Tom Green National do not restrict business combinations with "interested shareholders," nor do they contain a "control share acquisition" provision.

            Because of the differences between the Missouri Corporate Law and the National Bank Act, it is more difficult to effect an unsolicited business combination with Boatmen's than it is to effect an unsolicited business combination with Tom Green National.


LIABILITY OF DIRECTORS; INDEMNIFICATION

            Pursuant to the Missouri Corporate Law and the National Bank Act, each entity may indemnify certain officers and directors in connection with liabilities arising from legal proceedings resulting from such persons' service to the entity in certain circumstances. The Articles of Incorporation and Bylaws of Boatmen's and Articles of Association and Bylaws of Tom Green National obligate each organization to indemnify certain directors and officers. Each of Boatmen's and Tom Green National may also voluntarily undertake to indemnify certain persons acting on the entity's behalf in certain circumstances.

            Section 351.355(1) and (2) of the Missouri Corporate Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of an action or suit by or in the right of the corporation, the corporation may not indemnify such persons against judgments and fines and no person shall be indemnified as to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the court in which the action or suit was brought determines upon application that such person is fairly and reasonably entitled to indemnity for proper expenses. Section 351.355 of the Missouri Corporate Law further provides that, to the extent that a director, officer, employee or agent of the corporation has been successful in the defense of any such action, suit or proceeding or any claim, issue or matter therein, he or she shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred in connection with such action, suit or proceeding.
Section 351.355 also provides that a Missouri corporation may provide additional indemnification to any person indemnifiable under subsection (1) or (2) thereof, provided such additional indemnification is authorized by the corporation's articles of incorporation or an amendment thereto or by a shareholder-approved by-law or agreement, and provided further that no person shall thereby be indemnified against conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct. The Restated Articles of Incorporation of Boatmen's provide that it shall indemnify its directors and certain of its executive officers to the full extent specified in Section 351.355 and, in addition, shall indemnify each of them against all expenses incurred in connection with any claim by reason of service for or at the request of Boatmen's in any of the capacities referred to in Section 351.355 or arising out of his or her status in any such capacity, provided that he or she may not be indemnified against conduct finally adjudged to have been knowingly fraudulent, deliberately dishonest or wilful misconduct, and that it may extend to other officers, employees and agents such indemnification and additional indemnification.

            A Missouri corporation also has the power to purchase and maintain insurance on behalf of any person against any liability asserted against such a person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of the Missouri Corporate Law.

            A national banking association may provide in its articles of association for the indemnification of directors, officers and employees for expenses reasonably incurred in actions to which the directors, officers and employees are parties or potential parties by reason of the performance of their official duties. A national banking association may not provide indemnification against expenses, penalties or other payments incurred in an administrative proceeding or action instituted by an appropriate bank regulatory agency, which proceeding or action results in a final order assessing civil money penalties or requires affirmative action of such director, officer or employee in the form of money payments to the national banking association. A national banking association may provide in its articles of association for insurance covering directors, officers and employees, but must explicitly exclude insurance coverage for a formal order assessing civil money penalties against a director or employee of the national banking association.

            Tom Green National's Articles of Association provide that a person may be indemnified or reimbursed by Tom Green National for reasonable expenses actually incurred in connection with any action or suit to which the person may be made a party by reason of his or her being or having been a director, officer or employee of Tom Green National or of any organization that the person served in any such capacity at the request of Tom Green National. Tom Green National's Articles of Association further provide, however, that no person shall be indemnified or reimbursed: (i) in relation to any matter in such suit or action as to which the person is finally adjudged to be guilty of or liable for gross negligence, willful misconduct or criminal acts in the performance of his or her duties to Tom Green National; and (ii) in relation to any matter in such suit or action in which a compromised settlement has been reached except upon the approval of: (a) a court of competent jurisdiction; (b) the holders of a majority of the outstanding shares of Tom Green National Common; or (c) the Board of Directors of Tom Green National, acting by vote of the directors not parties to the action constituting a majority of the entire Board of Directors.

            Tom Green National's Articles of Association provide that Tom Green National may, upon the affirmative vote of a majority of its directors, purchase insurance for the purpose of indemnifying its directors, officers and employees to the extent that such indemnification is permitted in Tom Green National's Articles of Association.

            While the indemnification laws and provisions applicable to Boatmen's and Tom Green National are different from the perspective of officers and directors of the respective organizations, such laws and provisions are not materially different from the perspective of the shareholders thereof.


LIMITATION OF LIABILITY OF DIRECTORS

            The Missouri Corporate Law provides that a Missouri corporation may include any provision in its articles of incorporation that is not inconsistent with the law, but does not specifically prohibit or allow a provision limiting the liability of directors in the articles of incorporation of a Missouri corporation. Other than in regard to the indemnification of directors, Boatmen's Articles of Incorporation do not contain a provision regarding the liability of directors.

            Tom Green National's Articles of Association provide that a director of Tom Green National shall not be liable to Tom Green National or the shareholders of Tom Green National for any monetary damages for any act or omission in the director's capacity as a director, except for: (i) a breach of a director's duty of loyalty to Tom Green National or the shareholder of Tom Green National; (ii) an act or omission not in good faith or that involves intentional misconduct or knowing violation of the law;
(iii) a transaction for which a director received an improper benefit, whether or not such benefit resulted from an action taken within the scope of the director's office; (iv) an act or omission for which the liability of a director is expressly provided by statute; or (v) an act related to an unlawful stock repurchase or payment of a dividend.

            These differences do not materially affect the rights of shareholders of either organization.

CONSIDERATION OF NON-SHAREHOLDER INTERESTS

            The Missouri Corporate Law provides that in exercising business judgment in consideration of acquisition proposals, a Missouri corporation's board of directors may consider the following factors, among others: (i) the consideration being offered; (ii) the existing political, economic, and other factors bearing on securities prices generally, or the corporation's securities in particular; (iii) whether the acquisition proposal may violate any applicable laws; (iv) social, legal and economic effects on employees, suppliers, customers and others having similar relationships with the corporation, and the communities in which the corporation conducts its businesses; (v) the financial condition and earning prospects of the person making the acquisition proposal; and (vi) the competence, experience and integrity of the person making the acquisition proposal.

            The National Bank Act requires a majority of the board of directors of a national banking association to approve a plan of consolidation or merger, but the National Bank Act does not specify the factors that the board of directors may properly consider in making its decision. When voting on a plan of consolidation or merger, the directors of a national banking association are bound by their fiduciary duty to the shareholders of the national banking association and, thus, may be limited in considering any non-shareholder interests. Accordingly, it may be more difficult for directors of Tom Green National to consider interests other than those of its shareholders than it is for directors of Boatmen's when considering a business combination proposal.

            The National Bank Act also requires the O.C.C. to approve any plan of consolidation or merger in which the resulting entity will operate as a national banking association. The O.C.C. is not limited to considering shareholder interests in making its approval decision and will consider the following non-shareholder interests: (i) the effect of the proposed plan of consolidation or merger upon competition; (ii) the convenience and needs of the community to be served by the consolidating or merging depository institutions; (iii) the financial history of the consolidating or merging depository institutions; (iv) the condition of the consolidating or merging depository institutions, including capital, management and earnings prospects; (v) the existence of any insider transactions; and (vi) the adequacy of disclosure of the terms of the plan of consolidation or merger.


                     INFORMATION ABOUT TOM GREEN NATIONAL

BUSINESS OF TOM GREEN NATIONAL

            Tom Green National was organized on August 27, 1984, as a national banking association. Tom Green National has no subsidiaries and operates from its main office and its two branches in San Angelo, Texas. In addition, Tom Green National operates a loan production office in Friona, Texas. Tom Green National offers complete banking services to the commercial, agricultural and residential areas that it serves. Services include commercial, agricultural, real estate, and personal loans, and checking, savings and time deposits. Services also include safe deposit, investment, signature guarantee, ATM, ACH, wire transfer, savings bonds, notary, collection and credit card processing services. The largest portion of Tom Green National's lending business is related to agriculture.

            Tom Green National is subject to competition from other banks and financial institutions located in its principal service area around San Angelo, Texas. In making loans, Tom Green National encounters competition from banks and other lending institutions, such as savings and loan associations, insurance companies, finance companies and credit unions. In addition, Tom Green National competes for deposit accounts with institutions offering various forms of fixed income investments, particularly other banks, savings and loan associations, credit unions and money-market funds and securities brokers.

            Tom Green National is subject to supervision, regulation and examination by the O.C.C., and its deposits are insured by the F.D.I.C.


        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
              AND RESULTS OF OPERATIONS OF TOM GREEN NATIONAL

INTRODUCTION

            The following discussion and analysis is intended to review the significant factors affecting the financial condition and results of operations of Tom Green National for the three-year period ended December 31, 1994 and the nine month periods ended September 30, 1995 and September 30, 1994. This review should be read in conjunction with the financial statements, notes to financial statements and financial data presented elsewhere in this Proxy Statement/Prospectus.

      FOR THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 1995 AND 1994

RESULTS OF OPERATIONS

            Net income for the nine months ended September 30, 1995 was $338,000 or $3.31 per share as compared to $511,000 or $5.00 per share for the same nine month period in 1994.

            Net income for the nine months ended September 30, 1995, as compared with the same period in the previous year, on an annualized basis, as a percentage of average assets and average equity was:

                              Return on Average Assets     Return on Average Equity
                                   September 30,                 September 30,
                              ------------------------     ------------------------
                                  1995        1994             1995        1994
                                  ----        ----             ----        ----

            Net income            .64%        1.06%            9.84%      16.35%

            No dividends were declared by Tom Green National during the nine month periods ending September 30, 1995 and September 30, 1994.

            Following is an analysis of the primary components of net income for the nine months ended September 30, 1995 and September 30, 1994.

NET INTEREST INCOME

            Net interest income is the principal source of Tom Green National's net income and represents the difference between interest income and interest expense. The following schedule provides a summary concerning net interest income, average balances and the related interest rate/yields for the nine month periods ended September 30, 1995 and September 30, 1994. Nonaccruing loans are included in interest earning assets; interest income on such loans is recorded when received.

            Interest earning assets include tax-exempt investments, and the related income is presented on a tax equivalent basis assuming a tax rate of 34% in 1995 and 1994. The amount of the tax-equivalent adjustment was $37,130.84 and $54,396.64 for the nine months ended September 30, 1995 and September 30, 1994, respectively.

                                                        September 30, 1995
                                     --------------------------------------------------------
                                                                    Interest
                                       Average      Percent of      Income/       Average
                                       Balance     Total Assets     Expense      Yield/Rate
                                     --------------------------------------------------------
                                                      (Dollars in Thousands)
Interest earning assets:
   Loans                               $40,516         57.13%        $2,659         8.75%
   Taxable securities                   18,295         25.80            778         5.67%
   Nontaxable securities                 2,324          3.28             72         4.13%
   Federal funds sold                    3,362          4.74            153         6.07%
                                     ----------------------------------------
Total interest earning assets          $64,497         90.95%        $3,662         7.57%
                                     ----------------------------------------
Noninterest bearing assets:
   Cash and due from banks              $2,994          4.22%
   Premises and equipment                2,358          3.33
   Other assets                          1,260          1.78
   Reserve for loan losses                (195)         (.28)
                                     --------------------------
Total assets                           $70,914        100.00%
                                     ==========================
Interest-bearing liabilities:
   NOW accounts                        $13,167         18.57%          $191         1.93%
   Savings accounts                      1,864          2.63             28         2.00%
   Money market accounts                 3,001          4.23             47         2.09%
   Time deposits                        38,472         54.25          1,389         4.81%
   Short term borrowings                    98           .14              5         6.80%
                                     ----------------------------------------
Total interest-bearing liabilities     $56,602         79.82%        $1,660         3.91%
                                     ========================================

Non-interest bearing liabilities:
   Demand deposits                      $9,345         13.18%
   Other liabilities                       371           .52
                                     --------------------------
Total liabilities                      $66,318         93.52%

Stockholders' equity                     4,596          6.48
                                     --------------------------
Total liabilities and
stockholders' equity                   $70,914        100.00%
                                     ==========================
Net interest income                                                  $2,002
                                                                      =====
Interest rate spread                                                                3.66%

Net interest margin                                                                 4.16%


                                                        September 30, 1994
                                     --------------------------------------------------------
                                                                    Interest
                                       Average      Percent of      Income/       Average
                                       Balance     Total Assets     Expense      Yield/Rate
                                     --------------------------------------------------------
                                                      (Dollars in Thousands)
Interest earning assets:
   Loans                               $36,779         54.63%        $2,220         8.05%
   Taxable securities                   19,687         29.24            871         5.90%
   Nontaxable securities                 2,923          4.34            111         5.11%
   Federal funds sold                    2,181          3.24             53         3.24%
                                     ----------------------------------------
Total interest earning assets          $61,570         91.45%        $3,255         7.05%
                                     ----------------------------------------
Noninterest bearing assets:
   Cash and due from banks              $2,733          4.06%
   Premises and equipment                2,182          3.24
   Other assets                          1,121          1.67
   Reserve for loan losses                (281)         (.42)
                                     --------------------------
Total assets                           $67,325        100.00%
                                     ==========================
Interest-bearing liabilities:
   NOW accounts                        $12,619         18.74%          $186         1.97%
   Savings accounts                      1,887          2.80             28         1.98%
   Money market accounts                 3,505          5.21             56         2.13%
   Time deposits                        35,700         53.03            844         3.15%
   Short term borrowings                   286           .42             14         6.53%
                                     ----------------------------------------
Total interest-bearing liabilities     $53,997         80.20%        $1,128         2.79%
                                     ========================================

Non-interest bearing liabilities:
   Demand deposits                      $8,763         13.02%
   Other liabilities                       326           .48
                                     --------------------------
Total liabilities                      $63,086         93.70%

Stockholders' equity                     4,329          6.30
                                     --------------------------
Total liabilities and
stockholders' equity                   $67,325        100.00%
                                     ==========================
Net interest income                                                  $2,127
                                                                      =====
Interest rate spread                                                                4.26%

Net interest margin                                                                 4.61%


            The decrease in net interest income was attributable to lower net interest margins, which reflected narrower interest spreads. Interest expense on deposits increased by $532,000 or 47.16% during the first nine months of 1995 compared to the first nine months of 1994, representing an increase in the cost of funds of 1.12%. Interest income on earnings assets also increased during the first nine months of 1995 compared to the first nine months of 1994 by $407,000 or 12.5%, representing an increase in the average yield of .52%. The net interest margin declined by .68% during the first nine months of 1995 compared to the first nine months of 1994 as investment yields continued to decline and cost of funds began to increase.

            Average earning assets increased from $61,570 at September 30, 1994 to $64,497 at September 30, 1995. During the same period, average interest bearing liabilities increased from $53,997 at September 30, 1994 to $56,602 at September 30, 1995. These increases, coupled with the increases in the cost of funds, resulted in a greater increase in interest expense than in interest income.


PROVISION FOR POSSIBLE LOAN LOSSES AND ALLOWANCE FOR POSSIBLE LOAN LOSSES

            Following is a table setting forth the activity for loan losses and certain ratios to nonperforming loans and total loans for the nine months ended September 30, 1995, and the year ended December 31, 1994:

                                          Nine Months Ended              Year Ended
                                          September 30, 1995          December 31, 1994
                                          ------------------          -----------------
                                                      (Dollars in Thousands)
Balance at beginning of period                   $156                        $279

Loans charged off:
   Commercial/agricultural                         48                         250
   Real estate - construction                       0                           0
   Real estate - mortgage                           0                           0
   Installment loans                               46                          34
   Lease financing                                  5                          16
                                          ---------------------------------------------
Total charge-offs:                                $99                        $300

Recoveries:
   Commercial/agricultural                         40                           6
   Real estate - construction                       0                           0
   Real estate - mortgage                           6                           3
   Installment loans                                1                           9
   Lease financing                                  0                           8
                                          ---------------------------------------------
Total recoveries:                                 $47                         $26

Net loans charged off                              52                         274

Provision for loan losses                         114                         151
                                          ---------------------------------------------
Balance at end of period                         $218                        $156
                                          =============================================
Net loan charge-offs to average loans             .16%                        .72%

Allowance to total loans                          .51%                        .38%

Allowance to non-performing loans              294.59%                      20.39

            The loan loss experience for the past two years has been approximately 0.15% to 1% of loans. With a loan loss reserve of .51% of loans and very nominal past dues, only 1.71% of loans past due at September 30, 1995, and nominal non-performing loans, the loan loss reserve is considered adequate at present.

            The following table sets forth the allocation of the allowance for loan losses for the indicated categories of loans.

                                                          RESERVE AS A
                                                         PERCENT OF LOANS         PERCENT OF
                                           RESERVE        OUTSTANDING BY       IN EACH CATEGORY
                                           BALANCE           CATEGORY           TO TOTAL LOANS
                                         --------------------------------------------------------
                                                            September 30, 1995
                                                          (Dollars in Thousands)
Balance at end of period applicable to:
--------------------------------------
Commercial, financial and agricultural      $   0                 0%                 30.1%
Real estate - construction                      0                 0%                  3.1
Real estate - mortgage                          0                 0%                 50.3
Installment loans to individuals               24               .37%                 16.3
Lease financing                                 1               .39%                   .2
Unallocated                                   193               .54%                    0
                                            -----                                    ----
     Total allowance                        $ 218               .51%                  100%
                                            =====                                    =====


                                                          RESERVE AS A
                                                         PERCENT OF LOANS         PERCENT OF
                                           RESERVE        OUTSTANDING BY       IN EACH CATEGORY
                                           BALANCE           CATEGORY           TO TOTAL LOANS
                                         --------------------------------------------------------
                                                            September 30, 1994
                                                          (Dollars in Thousands)
Balance at end of period applicable to:
--------------------------------------
Commercial, financial and agricultural      $   0                 0%                 21.1%
Real estate - construction                      0                 0%                  2.2
Real estate - mortgage                          0                 0%                 49.2
Installment loans to individuals               42               .41%                 27.0
Lease financing                                 2               .96%                  0.5
Unallocated                                   241               .62%                    0
                                            -----                                    ----
     Total allowance                        $ 285               .75%                  100%
                                            =====                                    =====

RISK ELEMENTS IN A LOAN PORTFOLIO; INTEREST RECOGNITION

            Risk elements in a loan portfolio include loans accounted for on a nonaccrual basis, accruing loans that are contractually past due ninety days or more as to interest or principal payments, troubled debt restructurings, loans where there are serious doubts as to the ability of the borrower to comply with the present loan repayment terms, other real estate and significant industry concentrations (such as real estate, energy or agricultural loans).

            Non-performing assets are defined as loans delinquent 90 or more days, nonaccrual loans, restructured loans, and foreclosed assets. Such assets do not necessarily represent future losses to Tom Green National since underlying collateral can be sold and/or the financial condition of the borrower(s) may improve. The following table sets forth detail regarding non-performing loans. Tom Green National had no restructured loans or foreclosed assets at any of the dates listed herein.

                                       September 30,     December 31,     September 30,
                                           1995              1994             1994
                                      ---------------------------------------------------
Non-accrual loans                            $64             $744               $75

Loans past due 90 days or more                10               21                17

Foreclosed assets                              0                0                 0
                                      ---------------------------------------------------
Total non-performing assets                  $74             $765               $92
                                      ===================================================
Total assets                             $72,837          $68,789           $65,168

Non-performing assets/total assets           .10%            1.11%              .14%

            At September 30, 1995, loans totaling $758,726 were not included in any of the aforementioned risk categories but have been identified by management as potential problem loans due to financial difficulties or technical deficiencies of the borrowers of those loans. These loans are subject to close scrutiny by management and their status is reviewed on a monthly basis at meetings of the Loan and Discount Committees of the Board of Directors.

            Tom Green National's policy is to discontinue accruing interest on loans when principal or interest is due and remains unpaid for 90 days or more, unless the loan is well secured and in the process of collection. Tom Green National would have recognized additional interest income for the periods ended September 30, 1995 and 1994 of approximately $3,160 and $4,087, respectively, had contracted interest on these loans been recognized. There was no interest collected or included in income related to these loans in either the first nine months of 1995 or 1994.

            At September 30, 1995, and September 30, 1994, there were no commitments to lend additional funds to borrowers whose loans were considered non-performing. The loan portfolio does not include any loans to foreign countries, credit card loans, or highly leveraged transaction loans.

            Tom Green National primarily originates or participates in loans to individuals and businesses in its local lending area defined as Tom Green County, Texas and twenty-seven counties in West Texas.

Lending within the commercial and real estate markets is distributed among a variety of industries and activities to maintain a diversified loan portfolio.

            Management closely monitors concentrations to single industries and individual customers, and actively participates in the lending function of the bank. Tom Green National has written policies that require security for loans including liens on residential mortgage loans. In addition, policies and procedures are in place to assess the credit worthiness of borrowers for all loans and commitments. A borrower's ability to honor their loan contracts can be largely dependent upon the economic conditions within the market area and on a national level.

            At September 30, 1995, total loans past due over 30 days were 1.71% of total loans, up from 1.65% of total loans at the same date in 1994.


NON-INTEREST INCOME

            Non-interest income for Tom Green National for the nine month period ended September 30, 1995 was $446,872 as compared to $494,717 for the corresponding period in 1994.

            Non-interest income at Tom Green National is comprised of four components as follows:

            1.    Deposit and service charge income
            2.    Mortgage fee income
            3.    Investment fee income
            4.    All other fees

            Deposit and service charge income during the nine months ended September 30, 1995 was $257,248 as compared to $284,328 for the corresponding nine month period in 1994. Tom Green National remains highly competitive in its fee structure and constantly monitors competitive rates and fees of banks in the area to determine the impact of any rate/fee adjustment.

            Mortgage fee income is derived primarily from the origination and sale of residential mortgage loans into the secondary market, as well as fees on the origination of interim construction loans for residential builders and
customers.   Mortgage  fee income for the first nine months of 1995 was
$40,316, compared to $89,395 for the first nine months of 1994.

            The primary reason for the decline has been the virtual cessation of home refinancings which had inflated mortgage fee income during 1993 and 1994. As interest rates for home mortgages have risen, the home refinancing business has declined considerably. Because of the relative robustness of the local economy, new home construction and sales and financing of existing homes continues to be good. Tom Green National participates significantly in this function. In 1993, Tom Green National Bank originated over 45% of the total residential loans made and sold into the secondary market by all banks in San Angelo, Texas.

            The following table is provided to illustrate trends in number of loans originated and other significant factors about Tom Green National's mortgage loan operations:

                                           As of and for the year ended      As of and for the
                                           ----------------------------      nine months ended
                                           1992        1993        1994      September 30, 1995
                                           ----        ----        ----      ------------------

Number of loans originated                   230         320         244              174
Dollar amount originated (in millions)   $  11.1     $  17.6     $  17.1          $  10.8
Number of employees                            3           4           4                4
Fees originated per employee             $32,743     $48,733     $26,078          $10,077

            Investment income is derived from sales of mutual funds, annuities, and direct stocks and bonds to customers of Tom Green National. Investment fee income for the first nine months of 1995 was $63,295, compared to $62,998 for the first nine months of 1994.

            All other fees and charges for the nine month period ended September 30, 1995 totaled $86,013 as compared to $57,996 for the corresponding period in 1994. These consist of safe deposit box fees, single interest income, and miscellaneous fees.


OTHER EXPENSES

            For the nine month period ended September 30, 1995, compensation and benefits decreased $36,016, or 4.01%, as compared to the nine months ended September 30, 1994. This decrease was primarily a result of reduced staffing. Direct salary expenses for officers increased $20,696, or 7.8%, while direct salary expenses for all other employees decreased $56,712, or 8.5%.

            Tom Green National's occupancy expenses for the first nine months of 1995 were down $7,956 over the corresponding nine month period in 1994, and equipment expenses were up $7,984. All other operating expenses for the nine months ended September 30, 1995 were up $23,981, or 3.94% as compared to the corresponding nine month period ending September 30, 1994.

            Total operating expense of Tom Green National was $1,853,486 versus $1,865,484 for the nine months ended September 30, 1994. Operating expenses for Tom Green National has been below peer group averages during the past five years.

            Overhead as a percentage of assets since 1990 is as follows:

                                           1990        1991        1992        1993        1994        1995
                                           ----        ----        ----        ----        ----        ----

Overhead as a percentage of assets         2.80%       2.93%       3.76%       4.24%       3.74%       3.67%

INCOME TAXES

            A reconciliation of expected income tax expense for Tom Green National, computed by applying the Federal statutory rate of 34% to income before the provision for income taxes, is as follows:

                                                          September 30,
                                                      1995             1994
                                                  -----------------------------
                                                      (Dollars in Thousands)

Federal income taxes at statutory rate              $163,421         $247,860

Less:
   Tax exempt interest                               (24,507)         (25,427)
   Excess of tax over book depreciation              (14,233)          (8,291)
   Bond accretion                                     (6,377)          (5,365)

Add:
   Excess of book over tax bad debt provision         18,112                9
   Tax gain on sale of securities                          0            2,870
   Sec. 291 interest expense disallowed                4,815            3,368
   Other                                               1,604            2,489
                                                  -----------------------------
Total provision for income taxes                    $142,835         $217,513
                                                  =============================


                                FINANCIAL CONDITION

LOANS

            The loan portfolio constitutes the major earning asset of most banks and typically offers the best alternative for obtaining the maximum interest spread above the cost of funds. The overall economic strength of any bank generally parallels the quality and yield of its loan portfolio.


LOAN PORTFOLIO

            The following table presents loans outstanding at September 30, 1995 and December 31, 1994:

                                              September 30, 1995           December 31, 1994
                                              ------------------           -----------------

                                                        Percent of                  Percent of
                                             Amount       Total          Amount       Total
                                             ------       -----          ------       -----
                                                         (Dollars in Thousands)

Commercial/agricultural                     $13,805       32.42%         $9,929       24.38%

Real estate:
   Commercial                                 4,425       10.39           4,611       11.32
   Residential                                9,392       22.06           7,964       19.55
   Agricultural, construction and other       8,463       19.88           9,029       22.16
   All other services                           322         .76             537        1.32

Consumer                                      6,167       14.49           8,668       21.27
                                          ----------------------------------------------------
      Total loans                           $42,574      100.00%        $40,738      100.00%
                                          ====================================================

            Commercial and financial loans include loans made for agricultural purposes other than agricultural loans that are secured by land, which are categorized as commercial real estate loans. Commercial and residential real estate loans include both interim construction financing and permanent financing. Tom Green National does not have any significant lease financing transactions.

            The loan portfolio experienced a growth of $1,836,000, or 4.51% from December 31, 1994, to September 30, 1995. The majority of the growth was due to the implementation of the Cattle Feedlot Financing program.



MATURITY OF LOANS

            The following table sets forth the maturity composition of total loans at September 30, 1995:

                                                September 30, 1995
                                       ------------------------------------
                                          Amount       Percent of Total
                                          ------       ----------------
                                              (Dollars in Thousands)

In one year or less                      $12,798            30.06%

After one year through five years          9,476            22.26

After five years                          20,300            47.68
                                       ------------------------------------
Total loans                              $42,574           100.00%
                                       ====================================

INTEREST SENSITIVITY

            The following table sets forth the interest sensitivity of total loans at September 30, 1995:

                                           September 30, 1995
                                      -----------------------------
                                      Fixed Rate      Variable Rate
                                      ----------      -------------
                                          (Dollars in Thousands)
In one year or less                       $5,790         $25,531

After one year through five years          8,352           1,050

After five years                           1,851               0
                                      -----------------------------
            Total loans                  $15,993         $26,581
                                      =============================

INVESTMENTS

            Tom Green National Bank's holding of short-term investments and scheduled maturities of investment securities serve as a source of liquidity to meet depositor and borrower fund requirements, in addition to being a significant element of total interest income. Short-term investments, consisting of Federal Funds Sold, had outstanding balances of $2,450,000 at September 30, 1995. Investment securities increased from $20,821,722 at December 31, 1994 to $22,022,726 at September 30, 1995.

            On January 1, 1994, Tom Green National adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS 115"). Under SFAS 115, each security is classified as either trading, available for sale or held to maturity. Investments held to maturity are recorded at amortized cost. Securities available for sale are recorded at their fair value. The after-tax difference between amortized cost and fair value of securities available for sale is recorded as an unrealized gain or loss on securities and either increases (in the case of an unrealized gain) or decreases (in the case of an unrealized loss) total shareholders' equity. The tax impact of such adjustment is recorded as an adjustment to the amount of the deferred tax liability.

SECURITIES PORTFOLIO

            The following table presents the composition of investment securities allocated between held-to maturity and available-for sale and the change in each category for the periods presented.

                                                   September 30,  December 31,         Change
                                                                                -----------------------
                                                      1995          1994          Amount      Percent
                                                 ------------------------------------------------------
                                                                  (Dollars in Thousands)
Held to Maturity:
U.S. Treasuries and agencies                         $10,044        $8,581        $1,463        17.05%
Obligations of states and political subdivisions       1,132         1,441          (309)      (21.44%)
Mortgage-backed securities                                 0             0             0            0%
                                                 -------------------------------------------
Total investment held to maturity                     11,176        10,022         1,154        11.51%
                                                 -------------------------------------------
Available for sale:
U.S. Treasuries and agencies                           8,784         7,630         1,154        15.12%
Obligations of states and political subdivisions         987         1,341          (354)      (26.40%)
Mortgage-backed securities                             1,005           963            42         4.36%
Corporate Bonds and Other                                 71            71             0            0%
                                                 -------------------------------------------
Total investments available for sale                  10,847        10,005           842         8.42%
                                                 -------------------------------------------
   Total investments                                 $22,023       $20,027        $1,996         9.97%
                                                 ===========================================

U.S. Government                                      $10,304       $11,211         ($907)       (8.09)%
U.S. Government agencies                               8,524         5,000         3,524        70.48%
Municipal and other tax-exempt                         2,119         2,782          (663)      (23.83)%
Mortgage-backed securities                             1,005           963            42         4.36%
Corporate bonds and other<F1>                             71            71             0            0%
                                                 -------------------------------------------
   Total investments                                 $22,023       $20,027        $1,996         9.97%
                                                 ===========================================

-------------------------
<F1> Includes Federal Reserve Bank stock.

            The market value of total investment securities was $22,026,000 and $19,732,000 at September 30, 1995 and December 31, 1994, respectively.

INVESTMENT SECURITIES - MATURITIES AND YIELDS

            The following table shows the maturities and yields for the various forms of investment securities:

                                                                     September 30, 1995
                                                                         Maturing
                                        -------------------------------------------------------------------------------------------
                                              In one year          After one through          After five               After
                                               or less               five years            through ten years         ten years
                                        -------------------------------------------------------------------------------------------

                                          Amount       Yield      Amount       Yield      Amount       Yield      Amount    Yield
                                          ------       -----      ------       -----      ------       -----      ------    -----
                                                                           (Dollars in Thousands)
U.S. Government                           $6,250       5.65%       4,101       5.58%       $  --         --%        $ --      --%
U.S. Government agencies & corporations    2,500       5.29%       4,000       6.17%       2,000       7.02%          --      --
Municipals and other tax exempt<F1>          385       7.03%       1,420       6.83%          --         --          240    7.20%
Mortgage-backed securities                    --         --           --         --           --         --        1,056    6.08%
Corporate bonds and other                     71         --           --         --           --         --           --      --
                                          ------                  ------                  ------                  ------
                                          $9,206       5.42%      $9,521       6.02%      $2,000       7.02%      $1,296    6.29%
                                          ======                  ======                  ======                  ======

-------------------------
<F1> Yield presented on a tax-equivalent basis assuming tax rate of 34%.

DEPOSITS

            The deposit base provides the major funding source for earning assets of Tom Green National. Over the past few years, Tom Green National has shown steady growth in deposits and in overall market share of deposits in the City of San Angelo, Texas with its market share increasing from 8.4% to 8.6% during the first nine month period of 1995.

            A review of overall bank deposits for the City of San Angelo, Texas since 1992 follows:

                                                     December 31,                       September 30,
                                          --------------------------------            -----------------
                                            1992        1993        1994                    1995
                                          --------------------------------            -----------------
Total bank deposits
(in millions)                               $767        $738        $757                    $780

            During that same time period, Tom Green National experienced growth in deposits as follows:

                                                    December 31,                        September 30,
                                          --------------------------------            -----------------
                                            1992        1993        1994                    1995
                                          --------------------------------            -----------------
            Tom Green National
            total deposits (in millions)     $55         $59         $64                     $67

            As a percent of total market share, Tom Green National has shown significant growth in market penetration as follows:

                                                     December 31,                       September 30,
                                          --------------------------------            -----------------
                                            1992        1993        1994                    1995
                                          --------------------------------            -----------------
            Tom Green National
            market share (% of total
            market deposits)                7.2%        7.9%        8.4%                    8.6%

 The following table indicates the mix and levels of Tom Green National deposits at September 30, 1995 as compared to December 31, 1994 and September 30, 1994:

                                                                 DEPOSIT MIX

                                        September 30,                      December 31,                       September 30,
                                            1995                               1994                               1994
                                          --------                           --------                           --------
                                          Cost of                             Cost of                             Cost of
                              Amount       Funds        %         Amount       Funds        %         Amount       Funds      %
                          ---------------------------------------------------------------------------------------------------------
                                                                   (Dollars in Thousands)
Demand                       $ 8,720           0%     12.93%     $10,567           0%     16.54%     $ 9,389           0%   13.91%

Savings accounts               1,992        2.00%      2.95        1,741        2.00%      2.73        1,795        2.00%    3.06

Money market deposit
accounts and less than
$100,000 CDs                  25,046        5.05%     37.12       21,652        3.79%     33.91       22,506        3.20%   38.37

$100,000 or
more CDs                      18,053        5.25%     26.75       14,569        3.94%     22.81       13,033        3.34%   22.22

NOW accounts                  13,665        1.93%     20.25       15,331        1.96%     24.01       11,930        2.06%   20.34
                          ---------------------------------------------------------------------------------------------------------
Total Deposits               $67,476                  100.0%     $63,860                  100.0%     $58,653                100.0%
                          =========================================================================================================

            The following table sets forth the amount of maturities of time deposits of $100,000 or more as of September 30, 1995:

                                      September 30,      Percent
                                          1995           of Total
                                       -----------       --------
                                          (Dollars in Thousands)
Three months or less                     $ 9,199          50.96%
Over three through twelve months           8,554          47.38
Over twelve months                           300           1.66
                                         -----------------------
    Total                                $18,053         100.00%
                                         =======================

SHORT-TERM BORROWINGS

          Tom Green National had no short-term borrowings at September 30, 1995.

LIQUIDITY AND RATE SENSITIVITY

          Liquidity is the measure of Tom Green National's ability to meet its customers' present and future deposit withdrawals or increased loan demand without penalizing earnings. Interest rate sensitivity involves the relationships between rate sensitive assets and liabilities and is an indication of the probable effects of interest rate fluctuation on Tom Green National's net interest income. Tom Green National manages both liquidity and interest sensitivity using a static gap model and simulation model which are both reviewed on a quarterly basis by the Board of Directors.

            Liquidity is provided for Tom Green National by projecting credit demand and other financial needs and then maintaining sufficient cash and assets readily convertible into cash to meet these projected requirements. Tom Green National provides for its liquidity needs through core deposits, maturing loans, scheduled maturities of U.S. Treasury notes and federal funds sold. Cash, due from bank accounts and federal funds sold were $4,899,349 at September 30, 1995, and $2,333,822 at September 30, 1994. These levels represent an increase of 109.93% from September 30, 1994 to September 30, 1995.

            Interest rate-sensitive assets and liabilities are those with yields or rates subject to change within a future time period due to maturity or changes in market rates. An ongoing objective of the use of Tom Green National's asset/liability models is to monitor gaps between rate-adjustable assets and liabilities and to make sure these gaps fall within the board approved ranges given the current interest rate market. The models are also used to project future net interest income under a set of possible interest rate movements. The Board of Directors reviews this information to determine if the projected future net interest income levels would be acceptable. Tom Green National attempts to stay within acceptable gap levels and net interest income levels by matching as closely as possible rate-adjustable assets and liabilities with similar maturity horizons. Management realizes, however, that there are limits to these efforts because of relatively low loan volume compared to the level of deposits and the need to invest in securities that will maximum yield rather than match shorter-term interest sensitive liabilities.

            The following table reflects rate-sensitive assets and liabilities of Tom Green National at September 30, 1995 and 1994:

                                                        September 30,

                                                      1995         1994
                                                   -----------------------
                                                   (Dollars in Thousands)
Rate-Sensitive Assets:
---------------------
Loans less than one year                             $24,792     $14,373
Investments less than one year                        10,192       4,564
Federal funds less than one year                       2,450           0
Total rate-sensitive assets                          $37,434     $18,937
                                                   -----------------------

Rate-sensitive assets to total assets                  51.39%      29.08%
                                                   =======================

Rate Sensitive Liabilities:
--------------------------
Savings accounts less than one year                  $ 1,992     $ 1,795
NOW accounts less than one year                       13,665      10,729
Money market funds less than one year                  2,843       3,594
CDs/IRAs less than one year                           39,669      30,867
Federal funds purchased                                    0         405
                                                   -----------------------
Total rate-sensitive liabilities                     $58,169     $47,390
                                                   =======================

Rate-sensitive liabilities to total liabilities        75.74%      72.16%

Total assets                                         $72,837     $65,114
Cumulative gap                                      ($20,735)   ($28,453)
One year cumulative gap divided
            by total assets                           (28.47%)    (43.70%)

            These interest sensitivity positions are considered acceptable by management.

CAPITAL

            The strength of its capital position determines the ability of a financial institution to take advantage of growth opportunities and to handle unforeseen financial difficulties. Tom Green National's shareholder's equity at September 30, 1995 was $4,846,736, an increase of $538,055 over the December 31, 1994 total of $4,308,681. Such amounts include unrealized losses (net of tax benefits on investment securities available for sale of ($22,352) and ($200,979), respectively as of September 30, 1995, and 1994.

            Tom Green National is subject to the issuance of capital adequacy guidelines by its regulators, all of which have issued similar guidelines for the measurement of capital adequacy. One measure is the leverage capital ratio, which equals the ratio of ending total capital to average total assets less intangible assets. The guidelines include a definition of capital and provide a framework for calculating weighted risk assets by assigning assets and off-balance-sheet instruments to broad risk categories. The risk-based capital standards are a minimum ratio of total capital to risk weighted assets with a minimum of 4% when using tier 1 capital and a minimum of 8% when including total capital. Tier 1 capital is the sum of the core capital elements (common shareholders' equity less intangible assets). Total capital includes the allowance for loan losses limited to a maximum of 1.25% of risk weighted assets.

            As the following table indicates, Tom Green National exceeded the minimum risk-based and leverage ratios at September 30, 1995 and December 31, 1994.

                                          September 30,    December 31,        Minimum
                                              1995             1994            Levels
                                        ------------------------------------------------
                                                     (Dollars in Thousands)
Capital components:
    Tier 1 capital                           $ 4,869          $ 4,532
    Total capital                              5,087            4,688

Assets:
    Risk weighted assets and
    off-balance sheet instruments            $44,173          $42,356

Capital ratios:
    Leverage                                    6.84%            6.74%         3.00%
    Tier 1 Risk-based capital                  10.97%           10.70%         4.00%
    Total risk-based capital                   11.47%           11.07%         8.00%

          FOR THE YEARS ENDED DECEMBER 31, 1994, 1993, AND 1992


RESULTS OF OPERATIONS

            Net income for 1994 was $534,386 or $5.22 per share, compared to $608,350 or $5.95 per share in 1993 and $621,000 or $6.07 per share in 1992.

            The increase in net income from 1992 to 1993 resulted from improved net interest margins, lower loan losses and improved non-interest income sources, including the addition of the bank's investment center and increased income for the bank's mortgage department. The decrease in net interest income from 1993 to 1994 was primarily due to decreasing net interest margins and noninterest income.

            Net income as a percent of average assets and average equity for the last three years was:

                                              Return on Average Assets                        Return on Average Equity
                                                    December 31,                                   December 31,
                                         ----------------------------------              ----------------------------------
                                            1994        1993        1992                    1994        1993        1992
                                         ----------------------------------              ----------------------------------
Net income                                  .81%       1.00%       1.16%                  12.95%      16.70%      20.67%

            No dividends were declared by Tom Green National during the years ended December 31, 1994, 1993 or 1992.

            The following is an analysis of the primary components of net income for the years ended December 31, 1994, 1993, and 1992.


NET INTEREST INCOME

            Net interest income is the principal source of Tom Green National's net income and represents the difference between interest income and interest expense. The following schedules provide a summary concerning net interest income, average balances, and the related interest rate/yield for the past three years. Nonaccruing loans are included in interest-earning assets; interest income on such loans is recorded when received.

            Interest earning assets include tax-exempt investments, and the related income is presented on a tax equivalent basis assuming a tax rate of 34% in 1995 and 1994. The amount of the tax-equivalent adjustment was $74,373.45, $80,540.85 and $84,007.82 for the years ended December 31, 1994,
1993, and 1992, respectively.

                                                                  December 31, 1994
                                          ---------------------------------------------------------------
                                                                               Interest        Average
                                               Average       Percent of         Income/         Yield/
                                               Balance      Total Assets        Expense          Rate
                                          ---------------------------------------------------------------
                                                                 (Dollars in Thousands)
Interest earning assets:
    Loans                                      $37,321          55.54%          $2,994          8.02%
    Taxable securities                          19,319          28.75            1,128          5.84%
    Nontaxable securities                        2,896           4.31              144          7.53%
    Federal funds sold                           1,685           2.51               54          3.20%
                                          ----------------------------------------------------
Total interest earning assets                  $61,221          91.11%          $4,320          7.06%
Non-interest bearing assets:
    Cash and due from banks                     $2,822           4.20%
    Premises and equipment                       2,245           3.34
    Other assets                                 1,195           1.78
    Reserve for loan losses                       (281)          (.43)
                                          -----------------------------------
Total assets                                   $67,202         100.00%
                                          ===================================
Interest-bearing liabilities:
    NOW accounts                               $12,776          19.01%            $252          1.97%
    Savings accounts                             1,867           2.78               37          1.98%
    Money market accounts                        3,508           5.22               74          2.11%
    Time deposits                               34,872          51.89            1,136          3.26%
    Short-term borrowings                          500            .74               29          5.8 %
                                          ----------------------------------------------------
Total interest-bearing liabilities             $53,523          79.64%          $1,528          2.86%

Non-interest bearing liabilities:
    Demand deposits                             $9,083          13.52%
    Other liabilities                              326            .49
                                          -----------------------------------
Total liabilities                              $62,932          93.65%

Stockholders' equity                             4,270           6.35%
                                          -----------------------------------
Total liabilities and
  stockholders' equity                         $67,202         100.00%
                                          ===================================

Net interest income                                                             $2,792
                                                                             ===============

Interest rate spread                                                                            4.20%

Net interest margin                                                                             4.66%

                                                                  December 31, 1993
                                          ---------------------------------------------------------------
                                                                               Interest        Average
                                               Average       Percent of         Income/         Yield/
                                               Balance      Total Assets        Expense          Rate
                                          ---------------------------------------------------------------
                                                                 (Dollars in Thousands)
Interest earning assets:
    Loans                                      $28,579          46.82%          $2,437          8.53%
    Taxable securities                          23,433          38.39            1,459          6.23%
    Nontaxable securities                        2,789           4.57              156          8.47%
    Federal funds sold                           1,271           2.08               38          2.99%
                                          ----------------------------------------------------
Total interest earning assets                  $56,072          91.86%          $4,090          7.29%

Non-interest bearing assets:
    Cash and due from banks                     $2,586           4.24%
    Premises and equipment                       1,632           2.67
    Other assets                                 1,044           1.71
    Reserve for loan losses                       (293)          (.48)
                                          -----------------------------------
Total assets                                   $61,041         100.00%
                                          ===================================
Interest-bearing liabilities:
    NOW accounts                               $10,709          17.54%            $180          1.68%
    Savings                                      1,358           2.22               27          1.99%
    Money market accounts                        3,055           5.00               63          2.06%
    Time deposits                               34,078          55.83            1,099          3.22%
    Short-term borrowings                          200            .33                8          3.96%
                                          ----------------------------------------------------
Total interest-bearing liabilities             $49,400          80.92%          $1,377          2.79%

Non-interest bearing liabilities:
    Demand deposits                             $7,666          12.56%
    Other liabilities                              324            .53
                                          -----------------------------------
Total liabilities                              $57,390          94.01%

Stockholders' equity                             3,651           5.99%
                                          -----------------------------------
Total liabilities and
  stockholders' equity                         $61,041         100.00%
                                          ===================================

Net interest income                                                             $2,713
                                                                             ===============
Interest rate spread                                                                            4.50%

Net interest margin                                                                             4.80%

                                                                  December 31, 1992
                                          ---------------------------------------------------------------
                                                                               Interest        Average
                                               Average       Percent of         Income/         Yield/
                                               Balance      Total Assets        Expense          Rate
                                          ---------------------------------------------------------------
                                                                 (Dollars in Thousands)
Interest earning assets:
    Loans                                      $21,250          40.30%          $2,034          9.57%
    Taxable securities                          21,809          41.37            1,581          7.25%
    Nontaxable securities                        2,775           5.26              163          8.90%
    Federal funds sold                           2,110           4.00               72          3.41%
                                          ----------------------------------------------------
Total interest earning assets                  $47,944          90.93%          $3,850          8.03%

Non-interest bearing assets:
    Cash and due from banks                     $2,692           5.11%
    Premises and equipment                       1,386           2.63
    Other assets                                 1,003           1.90
    Reserve for loan losses                       (302)          (.57)
                                          -----------------------------------
Total assets                                   $52,723         100.00%
                                          ===================================
Interest-bearing liabilities:
    NOW accounts                                $8,743          16.58%            $184          2.10%
    Savings                                        914           1.73               25          2.74%
    Money market accounts                        2,547           4.83               72          2.83%
    Time deposits                               31,877          60.46            1,325          4.16%
    Short term borrowings                            0           0.00                0          0.00%
                                          ----------------------------------------------------
Total interest-bearing liabilities             $44,081          83.60%          $1,606          3.64%

Non-interest bearing liabilities:
    Demand deposits                             $5,409          10.26%
    Other liabilities                              258            .49
                                          -----------------------------------
Total liabilities                              $49,748           9.35%

Stockholders' equity                             2,975           5.65%
                                          -----------------------------------
Total liabilities and
  stockholders' equity                         $52,723         100.00%
                                          ===================================
Net interest income                                                             $2,244
                                                                             ===============
Interest rate spread                                                                            4.39%

Net interest margin                                                                             4.56%

            The decrease in net interest income was attributable to lower net interest margins, which reflected narrower interest spreads. Interest expense on deposits decreased $229,000, or 16.63% from 1992 to 1993, representing a decrease of .85% in the cost of funds. Interest expense on deposits increased from 1993 to 1994 by $151,000 and the cost of funds increased .07% due primarily to rising interest rates. Interest income on earning assets increased $240,000 from 1992 to 1993, representing a decrease in the average yield of .74%. Interest income on earnings assets also increased from 1993 to 1994 by $230,000 representing a decrease in the average yield of .23%. The net interest margin rose by .24% from 1992 to 1993 and declined by .14% from 1993 to 1994 as investment yield continued to decline and cost of funds began to increase. During the same period, average interest bearing liabilities increased from $44,081 at December 31, 1992 to $49,400 at December 31, 1993. Average earning assets again increased from 1993 to 1994. They totaled $56,072 at December 31, 1993 and increased to $61,221 at December 31, 1994. During the same period, average interest bearing liabilities also increased, going from $49,400 at December 31, 1993 to $53,523 at December 31, 1994. Although both interest earning assets and interest earning liabilities declined by approximately the same amount during this period, increases in rates paid on time deposits coupled with the overall decrease in the yield on the security portfolio caused the interest spreads to narrow and the net interest margin to shrink.

            Net interest income is affected by the volume and rate of both interest-earning assets and interest-bearing liabilities. The following table depicts the dollar effect and rate changes for the different categories of interest-earning assets and interest-bearing liabilities and the resultant change in interest income and interest expense. Nonperforming loans are included with loans in such table.

                                                  1994 Compared to                                1993 Compared to
                                                   1993 Increase                                   1992 Increase
                                                 (Decrease) Due to                                (Decrease) Due to
                                        ---------------------------------------      -----------------------------------------
                                          Volume       Rate<F1>      Net                  Volume        Rate         Net
                                        ---------------------------------------      -----------------------------------------
Interest earned on:
------------------
Loans                                     $8,742      (.58%)        $534                  $7,329     (1.08%)        $404

Taxable securities                        (4,114)     (.38%)        (329)                  1,624     (1.02%)        (122)

Nontaxable securities                        107      (.94%)         (12)                     14      (.43%)          (7)

Federal funds sold                           414       .21%           16                    (839)    (1.92%)         (34)
                                        -----------             -----------------------------------              -------------
Total interest-earning
  assets                                  $5,149      (.27%)        $209                  $8,128      (.75%)        $232
                                        -----------             -----------------------------------              -------------

Interest paid on:
----------------
NOW accounts                               2,067       .29%           72                   1,966      (.42%)         ($4)

Savings and individual
  retirement accounts                        509      (.01%)          10                     444      (.75%)           2

Money market accounts                        453      (.05%)          11                     508      (.77%)          (9)

Certificates of deposit                      794      (.04%)          37                   2,201      (.94%)        (226)
                                        -----------             -----------------------------------              -------------
Total interest-bearing
  liabilities                             $3,823       .07%         $130                  $5,119      (.85%)        (237)
                                        -----------             -----------------------------------              -------------
Net interest income                                                  $79                                            $469
                                                                ============                                     =============

------------------------
<F1> Changes in interest income and interest expense due to both rate and volume are included in rate variances.

PROVISION FOR POSSIBLE LOAN LOSSES

            The provision for possible loan losses provides a reserve (the allowance for loan losses) against which loan losses are charged as those losses become evident. Management determines the appropriate level of the allowance for loan losses on a quarterly basis. These quarterly analyses take into consideration the results of an ongoing loan review and grading process, the purpose of which is to determine the level of credit risk within the portfolio at any given time.

            Utilizing the results of the loan review and grading process, a specific portion of the reserve is allocated to those loans which appear to represent a more than normal exposure risk. In addition, estimates are made for potential losses within the acceptably graded loan portfolios of consumer loans, residential mortgage loans, commercial real estate loans, and commercial loans not otherwise specifically reviewed, based on historical loss experience and other factors and trends.

            Provisions in 1992, 1993 and 1994 were $28,000, $0, and $151,000, respectively. Factors that influenced management's determination of amount of the provisions for loan losses include (i) an evaluation of each nonperforming, classified and potential problem loan to ascertain an estimate of loss exposure based upon circumstances then known to management,
(ii) current economic conditions and outlook, and (iii) an overall review of the loan portfolio in light of past loan loss experience. Net recoveries on loans of $26,000, $17,000 and $26,000 were realized for 1992, 1993 and 1994, respectively.

            Based on Tom Green National's review of remaining collateral and the financial condition of identified loans with characteristically more than a normal degree of risk, historical loan loss percentages and economic conditions, management believes that the allowance for loan losses at December 31, 1994, is adequate to cover future possible losses.

            Following are tables setting forth the activity for loan losses and the allocation of the allowance for possible loan losses, along with certain ratios for non-performing loans and total loans in 1994, 1993, and 1992:

                                ALLOWANCES FOR POSSIBLE LOAN LOSSES
                                              Years ended December 31,

                                            1994        1993        1992
                                            ----        ----        ----
                                               (Dollars in thousands)
Balance at beginning of period              $279        $302        $311

Loans charged off:
    Commercial & financial                   266           6           1
    Residential real estate                    0           3          52
    Consumer                                  34          31          10
                                  ---------------------------------------------------
Total charge-offs:                          $300        $ 40        $ 63

Recoveries:
    Commercial & financial                   (14)         (1)        (16)
    Residential real estate                   (3)        (10)         (4)
    Consumer                                  (9)         (6)         (6)
                                  ---------------------------------------------------
Total recoveries:                           $(26)       $(17)       $(26)

Net loans charged off                        274          23          37

Provision for possible loan losses
  charged against income                     151           0          28
                                  ---------------------------------------------------
Balance at end of period                    $156        $279        $302
                                  ===================================================
Net charge-offs/average loans                .72%        .08%        .17%

Allowance/total loans                        .38%        .78%       1.21%

Allowance/non-performing loans             20.39%      97.55%     106.71%

            The following tables set forth the allocation of the allowance for loan losses for the indicated categories of loans.

                                                            Reserve as a
                                                          Percent of Loans    Percent of Loans
                                              Reserve      Outstanding By     In Each Category
                                              Balance         Category         To Total Loans
                                          --------------------------------------------------------
                                                             December 31, 1994
                                          --------------------------------------------------------
                                                           (Dollars in Thousands)

Balance at end of
period applicable to:
--------------------

Commercial, financial and                       $  0               0%              24.1%
    agricultural

Real estate - construction                         0               0%               2.6%

Real estate - mortgage                             0               0%              50.8%

Installment loans to individuals                  37              .4%              22.1%

Lease financing                                    1              .6%                .4%

Unallocated                                      118               0%                 0
                                                 ---                              -----

    Total allowance                             $156             .38%             100.0%
                                                 ===                              =====

                                                  December 31, 1993
                                          ----------------------------------
                                               (Dollars in Thousands)
Balance at end of
period applicable to:
--------------------

Commercial, financial and agricultural      $  0          0%       24.5%
Real Estate - construction                     0          0%        1.8%
Real Estate - mortgage                        40         .3%       42.5%
Installment loans to individuals              45         .4%       30.3%
Lease financing                                2         .6%         .9%
Unallocated                                  192          0%          0
                                             ---                  -----

    Total allowance                         $279        .78%      100.0%
                                             ===                  =====
                                                  December 31, 1992
                                          ----------------------------------
                                               (Dollars in Thousands)
Balance at end of
period applicable to:
--------------------

Commercial, financial and agricultural      $ 55         .6%       34.8%
Real Estate - construction                     0          0%        1.2%
Real Estate - mortgage                        30         .2%       47.6%
Installment loans to individuals              34         .9%       14.6%
Lease financing                                6        1.3%        1.8%
Unallocated                                  177          0%          0
                                             ---                  -----

    Total allowance                         $302       1.21%      100.0%
                                             ===                  =====

RISK ELEMENTS IN A LOAN PORTFOLIO; INTEREST RECOGNITION

            Risk elements in a loan portfolio include loans accounted for on a nonaccrual basis, accruing loans that are contractually past due ninety days or more as to interest or principal payments, troubled debt restructurings, loans where there are serious doubts as to the ability of the borrower to comply with the present loan repayment terms, other real estate and significant industry concentrations (such as real estate, energy or agricultural loans).

            Non-performing assets defined as loans delinquent 90 or more days, nonaccrual loans, restructured loans, and foreclosed assets. Such assets do not necessarily represent future losses to Tom Green National Bank since underlying collateral can be sold, and the financial condition of the borrowers may improve. The following table sets forth the detail of non-performing assets. Tom Green National had no restructured loans at any of the dates listed herein.

                                                    December 31,
                                            ----------------------------
                                            1994        1993        1992
                                            ----        ----        ----
                                               (Dollars in Thousands)
Non-accrual loans                           $744        $230        $242
Loans past due 90 days or more                21          47           0
                                         -----------------------------------
    Total non-performing loans              $765        $277        $242
                                         ===================================

Foreclosed assets                              0           9          41
                                         -----------------------------------
    Total non-performing assets             $765        $286        $283
                                         ===================================

Non-performing loans to total loans         1.88%        .77%        .97%
Non-performing assets to total loans        1.88%        .77%       1.13%
Non-performing assets to total assets       1.11%        .45%        .48%

            The following table compares the allowance for loan losses and total nonperforming loans at December 31, 1994, 1993, and 1992:

                                                     December 31,
                                            ----------------------------
                                            1994        1993        1992
                                            ----        ----        ----
                                               (Dollars in Thousands)
Allowance for loan losses                  $ 156        $279        $302
Non-performing loans                         765         277         242
Allowance as a percentage of
    Non-performing loans                    20.4%      100.7%      124.8%

            At December 31, 1994, 1993 and 1992, there were no significant commitments to lend additional funds to borrowers whose loans were considered nonperforming.

            Tom Green National's policy is to discontinue accruing interest on loans when principal or interest is due and remains unpaid for 90 days or more, unless the loan is well secured and in the process of collection. Tom Green National would have recognized additional interest income of approximately $5,187, $6,095, and $4,084 for 1994, 1993 and 1992,
respectively, if contractual interest on these loans had been recognized. There was no interest collected or included in income relate to these loans in 1994, 1993 or 1992.

            Based on Tom Green National Bank's loan review process, historical loan loss experience, and economic conditions, management believes the allowance for possible loan losses at December 31, 1994 is adequate to cover potential losses in the loan portfolio.

            The loan portfolio does not include any loans to foreign countries, credit card loans or highly leveraged transactions loans.


NON-INTEREST INCOME

            The remaining earnings of a banking institution are typically generated through non-interest income from fees and service charges. The following tables outline the components of this income source for the years ended December 31, 1994, 1993, and 1992:

                                                     Year Ended                                 Change
                                                                            ----------------------------------------------
                                                     December 31,                 1994/1993               1993/1992
                                         ----------------------------------
                                            1994        1993        1992      Amount          %       Amount          %
                                            ----        ----        ----      ------         ---      ------         ---
                                                                         (Dollars in Thousands)
Service charges -
  deposit accounts                          $373        $339        $323        $34        10.0%         $16        4.9%

Mortgage fee income                          104         195          97        (91)      (46.7%)         98      101.0%

Investment fee income                         78         120          42        (42)      (35.0%)         78      185.7%

All other fee & charge income                 66          69          37         (3)       (4.3%)         32       86.5%
                                            ----------------------------------------                    -----

Total fee income                            $621        $723        $499       (102)       14.1%        $224       44.9%


Securities gains or (losses)                   5          12         132         (7)      (58.3%)       (120)     (90.9%)
                                            ----------------------------------------                    -----

Total non-interest income                   $626        $735        $631      $(109)      (14.8%)       $104       16.5%
                                            ========================================                    =====

            Non-interest income has expanded significantly since 1992, primarily the result of higher service charges, more accounts in the bank, and mortgage fee income as lower interest rates promoted home refinancings and new home construction and sales activity.

            All "other fees and income" show a continual increase from 1992 to 1994. The primary reason for this increase can be attributed to an overall increase in service charges on deposit accounts and investment fee and mortgage fee income.

            Overall, non-interest income increased from 1992 through 1993, with a slight decline in 1994. Management believes this level of non-interest income to be above its peer group averages for banks of this size and to represent attractive sources of additional income to Tom Green National.

OTHER EXPENSES

                                                   YEAR ENDED                       CHANGE

                                                  DECEMBER 31,             PERCENTAGE   PERCENTAGE
                                      -----------------------------------  ----------   ----------
                                           1994        1993        1992     1994/1993    1993/1992

                                                          (Dollars in Thousands)
Compensation & employee
    benefits                              $1,242      $1,306        $881       (4.9%)      48.2%
Occupancy & equipment
    expense                                  434         359         254       20.9%       41.3%
All other operating
    expenses                                 842         926         845       (9.1)%       9.6%
                                        ------------------------------------
Total non-interest expense                $2,518      $2,591      $1,980       (2.8)%      30.9%
                                        ====================================

            Total non-interest expenses (overhead) for Tom Green National over the three year period 1992, 1993, and 1994 as a percentage of total assets were 3.36%, 4.11% and 3.65%, respectively.

            Personnel expenses were the largest contributor to the increases in operating expenses. These expenses increased as a result of both normal salary and compensation increases and growth in the number of personnel during such period. Additionally, certain officers' compensation was tied to bank performance levels, and as the bank's profitability increased compensation expenses increased.

            Equipment and occupancy expenses increased during such period with the purchase and upgrade of equipment and the bank's opening of two new locations.

            FDIC assessments and other types of insurance related expenses are included in the "all other expense" category. From 1992 to 1993, FDIC assessments increased $24,443, or 19.3%, and from 1993 to 1994 FDIC assessments increased $13,958, or 9.23%.

INCOME TAXES

            A reconciliation of expected income tax expense for Tom Green National, computed by applying the Federal statutory rate of 34% to income before the provision for income taxes, is as follows:


                                                                                 December 31,
                                                                  1994              1993            1992
                                                            -----------------------------------------------------
                                                                           (Dollars in Thousands)
Federal income taxes at statutory rate                          $254,509          $295,397          $303,829
Less:
    Tax exempt interest                                          (49,086)          (53,158)          (55,075)
    Bond accretion                                                (7,154)           (2,990)           (6,270)
    Excess of tax over book depreciation                         (11,055)                0            (5,827)
    Excess of tax over book bad debt provision                   (53,731)           (7,889)                0
    Other                                                              0            (1,134)                0

Add:
    Tax gain on sale of securities                                 3,827             4,084             7,396
    Excess of book over tax bad debt provision                         0                 0             5,390
    Sec. 291 interest expense disallowed                           4,491             4,263             5,747
    Other                                                          3,319             3,590             2,028
                                                            -----------------------------------------------------
    Total provision for income taxes before
    Alternative Minimum Tax Credit                               145,120           242,164           257,218
    Less Alternative Minimum Tax Credit                                0                 0            (6,982)
                                                            -----------------------------------------------------
    Total provision for current income taxes                    $145,120          $242,164          $250,236
    Total deferred income tax provision/benefit                   69,055             6,788             1,639
    Earned surplus tax benefit                                                                        (6,085)
                                                            -----------------------------------------------------
      Total income tax expense                                  $214,175          $248,952          $245,790
                                                            =====================================================

            Tom Green National adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," during 1993. There was no effect to the reported results of operations as a result of this adoption.

                                   FINANCIAL CONDITION

LOANS

            The loan portfolio constitutes the major earning asset of most banks and typically offers the best alternative for obtaining the maximum interest spread above the cost of funds. The overall economic strength of any bank parallels the quality and yield of its loan portfolio. The following table presents loans outstanding at December 31, 1994, 1993, and 1992.

                                           December 31, 1994       December 31, 1993       December 31, 1992
                                           -----------------       -----------------       -----------------
                                                    Percent                 Percent                 Percent
                                          Amount    of Total      Amount    of Total      Amount    of Total
                                          ------    --------      ------    --------      ------    --------
                                                                (Dollars in Thousands)
Commercial, financial and
    agricultural                          $9,930       24.4%      $8,989       25.1%      $8,844       35.3%
Real Estate - construction                 1,074        2.6          663        1.8          317        1.3
Real Estate - mortgage                    20,878       51.2       15,555       43.4       12,090       48.3
Installment loans to individuals           8,695       21.3       10,336       28.8        3,336       13.3
Lease financing                              161         .4          317         .9          453        1.8
                                       -------------------------------------------------------------------------
      Total loans                        $40,738        100%     $35,860        100%     $25,040        100%
                                       =========================================================================

            Commercial and financial loans include loans made for agricultural purposes other than agricultural loans that are secured by land, which are categorized as commercial real estate loans. Commercial and residential real estate loans include both interim construction financing and permanent financing. Tom Green National does not have any significant lease financing transactions.

            The loan portfolio experienced an increase of $4,878,000 or 14% from December 31, 1993 to December 31, 1994. The major portion of this increase resulted from an increase in farmland and commercial real estate loans. Most other loan categories were relatively constant from 1993 to 1994.

            The following table sets forth the maturity composition of total loans at December 31, 1994, December 31, 1993 and December 31, 1992.

                                            December 31, 1994      December 31, 1993       December 31, 1992
                                            -----------------      -----------------       -----------------
                                          Percent                 Percent                 Percent
                                          of Total    Amount      of Total    Amount      of Total    Amount
                                          --------    ------      --------    ------      --------    ------
                                                                 (Dollars in Thousands)
In one year or less                        69.4%     $28,262       59.7%     $21,404       71.9%     $18,003
After one through five years               28.0       11,393       38.6       13,862       26.3        6,581
After five years                             .8          339        1.0          364         .9          214
Nonaccrual                                  1.8          744         .7          230         .9          242
                                        ----------------------------------------------------------------------
Total loans                                 100%     $40,738        100%     $35,860        100%     $25,040
                                        ======================================================================

                                                                  Interest Sensitivity
                                        ----------------------------------------------------------------------
                                          December 31, 1994      December 31, 1993         December 31, 1992
                                          -----------------      -----------------         -----------------
                                           Fixed    Variable      Fixed     Variable       Fixed    Variable
                                           Rate       Rate        Rate        Rate         Rate       Rate
                                          ------    --------     ------     --------      ------    --------
                                                               (Dollars in Thousands)
In one year or less                       $6,647      $5,185      $7,219      $3,524      $7,017      $1,289
After one through five years              10,800         835      12,286       1,060       5,625       1,446
After five years                             574      16,697         420      11,351         318       9,345
                                        ----------------------------------------------------------------------
Total loans                              $18,021     $22,717     $19,925     $15,935     $12,960     $12,080
                                        ======================================================================

INVESTMENTS

            Tom Green National's holdings of short-term investments and scheduled maturities of investment securities serve as a source of liquidity to meet depositor and borrower fund requirements, in addition to being a significant element of total interest income. Tom Green National Bank has implemented a laddered portfolio and maintains short maturity terms on all securities purchased (majority at five years or less). Any loan growth or depositor needs should be able to be met as a result of laddered maturities in the bank's securities portfolio.

            Since 1992, the par value of total investment securities have grown from $18,765,000 to $20,050,893 at 1994, reflecting the growth in bank deposits of $8,602,000 or 15.57%.

            On January 1, 1994, Tom Green National adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS 115"). Under SFAS 115, each security is classified as either trading, available for sale or held to maturity. Investments held to maturity are recorded as amortized cost. Securities available for sale are recorded at their fair value. The after-tax difference between amortized cost and fair value of securities available for sale is recorded as an unrealized gain or loss on securities and either increased (in the case of an unrealized gain) or decreases (in the case of an unrealized loss) total shareholders' equity. The tax impact of such adjustment is recorded as an adjustment to the amount of the deferred tax liability.


SECURITIES PORTFOLIO

            The following table presents the composition of investment securities allocated between held-to maturity and available-for-sale and the change in each category for the periods presented.

                                       December 31,       December 31,                 Change
                                                                         ------------------------------------
                                          1994               1993              Amount           Percent
                                    -------------------------------------------------------------------------

                                                            (Dollars in Thousands)
Held to Maturity:
U.S. Treasuries and agencies             $8,580            $13,158            ($4,578)            (34.79%)
Obligations of states and
  political subdivisions                  1,441              2,686             (1,245)            (46.35%)
Mortgage-backed securities                    0              2,915             (2,915)               n/a
Corporate bonds and other                    72                435               (363)            (83.45%)
                                    -------------------------------------------------------
Total investments held to maturity      $10,093            $19,194            $(9,101)            (47.42%)
                                    -------------------------------------------------------
Available for sale:
U.S. Treasuries and agencies              7,845                 --              7,845                 --
Obligations of states and
  political subdivisions                  1,360                 --              1,360                 --
Mortgage-backed securities                1,067                 --              1,067                 --
                                    -------------------------------------------------------
Total investments
  available for sale                     10,272                 --             10,272                 --
                                    -------------------------------------------------------
Total investments                       $20,365            $19,194             $1,171               6.10%
                                    =======================================================


                                                      1994                     1993                  1992
                                                      ----                     ----                  ----
                                                     Percent                 Percent               Percent
                                          Book       of Total     Book       of Total     Book      of Total
                                          Value     Securities    Value     Securities    Value    Securities
                                      -------------------------------------------------------------------------
                                                                 (Dollars in Thousands)
U.S. government                          $11,211      55.98%      $8,211      42.78%      $7,106      30.38%
U.S. government
  agencies and corporations                5,000      24.97        4,947      25.77        7,992      34.17
Municipals and other
  tax-exempt                               2,782      13.89        2,686      13.99        2,875      12.29
Mortgage-backed securities                   963       4.81        2,915      15.19        4,284      18.32
Corporate bonds and
  other<F1>                                   71        .35          435       2.27        1,130       4.84
                                      -------------------------------------------------------------------------
      Total Securities                   $20,027     100.00%     $19,194     100.00%     $23,387     100.00%
                                      =========================================================================

------------------------
<F1> Includes Federal Reserve Bank Stock

INVESTMENT SECURITIES - MATURITIES AND YIELDS

            The following table shows the maturities and yields for the various forms of investment securities:

                                                                         December 31, 1994
                                                                             Maturing
                                -------------------------------------------------------------------------------------------------
                                                                   After one              After five
                                       In one year                  through               through ten            After ten
                                         or less                   five years                years                 years
                                -------------------------------------------------------------------------------------------------
                                   Amount       Yield         Amount       Yield       Amount     Yield       Amount     Yield
                                -------------------------------------------------------------------------------------------------

                                                                      (Dollars in Thousands)
U.S. government                    $1,500        6.62%        $9,656        5.50%       $--        --%          $--         --%
U.S. government
  agencies & corporations           2,500        5.49%         2,500        5.88%        --        --            --         --
Municipals and other
  tax exempt<F1>                      990        7.99%         1,745        6.71%        --        --            --         --
Mortgage-backed
  securities                            9        5.74%            --          --         --        --         1,056       6.89%
Corporate bonds and other              71          --             --          --         --        --            --         --
                                --------------           ----------------           -----------          -------------
                                   $5,070        6.33%       $13,901        5.72%        $0         0%       $1,056       6.89%
                                ==============           ================           ===========          =============

---------------------
<F1> Yield presented on a tax-equivalent basis assuming a tax rate of 34%

            By maturity, 25.32% of the portfolio valued at par will mature within one year, 69.41% within five years and 5.27% after 10 years.

DEPOSITS

            The deposit base provides the major funding source for interest earning assets of Tom Green National. Tom Green National's average deposits have increased during the period from December 31, 1992 to December 31, 1994. Tom Green National's total average deposits were $62,606 at December 31, 1994, $57,066 at December 31, 1993 and $49,490 at December 31, 1992. This
represents an overall increase during these periods of 26.50%. Management believes that demand, savings and certificates of deposit less than $100,000 represent a core base of deposits while certificates of deposits of $100,000 or more and public funds and money market accounts are more subject to interest rate variations and, thus, are not included in the core deposit base. The levels of core deposits were $30,141 at December 31, 1994, $28,521 at December 31, 1993, and $23,353 at December 31, 1992. This represents an increase in core deposits during those periods of 29.07%. The following tables indicate the mix and levels of deposits at December 31, 1994, 1993, and 1992.

                                                          December 31, 1994
                                                          -----------------
                                                             Cost of
                                              Amount          Funds           Percent
                                              ------          -----           -------
                                                       (Dollars in Thousands)
Demand and other noninterest bearing          $12,880             0%          20.17%
NOW accounts                                   13,019          1.96%          20.39
Savings                                         1,741          2.00%           2.73
Money market deposit accounts                   3,088          2.09%           4.84
Certificates of Deposit/IRAs:
      Less than $100,000                       18,792          3.94%          29.43
      $100,000 or more                         14,340          3.81%          22.44
                                              -------                        ------
      Total deposits                          $63,860          2.74%         100.00%
                                              =======                        ======

                                                          December 31, 1993
                                                          -----------------
                                                             Cost of
                                              Amount          Funds           Percent
                                              ------          -----           -------
                                                       (Dollars in Thousands)
Demand and other noninterest bearing          $8,103              0%          13.80%
NOW accounts                                  11,663           1.94%          19.86
Savings                                        1,734           1.99%           2.95
Money market deposit accounts                  2,866           2.07%           4.88
Certificates of Deposit/IRAs:
      Less than $100,000                      20,998           3.03%          35.76
      $100,000 or more                        13,353           3.21%          22.75
                                              ------                         ------
      Total deposits                         $58,717           2.37%         100.00%
                                             =======                         ======

                                                          December 31, 1992
                                                          -----------------
                                                             Cost of
                                              Amount          Funds           Percent
                                              ------          -----           -------
                                                       (Dollars in Thousands)
Demand and other noninterest bearing          $6,343              0%          11.48%
NOW accounts                                   9,123           1.50%          16.51
Savings                                        1,025           2.00%           1.85
Money market deposit accounts                  2,950           2.06%           5.34
Certificates of Deposit/IRAs:
      Less than $100,000                      19,259           3.41%          34.85
      $100,000 or more                        16,558           3.62%          29.97
                                             -------                         ------
      Total deposits                         $55,258           2.68%         100.00%
                                             =======                         ======

                                       December 31,      Percent
                                          1994           of Total
                                       ------------      --------
                                         (Dollars in Thousands)
KAT
Three months or less                     $ 6,026          42.02%
Over three through twelve months           7,914          55.19
Over twelve months                           400           2.79
                                         ----------------------
      Total                              $14,340         100.00%
                                         ======================

LIQUIDITY AND RATE SENSITIVITY

            Liquidity is the measure of Tom Green National's ability to meet its customers' present and future deposit withdrawals or increased loan demand without penalizing earnings. Interest rate sensitivity involves the relationships between rate sensitive assets and liabilities and is an indication of the probable effects of interest rate fluctuation on Tom Green National's net interest income. Tom Green National manages both liquidity and interest sensitivity using a static gap model and simulation model which are both reviewed on a monthly basis by the Board of Directors.

            Liquidity is provided for Tom Green National by projecting credit demand and other financial needs and then maintaining sufficient cash and assets readily convertible into cash to meet these projected requirements. Tom Green National provides for its liquidity needs through core deposits, maturing loans, scheduled maturities of U.S. Treasury notes and federal funds sold. Cash, due from bank accounts and federal funds sold were $3,378,754 at December 31, 1994, $4,167,539 at December 31, 1993, and $5,714,557 at
December 31, 1992. These levels represent a decline of 27.07% from 1992 to 1993 and 18.93% from 1993 to 1994; however, these levels are considered to be adequate in view of projected liquidity needs.

            Interest rate-sensitive assets and liabilities are those with yields or rates subject to change within a future time period due to maturity or changes in market rates. An ongoing objective of the use of Tom Green National's asset/liability models is to monitor gaps between rate-adjustable assets and liabilities and to make sure these gaps fall within the board approved ranges given the current interest rate market. The models are also used to project future net interest income under a set of possible interest rate movements. The Board of Directors reviews this information to determine if the projected future net interest income levels would be acceptable. Tom Green National attempts to stay within acceptable gap levels and net interest income levels by matching as closely as possible rate-adjustable assets and liabilities with similar maturity horizons. Management realizes, however, that there are limits to these efforts because of relatively low loan volume compared to the level of deposits and the need to invest in securities that will maximum yield rather than match shorter-term interest sensitive liabilities.

            The following table reflects rate-sensitive assets and liabilities of Tom Green National at December 31, 1994, 1993, and 1992.

                                           1994        1993       1992
                                           ----        ----       ----
Rate-Sensitive Assets:
---------------------
Loans less than one year                 $16,795     $15,555     $17,104
Investments less than one year             6,352       8,780      10,225
Federal funds less than one year               0       2,205       3,750
                                         -------     -------     -------
Total rate-sensitive assets              $23,147     $26,540     $31,079
                                         =======     =======     =======
Rate-sensitive assets to
      total assets                         33.65%      42.20%      52.74%
Rate-Sensitive Liabilities:
--------------------------
Savings accounts less
      than one year                      $ 1,741     $ 1,734     $ 1,025
NOW accounts less than
      one year                            13,018      11,663       9,123
Money market funds
      less than one year                   3,089       2,866       2,950
CDs/IRAs less than one year               32,292      33,707      35,452
Federal funds purchased                      405           0           0
                                         -------     -------     -------
Total rate-sensitive liabilities         $50,545     $49,970     $48,550
                                         =======     =======     =======
Rate-sensitive liabilities
      to total liabilities                 78.67%      79.51%      82.42%
Total assets                             $68,789     $62,888     $58,927
Cumulative gap                          ($27,398)   ($23,430)   ($17,471)
One year cumulative gap divided
      by total assets                     (39.83%)    (37.26%)    (29.65%)

            These interest sensitivity positions are considered acceptable by management.

            The market value of total investment securities was $19,742,860, $19,614,390, and $23,860,313 at December 31, 1994, 1993, and 1992,
respectively.

            During the periods shown, funds provided from maturities and prepayments allowed for significant repositioning to increase the overall quality of the portfolio and increase the percentage held in direct U.S. government obligation. Mortgage-backed securities that had been purchased for asset liability management purposes were replaced with more predictable short-term government obligations.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

            The following table sets forth, as of the record date, the names and addresses of each beneficial owner of more than 5% of Tom Green National Common known to the Board of Directors of Tom Green National, showing the amount and nature of such beneficial ownership and the names of each director and executive officer of Tom Green National who owns shares of Tom Green National Common, the number of shares of Tom Green National Common owned beneficially by each director and executive officer, and the number of shares of Tom Green National Common owned beneficially by all directors and executive officers as a group. None of the shareholders listed herein would own, on a pro forma basis giving effect to the Merger, more than 1% of the issued and outstanding shares of Boatmen's Common.

                                 Shares of Tom Green National
Name and Address<F1>              Common Beneficially Owned             Percent of Class<F2>
----------------                  -------------------------             ----------------
George Alexander<F3>                       1,800                             1.61%

Vallerie Allison<F4>                       1,000                              <F*>

Don Butts<F5>                              200                                <F*>

Carolyn Cargile<F6>                        5,900                             5.29%
113 North Bell
San Angelo, Texas 76903

John S. Cargile<F7>                        8,360                             7.50%
2304 Douglas Drive
San Angelo, Texas 76903

Dick Compton<F8>                           2,500                             2.24%

George H. Crownover<F9>                    340                                <F*>

Chris Dawson<F10>                          1,000                              <F*>

Lisa K. Eady<F11>                          1,000                              <F*>

Todd E. Huckabee<F12>                      7,450                             6.68%
P.O. Box 30083
San Angelo, Texas 76903

Brenda Kellermeier<F13>                    1,000                              <F*>

Clovis Olsak<F14>                          500                                <F*>

Rodney Ripple<F15>                         300                                <F*>

Jim Terry<F16>                             1,684                             1.51%

                                 Shares of Tom Green National
Name and Address<F1>              Common Beneficially Owned             Percent of Class<F2>
----------------                  -------------------------             ----------------
Ben Woodward<F17>                          2,700                             2.42%

Directors and Executive
Officers of Tom Green
National as a Group (15
person)                                    35,734                           32.05%

-------------------

<F*>         Represents less than 1% of the issued and outstanding shares of
             Tom Green National Common.
<F1>         Addresses are provided only with respect to each beneficial owner of more than 5% of Tom Green National Common known to the Board of Directors of Tom Green National.

<F2>         Percentages are based upon a total of 111,500 shares of Tom Green
             National, which include options outstanding for 9,275 shares of Tom Green National Common.

<F3>         Mr. Alexander serves as a director of Tom Green National.
             Includes 750 shares held by Alexander Construction Company and 250 shares held by Alexander Investment Group, of each of which Mr. Green is President.

<F4>         Ms. Allison serves as Vice President and Mortgage Loan Officer of
             Tom Green National. Includes options to acquire 1,000 shares of Tom Green National Common.

<F5>         Mr. Butts serves as a director of Tom Green National.

<F6>         Ms. Cargile serves as a director of Tom Green National.

<F7>         Mr. Cargile serves as a director of Tom Green National.  Includes
             1,000 shares held in the name of Clara W. Cargile, Mr. Cargile's spouse.

<F8>         Ms. Compton serves as a director of Tom Green National.  Shares are held in the names of Dick and Vi Compton.

<F9>         Mr. Crownover serves as a director of Tom Green National.  Shares are held in the names of George H. Crownover or Wilma M. Crownover.

<F10>        Mr. Dawson serves as Senior Loan Officer of Tom Green National.
             Includes options to acquire 1,000 shares of Tom Green National Common.

<F11>        Ms. Eady serves as Vice President and Investment Officer of Tom
             Green National. Includes options to acquire 1,000 shares of Tom Green National Common.

                                    98

<F12>        Mr. Huckabee serves as President and a director of Tom Green
             National. Includes options to acquire 5,275 shares of Tom Green National Common.

<F13>        Ms. Kellermeier serves as Senior Vice President and Agricultural
             Lending Officer of Tom Green National. Includes options to acquire 1,000 shares of Tom Green National Common.

<F14>        Mr. Olsak serves as a director of Tom Green National.

<F15>        Mr. Ripple serves as a director of Tom Green National.  Includes
             150 shares held by Karen A. Ripple, Mr. Ripple's wife.

<F16>        Mr. Terry serves as a director of Tom Green National.

<F17>        Mr. Woodward serves as a director of Tom Green National.  Includes
             625 shares held by each of the Ruth Starr Cargile Trust, the Patricia Pope Cargile Trust, the Martha Carolyn Cargile Trust and the John Stark Cargile, III Trust, each of which Mr. Woodward serves as Trustee.

FAMILY RELATIONSHIPS

            Carolyn Cargile, who serves as a director of Tom Green National, and John S. Cargile, who serves as a director of Tom Green National, are siblings.

                                 LEGAL OPINION

            The legality of the securities offered hereby will be passed upon by Lewis, Rice & Fingersh, L.C. Members of Lewis, Rice & Fingersh, L.C. and attorneys employed by them owned, directly or indirectly, as of November 1, 1995, 76,995 shares of Boatmen's Common.


                                       EXPERTS

INDEPENDENT AUDITORS FOR BOATMEN'S

            The consolidated financial statements of Boatmen's incorporated by reference in Boatmen's Annual Report (Form 10-K) for the year ended
December 31, 1994 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

            The supplemental consolidated financial statements of Boatmen's, included in Boatmen's Current Report (Form 8-K) dated April 28, 1995, at December 31, 1994 and 1993, and for each of the three years in the period ended December 31, 1994, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference, which is based in part on the reports of KPMG Peat Marwick LLP and Frost & Company, independent auditors. The supplemental consolidated financial statements referred to above are incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

            The consolidated financial statements of Fourth Financial appearing in Fourth Financial's Annual Report (Form 10-K) for the year ended December 31, 1994, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference which, as to the year 1992 is based in part on the reports of Arthur Andersen LLP, Sartain Fischbein & Co., and GRA, Thompson, White & Co., P.C., independent auditors. The financial statements referred to above are included in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.


INDEPENDENT AUDITORS FOR TOM GREEN NATIONAL

            The consolidated financial statements of Tom Green National at December 31, 1994 and for the year then ended appearing in this Proxy Statement/Prospectus and Registration Statement have been audited by Oliver, Rainey & Wojtek, L.L.P., independent certified public accountants, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


PRESENCE AT SPECIAL MEETING

            Representatives of Oliver, Rainey & Wojtek, L.L.P., are expected to be present at the Special Meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.


                         SHAREHOLDER PROPOSALS

            Shareholder proposals for the annual meeting of Boatmen's shareholders to be held in April 1996 must have been received by Boatmen's not later than November 14, 1995 in order to have been considered for inclusion in the 1996 proxy statement. Shareholder proposals must also satisfy the requirements set forth in the Bylaws of Boatmen's described under "COMPARISON OF SHAREHOLDER RIGHTS -- Shareholder Proposal Procedures." Shareholder proposals for the 1997 annual meeting of Boatmen's must meet the requirements established by the S.E.C. for shareholder proposals and must be received by Boatmen's on a date to be determined and announced in Boatmen's proxy statement for its 1996 annual meeting in order to be considered for inclusion in the 1997 proxy statement. Upon receipt of any such proposal, Boatmen's will determine whether or not to include such proposal in the proxy statement and proxy in accordance with the S.E.C.'s regulations governing the solicitation of proxies.
                               ---------------

                       TOM GREEN NATIONAL BANK

                        FINANCIAL STATEMENTS

                      INDEPENDENT AUDITORS' REPORT


To The Audit Committee of
The Board of Directors of
Tom Green National Bank
San Angelo, Texas


            We have audited the accompanying balance sheet of Tom Green National Bank as of December 31, 1994, and the related statements of income, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audit.

            We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

            In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tom Green
National Bank at December 31, 1994, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.



San Angelo, Texas
January 10, 1995

                        TOM GREEN NATIONAL BANK
                             BALANCE SHEETS

                                    September 30,        December 31,
                                        1995          1994        1993
                                    -------------  ----------  ----------

                                     (Unaudited)               (Unaudited)

                                                 (In Thousands)
ASSETS
Cash and cash equivalents
  Non-interest bearing deposits
    and cash                           $   2,449  $    3,379  $    1,962
  Federal funds sold                       2,450         -0-       2,205
                                       ---------  ----------  ----------

    Total cash and cash equivalents        4,899       3,379       4,167
                                       ---------  ----------  ----------

Certificates of deposit purchased           -0-          795         995
                                       ---------  ----------  ----------

Investment securities (estimated
  market value $22,027, $19,742
  and $19,614 at September 30,
  1995, December 31, 1994 and
  1993, respectively)                     22,023      20,027      19,194
                                       ---------  ----------  ----------

Loans                                     42,574      40,738      35,860

Less allowance for possible
  loan losses                               (218)       (156)       (279)
                                       ---------  ----------  ----------

  Net loans                               42,356      40,582      35,581
                                       ---------  ----------  ----------


Accrued interest receivable                1,059         965         869
Premises and equipment, net                2,229       2,436       1,853
Other assets                                 271         460         230
                                       ---------  ----------  ----------

  Total Assets                         $  72,837  $   68,644  $   62,889
                                       =========  ==========  ==========







See accompanying notes.


                                        F-3

OLIVER, RAINEY & WOJTEK, L.L.P.-CERTIFIED PUBLIC ACCOUNTANTS-SAN ANGELO, TEXAS


                             TOM GREEN NATIONAL BANK
                            BALANCE SHEETS - CONTINUED



                                    September 30,        December 31,
                                        1995          1994        1993
                                    -------------  ----------  ----------

                                     (Unaudited)               (Unaudited)

                                         (In Thousands, except share
                                           and per share amounts)
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
  Demand and other non-interest        $   8,720  $    9,749  $    8,161
   bearing
  NOW and money market accounts           16,508      18,514      14,468
  Savings                                  1,992       1,741       1,736
Time - $100 and over                      18,053      14,340      15,116
Other time                                22,203      19,516      19,236
                                       ---------  ----------  ----------

  Total deposits                          67,476      63,860      58,717
Federal funds purchased                      -0-         215         -0-
Accrued interest, taxes and
  expenses                                   514         261         175
                                       ---------  ----------  ----------

  Total liabilities                       67,990      64,336      58,892
                                       ---------  ----------  ----------


STOCKHOLDERS' EQUITY
  Common stock, par value $10;
  150,000 shares authorized;
  102,225 shares issued and
  outstanding                              1,022       1,022       1,022
Capital surplus                            1,022       1,022       1,022
Retained earnings                          2,825       2,487       1,953
Reserve for AFS gains/losses                 (22)       (223)        -0-
                                        --------  ----------  ----------

Total stockholders' equity                 4,847       4,308       3,997
                                       ---------  ----------  ----------

  Total Liabilities and
    Stockholders' Equity               $  72,837  $   68,644  $   62,889
                                       =========  ==========  ==========






See accompanying notes.

                                        F-4

OLIVER, RAINEY & WOJTEK, L.L.P.-CERTIFIED PUBLIC ACCOUNTANTS-SAN ANGELO, TEXAS

                                     TOM GREEN NATIONAL BANK
                                       STATEMENTS OF INCOME

                                        Nine Months ended
                                          September 30,            Year ended December 31,
                                         1995        1994        1994        1993        1992
                                      ----------  ----------  ----------  ----------  ----------

                                      (Unaudited) (Unaudited)             (Unaudited) (Unaudited)
                                                (In Thousands, except per share amounts)
Interest Income:
  Loans                                $   2,659   $   2,220   $   2,993   $   2,392   $   1,971
  Other Investments                          179          42         107         177         254
  Investment securities                      824         993       1,220       1,522       1,625
                                       ---------   ---------   ---------   ---------   ---------

    Total interest income                  3,662       3,255       4,320       4,091       3,850
                                       ---------   ---------   ---------   ---------   ---------

Interest expense:
  Deposits                                 1,655       1,114       1,499       1,370       1,606
  Federal funds purchased                      5          14          29           8         -0-
                                       ---------   ---------   ---------   ---------   ---------

    Total interest expense                 1,660       1,128       1,528       1,378       1,606
                                       ---------   ---------   ---------   ---------   ---------

    Net interest income                    2,002       2,127       2,792       2,713       2,244

Provision for possible
  loan losses                               (114)        (26)       (151)        -0-         (28)
                                       ---------   ---------   ---------   ---------   ---------
    Net interest income
     after provision for
     possible loan losses                  1,888       2,101       2,641       2,713       2,216
                                       ---------   ---------   ---------   ---------   ---------

Other income:
  Services charges and
    fees                                     376         485         478         694         496
  Gain on sale of
    investment securities                    -0-         -0-           5          12         161
  Other operating income                      71           9         143          29         (26)
                                       ---------   ---------   ---------   ---------   ---------

  Total other income                         447         494         626         735         631
                                       ---------   ---------   ---------   ---------   ---------

Other expenses:
  Compensation and benefits                  898         934       1,168       1,306         881
  Occupancy and equipment
     expense                                 323         323         203         359         254
  Other operating expenses                   633         609       1,148         926         845
                                       ---------   ---------   ---------   ---------   ---------

    Total other expenses                   1,854       1,866       2,519       2,591       1,980
                                       ---------   ---------   ---------   ---------   ---------


See accompanying notes.


                                        F-5

OLIVER, RAINEY & WOJTEK, L.L.P.-CERTIFIED PUBLIC ACCOUNTANTS-SAN ANGELO, TEXAS


                                       TOM GREEN NATIONAL BANK
                                  STATEMENTS OF INCOME - CONTINUED


                                        Nine Months ended
                                          September 30,            Year ended December 31,
                                         1995        1994        1994        1993        1992
                                      ----------  ----------  ----------  ----------  ----------

                                      (Unaudited) (Unaudited)             (Unaudited) (Unaudited)
                                                (In Thousands, except per share amounts)

Income before taxes                    $     481   $     729   $     748   $     857   $     867
Income taxes                                (143)       (218)       (214)       (249)       (246)
                                       ---------   ---------   ---------   ---------   ---------

  Net income                           $     338   $     511   $     534   $     608   $     621
                                       =========   =========   =========   =========   =========

Earnings per share:

  Net income                                3.31        5.00        5.22        5.95        6.08
                                       =========   =========   =========   =========   =========












See accompanying notes.

                                        F-6

OLIVER, RAINEY & WOJTEK, L.L.P.-CERTIFIED PUBLIC ACCOUNTANTS-SAN ANGELO, TEXAS

                                        TOM GREEN NATIONAL BANK
                           STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY


                                                                   AFS
                                          Common     Capital    Security    Retained
                                          Stock      Surplus     Reserve    Earnings
                                         -------     -------    --------    --------
                                                       (In Thousands)
Balance, December 31, 1991               $ 1,000     $ 1,000    $    -0-    $    724
Net income (unaudited)                                                           621
Issuance of common stock
  (unaudited)                                 10          10

                                         -------     -------    --------    --------
Balance, December 31, 1992
  (unaudited)                              1,010       1,010         -0-       1,345
Net income (unaudited)                                                           608
Issuance of common stock
  (unaudited)                                 12          12
                                         -------     -------    --------    --------
Balance, December 31, 1993                 1,022       1,022         -0-       1,953
Net income                                                                       534
Effect of a change in
  accounting principle for
  adoption of SFAS No. 115,
  net of tax                                                         135
Unrealized loss on securities
  available-for-sale, net
  of tax                                                            (358)
                                         -------     -------    --------    --------
Balance, December 31, 1994                 1,022       1,022        (223)      2,487
Net income (unaudited)                                                           338
Unrealized gain in AFS
  securities (unaudited)                                             201
                                         -------     -------    --------    --------
Balance, September 30, 1995
  (unaudited)                            $ 1,022     $ 1,022    $    (22)   $  2,825
                                         =======     =======    ========    ========











See accompanying notes.

                                        F-7

OLIVER, RAINEY & WOJTEK, L.L.P.-CERTIFIED PUBLIC ACCOUNTANTS-SAN ANGELO, TEXAS

                                        TOM GREEN NATIONAL BANK
                                        STATEMENTS OF CASH FLOWS

                                          Nine Months ended
                                           September 30,            Year ended December 31,
                                         1995        1994        1994        1993          1992
                                      ----------  ---------   ---------   ---------     ----------
                                      (Unaudited) (Unaudited)             (Unaudited)   (Unaudited)
                                                 (In Thousands, except per share amounts)
Operating activities
 Net income                              $  338      $  511      $  534      $  608      $  621
 Adjustments to reconcile
  net income to cash provided
  by operating activities:
   Depreciation and amortization            178         172         233         171         140
   Provision for possible loan
    losses                                  114          26         152         -0-          28
   (Gain) loss on sale of
    investment securities                   -0-         -0-          (5)        (12)       (161)
   Provision for deferred taxes              12         (54)         69          (7)          2
   (Gain) loss on sale of premises           (1)        -0-           1         -0-          29
   Net amortization (accretion)
     of premium and discount
     on investment securities               126         133         177         119          11
   Decrease (increase) in
    accrued interest receivable             (94)         30         (89)        (58)         (4)
   Decrease (increase) in
    other assets                            133        (262)       (113)        (72)         73
   Increase (decrease) in
    accrued and other
    liabilities                             241         190          16        (140)         72
                                          -----        ----        ----         ---        ----

Net cash provided by
 operating activities                     1,047         746         975         609         811
                                          -----        ----        ----        ----        ----

Investing activities
 Maturities of certificates
  of deposit                                -0-         995         200         -0-         -0-
 Purchase of investment
  securities                             (5,300)     (9,055)     (9,055)     (4,447)     (5,727)
 Purchases from sales of
  investment securities                   3,379       7,763       7,713       8,533       3,730
 Net decrease (increase) in
  Federal funds sold                     (2,665)      3,980       2,420       1,545      (3,000)
 Net decrease (increase) in
  loans                                  (1,935)     (2,420)     (5,238)    (10,850)     (6,389)
 Capital expenditures                       (40)       (723)       (820)       (612)       (166)
 Net proceeds from sale
  of premises                                70          83          51         -0-         -0-

OLIVER, RAINEY & WOJTEK, L.L.P.-CERTIFIED PUBLIC ACCOUNTANTS-SAN ANGELO, TEXAS


                                        TOM GREEN NATIONAL BANK
                                        STATEMENTS OF CASH FLOWS

                                          Nine Months ended
                                           September 30,            Year ended December 31,
                                         1995        1994        1994        1993          1992
                                      ----------  ---------   ---------   ---------     ----------
                                      (Unaudited) (Unaudited)             (Unaudited)   (Unaudited)
                                                 (In Thousands, except per share amounts)
Proceeds from sale of other
 real estate and repossessions               56          41         -0-          26          51
Purchases of certificates
 of deposit                                 795         -0-         -0-        (995)        -0-
Recovery of bad debts                        47          21          26          17          26
                                          -----        ----      ------       -----     -------

Net cash provided (used)
 in investing activities                 (5,593)        685      (4,703)     (6,783)    (11,475)
                                          -----       -----       -----       -----      ------

Financing activities
 Increase in deposits                    $3,616        $(64)     $5,144      $3,458     $10,187

 Issuance of common stock                   -0-         -0-         -0-          24          20
                                          -----        ----        ----       -----      ------

  Net cash provided (used)
   by financing activities                3,616      (   64)      5,144       3,482      10,207
                                          -----       -----       -----       -----      ------

  Net increase (decrease) in
   cash and cash equivalents               (930)      1,367       1,416      (2,692)       (457)

  Cash and cash equivalents,
   beginning of period                    3,379       1,962       1,963       4,654       5,111
                                          -----       -----       -----      ------      ------

  Cash and cash equivalents,
   end of period                         $2,449      $3,329      $3,379      $1,962     $ 4,654
                                         ======      ======      ======      ======     =======

  Interest paid                           1,569       1,219       1,516       1,327       1,654

  Income taxes paid                          73         175         200         415         172

  Income taxes received                      64         -0-         -0-         -0-         -0-









See accompanying notes.

OLIVER, RAINEY & WOJTEK, L.L.P.-CERTIFIED PUBLIC ACCOUNTANTS-SAN ANGELO, TEXAS

                           TOM GREEN NATIONAL BANK
                        NOTES TO FINANCIAL STATEMENTS
           DECEMBER 31, 1994 (AUDITED), 1993, AND 1992 (UNAUDITED)
           (DOLLARS EXPRESSED IN THOUSANDS, EXCEPT SHARE AMOUNTS)


Note 1 -  Summary of Significant Accounting Policies
          ------------------------------------------

          Following is a description of the more significant accounting policies of Tom Green National Bank (the Bank). The accounting policies conform to generally accepted accounting principles.

          Investment Securities
          ---------------------

          Debt securities that management has the ability and intent to hold to maturity are classified as held-to-maturity and carried at cost, adjusted for amortization of premium and accretion of discounts using methods approximating the interest method. Other marketable securities are classified as available-for-sale and are carried at fair value. Unrealized gains and losses on securities available-for-sale are recognized as direct increases or decreases in stockholders' equity. Cost of securities sold is recognized using the specific identification method. The Bank had no trading securities in 1994. (Also see note 2)

          Loans
          -----

          Loans are stated at the amount of unpaid principal, reduced by unearned discount and an allowance for loan losses. Interest on installment loans is recognized as income over the terms of the loans by the rule of 78's. In the Bank's case, this method does not materially differ, in income recognition, from the simple interest method. Interest on other loans is calculated by using the simple interest method on daily balances of the principal amount outstanding.

          Loans on which the accrual of interest has been discontinued are designated as nonaccrual loans. Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts, that the borrower's financial condition is such that collection of interest is doubtful. When a loan is placed on nonaccrual status, all interest previously accrued but not collected is reversed against current period interest income. Income on such loans is then recognized only to the extent that cash is received and where the future collection of principal is probable. Interest accruals are resumed on such loans only when they are brought fully current with respect to interest and principal and when, in judgement of management, the loans are estimated to be fully collectible as to both principal and interest. (Also see Note 3).

          Allowance for Loan Losses
          -------------------------

          The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb possible losses on existing loans that may become uncollectible, based on evaluation of the collectibility of loans and prior loan loss experience. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions that may affect the borrower's ability to pay.

OLIVER, RAINEY & WOJTEK, L.L.P.-CERTIFIED PUBLIC ACCOUNTANTS-SAN ANGELO, TEXAS

                           TOM GREEN NATIONAL BANK
                   NOTES TO FINANCIAL STATEMENTS-CONTINUED
           DECEMBER 31, 1994 (AUDITED), 1993, AND 1992 (UNAUDITED)
           (DOLLARS EXPRESSED IN THOUSANDS, EXCEPT SHARE AMOUNTS)

Note 1 -  Summary of Significant Accounting Policies - Continued
          ------------------------------------------------------

          Fixed Assets
          ------------

          Fixed assets are stated at cost less accumulated depreciation computed on the straight-line and accelerated methods over the estimated useful lives (ranging from 3 to 40 years) of the assets. Major improvements are capitalized, while recurring repairs are expensed.

          Income Taxes
          ------------

          The provision for income tax is based on amounts reported in the statement of income (after exclusion of non-taxable income such as interest on state and municipal securities) and includes deferred taxes on temporary differences in the recognition of income and expense for tax and financial statement purposes. Deferred taxes are computed on the liability method as prescribed in SFAS No. 109, "Accounting for Income Taxes". The differences relate principally to depreciation of fixed assets and the provision for loan losses.

          Other Real Estate
          -----------------

          Real estate acquired by foreclosure is carried in other assets at the lower of the recorded investment in the property or its fair value. Prior to foreclosure, the value of the underlying loan is written down to the fair market value of the real estate to be acquired by a charge to the allowance for loan losses, if necessary. Any subsequent write-downs are charged against operating expenses. Operating expenses of such properties, net of related income, are included in other expenses. Gains and losses on their disposition are included in other operating income.

          Off-Balance-Sheet Financial Instruments
          ---------------------------------------

          In the ordinary course of business, the Bank has entered into off-balance-sheet financial instruments consisting of commitments to extend credit, commercial letters of credit and standby letters of credit. Such financial instruments are recorded in the financial statements when they become payable (See Notes 11 and 12).

          Statement of Cash Flows
          -----------------------

          For the purpose of presentation in the Statement of Cash Flows, cash and cash equivalents are defined as those amounts included in the balance sheet caption "Cash and Due from Banks".

OLIVER, RAINEY & WOJTEK, L.L.P.-CERTIFIED PUBLIC ACCOUNTANTS-SAN ANGELO, TEXAS

                           TOM GREEN NATIONAL BANK
                  NOTES TO FINANCIAL STATEMENTS-CONTINUED
           DECEMBER 31, 1994 (AUDITED), 1993, AND 1992 (UNAUDITED)
           (DOLLARS EXPRESSED IN THOUSANDS, EXCEPT SHARE AMOUNTS)

Note 2 -  Investment Securities
          ---------------------

          Presented below is a summary of investment securities at December 31, 1994. The market values are based on appraisals.

         Held-to-maturity
         ----------------

                                                          Gross      Gross      Estimated
                                             Carrying   Unrealized Unrealized    Market
                                              Amount      Gains      Losses      Value
                                             --------   ---------- ----------   ---------
         U.S. Treasury securities           $ 5,560      $  -0-      $  162      $5,398
         U.S. governmental agencies           3,020         -0-          84       2,936
         Obligations of states and
           political subdivisions             1,441           2          40       1,403
         Federal Reserve and
           independent bank stocks               71         -0-         -0-          71
                                            -------      ------      ------      ------
            Totals                          $10,092      $    2      $  286      $9,808
                                            =======      ======      ======      ======
         Available-for-sale
         ------------------

                                                          Gross      Gross     Estimated
                                             Carrying   Unrealized Unrealized   Market
                                              Amount      Gains     Losses      Value
                                             --------   ---------- ----------  --------
         U.S. Treasury securities           $ 5,805      $    3     $ 158       $5,650
         U.S. governmental agencies           2,039         -0-        60        1,979
         Obligations of states and
           political subdivisions             1,360           1        19        1,342
         Collateralized mortgage
           obligations                        1,067         -0-       104          963
                                            ------       ------     -----       ------
            Totals                          $10,271      $    4     $ 341       $9,934
                                            =======      ======     =====       ======

                                              F-12

OLIVER, RAINEY & WOJTEK, L.L.P.-CERTIFIED PUBLIC ACCOUNTANTS-SAN ANGELO, TEXAS

                           TOM GREEN NATIONAL BANK
                  NOTES TO FINANCIAL STATEMENTS-CONTINUED
           DECEMBER 31, 1994 (AUDITED), 1993, AND 1992 (UNAUDITED)
           (DOLLARS EXPRESSED IN THOUSANDS, EXCEPT SHARE AMOUNTS)

Note 2 - Investment Securities - Continued
         ---------------------------------

         The carrying amount and estimated market value of investment securities at December 31, 1994, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                              Held-to-maturity       Available-for-sale
                                              ----------------       ------------------
                                                         Estimated            Estimated
                                           Carrying       Market    Carrying   Market
                                            Amount        Value      Amount    Value
                                           --------      --------   --------  ---------
         Due in one year or less           $ 1,805       $1,789     $ 2,720    $2,707
         Due from one year to
            five years                       7,961        7,700       6,485     6,264
         Due from five years to
            ten years                          -0-          -0-         -0-       -0-
         Due after ten years                   256          248       1,067       963
         Federal Reserve and
            independent bank stocks             71           71         -0-       -0-
                                           -------       ------     -------    ------
             Totals                        $10,093       $9,808     $10,272    $9,934
                                           =======       ======     =======    ======

         During 1994, the Bank sold available-for-sale securities for total proceeds of $1,506 resulting in gross realized gains of $5 and gross realized losses of -0-.

         Investment securities with a carrying amount of $6,469 at December 31, 1994, were pledged as collateral on public deposits and for other purposes as required by law.

         Presented below is a summary of investment securities at December 31, 1993. The market values are based on appraisals.

                                                          Gross      Gross     Estimated
                                             Carrying   Unrealized Unrealized   Market
                                              Amount      Gains     Losses      Value
                                             --------   ---------- ----------  --------
         U.S. Treasury securities             $8,211       $243       $-0-     $8,454
         U.S. Agency securities                4,947        118          1      5,064
         Corporate bonds                         375          3        -0-        378
         Municipal securities                  2,686         56        -0-      2,742
         Federal Reserve bank stock               60        -0-        -0-         60
         Collateralized mortgage
           obligations                         2,915          3          2      2,916
                                             -------     ------     ------    -------
         Totals                              $19,194     $  423     $    3    $19,614
                                             =======     ======     ======    =======

                                           F-13
OLIVER, RAINEY & WOJTEK, L.L.P.-CERTIFIED PUBLIC ACCOUNTANTS-SAN ANGELO, TEXAS

                           TOM GREEN NATIONAL BANK
                  NOTES TO FINANCIAL STATEMENTS-CONTINUED
           DECEMBER 31, 1994 (AUDITED), 1993, AND 1992 (UNAUDITED)
           (DOLLARS EXPRESSED IN THOUSANDS, EXCEPT SHARE AMOUNTS)

Note 2 -   Investment Securities - Continued
           ---------------------------------

         The carrying amount and estimated market value of debt securities at December 31, 1993, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.


                                                             Carrying         Estimated Market
                                                              Amount                 Value
                                                             --------         ----------------
         Due in one year or less                               $5,676                $5,807
         Due after one year through five years                 10,542                10,830
         Federal Reserve bank stock                                61                    61
         Collateralized mortgage obligations                    2,915                 2,916
                                                              -------               -------
          Totals                                              $19,194               $19,614
                                                              =======               =======

         Gross gains of $12 and gross losses of $-0- were realized on sales of investment securities in 1993.

         Investment securities with an amortized cost of $5,792 at December 31, 1993, were pledged as collateral on public deposits and for other purposes as required by law.


Note 3 -   Loans
           -----

         Major classifications of loans are as follows:


                                                     December 31,
                                             -------------------------------
      Major classifications of loans are         1994             1993
      as follows:                                ----             ----
         Commercial                              $9,805          $12,078
         Real estate                             22,031           13,129
         Consumer and other                       9,317           11,444
                                                -------          -------
                                                 41,153           36,651
         Unearned discount                         (415)            (791)
                                                -------          -------
                                                 40,738           35,860
         Allowance for loan losses                 (156)            (279)
                                                -------          -------
                 Net loans                      $40,582          $35,581
                                                =======          =======


         Loans on which the accrual of interest has been discontinued or reduced amounted to $665 at December 31, 1994, $60 at December 31, 1993, and $42 at December 31, 1992. If interest on those loans had been accrued, such income would have approximated $46 for the year ended December 31, 1994, $6 for the year ended December 31, 1993, and $3 for the year ended December 31, 1992.

                                      F-14
OLIVER, RAINEY & WOJTEK, L.L.P.-CERTIFIED PUBLIC ACCOUNTANTS-SAN ANGELO, TEXAS

                           TOM GREEN NATIONAL BANK
                  NOTES TO FINANCIAL STATEMENTS-CONTINUED
           DECEMBER 31, 1994 (AUDITED), 1993, AND 1992 (UNAUDITED)
           (DOLLARS EXPRESSED IN THOUSANDS, EXCEPT SHARE AMOUNTS)

Note 3 -   Loans - Continued
           -----------------

         A summary of transactions in the reserve for loan losses is as follows:

                                                   1994          1993      1992
                                                   ----          ----      ----
         Balance - January 1,                  $    279       $   302    $   311
         Provision for loan losses                  152           -0-         28
         Actual charge-offs                        (300)          (40)       (63)
         Recoveries                                  25            17         26
                                                -------       -------    -------
         Balance - December 31,                 $   156           279        302
                                                =======       =======    =======

Note 4 - Fixed Assets
         ------------

         Fixed assets by classification and the related accumulated depreciation are summarized as follows:


         1994 Description                                         Accumulated         Book
         ----------------                            Cost         Depreciation       Value
                                                     ----         ------------       -----
         Land                                       $  266          $  -0-          $  266
         Buildings                                   1,781             261           1,520
         Furniture, automobiles
           and equipment                             1,340             690             650
                                                    ------          ------          ------
             Totals                                 $3,387          $  951          $2,436


         Depreciation expense amounted to $233 in 1994.


         1993 Description                                       Accumulated         Book
         ----------------                            Cost       Depreciation       Value
                                                     ----       ------------       -----
         Land                                      $  175           $-0-            $  175
         Buildings                                  1,103            198               905

         Construction in progress                     307            -0-               307
         Furniture, automobiles
           and equipment                            1,009            543               466
                                                  -------         ------            ------
             Totals                               $ 2,594         $  741            $1,853
                                                  =======         ======            ======

         Depreciation expense amounted to $171 in 1993.

OLIVER, RAINEY & WOJTEK, L.L.P.-CERTIFIED PUBLIC ACCOUNTANTS-SAN ANGELO, TEXAS

                           TOM GREEN NATIONAL BANK
                  NOTES TO FINANCIAL STATEMENTS-CONTINUED
           DECEMBER 31, 1994 (AUDITED), 1993, AND 1992 (UNAUDITED)
           (DOLLARS EXPRESSED IN THOUSANDS, EXCEPT SHARE AMOUNTS)


Note 5 - Federal Income Tax
         ------------------

         Applicable income taxes for financial reporting purposes differ from the amount computed by applying the statutory federal income tax rate for the reasons noted.


                                                                     1994         1993         1992
                                                                     ----         ----         ----
         Net income before federal income taxes for
              financial reporting purposes                          $ 749         $857         $867
            Increases (decreases) in taxable income
              resulting from:
              Tax-exempt interest income                             (144)        (156)        (162)
              Excess of tax over book depreciation                    (33)          (3)         (17)
              Difference between book and tax basis on
                bond sales                                             11           12           21
              Difference between book and tax basis on
                asset sales                                             1          -0-          -0-
              Bond accretion, net of original issue discount          (21)          (9)         (18)
              Disallowed interest expense to carry tax-exempt
                securities                                             13           13           17
              Excess of tax over book bad debt provision             (158)         (23)          16
              50% meals and entertainment disallowed                    9            4            4
              Other                                                   -0-           17           29
                                                                     ----        -----         ----
                Taxable income                                        427          712          757
                                                                     ----        -----         ----
                  Effective federal income tax rate                  X 34 %         34 %         34 %
                                                                     ----           --           --
                  Federal income tax expense - current              $ 145         $242         $257

                  Alternative minimum tax credit and other            -0-          -0-          (13)

                  Federal income tax expense - deferred                69            7            2
                                                                      ----        ----          ----

                       Total Federal income tax expense               214          249          246
                                                                     ====         ====          ====

            Deferred income taxes applicable to the timing differences in the years indicated are as follows:


                                                                    1994          1993            1992
                                                                    ----          ----            ----
               Provision for loan losses                             $54           $8             $(31)
               Depreciation                                           11           (3)               1
               Bond accretion                                          7            2               32
               Other                                                  (3)           0                0
                                                                     ---          ---              ---
                   Federal income tax expense - deferred             $69          $ 7              $ 2
                                                                     ===          ===              ===

                                        F-16
OLIVER, RAINEY & WOJTEK, L.L.P.-CERTIFIED PUBLIC ACCOUNTANTS-SAN ANGELO, TEXAS

                           TOM GREEN NATIONAL BANK
                  NOTES TO FINANCIAL STATEMENTS-CONTINUED
           DECEMBER 31, 1994 (AUDITED), 1993, AND 1992 (UNAUDITED)
           (DOLLARS EXPRESSED IN THOUSANDS, EXCEPT SHARE AMOUNTS)

Note 5 -  Federal Income Tax - Continued
          ------------------------------

          Components of deferred income tax receivable (included in other assets in the accompanying balance sheet) are as follows:


                                                                               December 31,
                                                                     -------------------------------
                                                                    1994         1993              1992
                                                                    ----         ----              ----
             Unrealized loss on available-for-sale securities       $114            0                0
             Allowance for loan losses                                 8          (61)             (69)
             Depreciation                                            (84)          72               70
             Bond accretion                                           (6)           3                6
                                                                     ---           --               --
                 Federal income tax receivable - deferred           $ 32         $ 14             $  7
                                                                    ====         ====             ====

Note 6 -  Employee Benefit Plans
          ----------------------

          Effective January 1, 1994, the Bank has a qualified salary reduction profit-sharing plan under Section 401(k) of the Internal Revenue Code which allows deferral of employees' compensation. The plan covers substantially all employees of the Bank. Under this plan, the Bank is allowed an annual contribution to the plan at the discretion of the Board of Directors. There were no contributions by the Bank to this plan in the year ended December 31, 1994.

Note 7 -  Stock Option Plan
          -----------------

          Below is a summary of the stock options granted by the Bank to Todd Huckabee, President.


          Year of         Number        Price Per           Method of
          Option         of Shares        Share              Payment
          -------        ---------      ---------           ---------
          1988              975         $ 20             Cash at closing
          1989            1,125           20             Cash at closing
          1990            1,090           20             Cash at closing
          1991            1,085           20             Cash at closing
          1992            1,090           20             Cash at closing
          1993            1,085           20             Cash at closing
          1994            1,050           20             Cash at closing


          During the terms of this agreement, any options not exercised in the year specified may accumulate and be exercised in a subsequent year. The options expire if not exercised by April 21, 1997 or within three months after termination of employment of Todd Huckabee.

          Options for 1,025 and 1,200 shares were exercised in 1992 and 1993, respectively. Options for 5,275 shares remain unexercised at December 31, 1994.

                                        F-17
OLIVER, RAINEY & WOJTEK, L.L.P.-CERTIFIED PUBLIC ACCOUNTANTS-SAN ANGELO, TEXAS

                           TOM GREEN NATIONAL BANK
                  NOTES TO FINANCIAL STATEMENTS-CONTINUED
           DECEMBER 31, 1994 (AUDITED), 1993, AND 1992 (UNAUDITED)
           (DOLLARS EXPRESSED IN THOUSANDS, EXCEPT SHARE AMOUNTS)

Note 8 -  Commitments and Contingent Liabilities
          --------------------------------------

          In the normal course of business, the Bank make various commitments and incurs certain contingent liabilities that are not presented in the accompanying financial statements. The commitments and contingent liabilities include various guarantees, commitments to extend credit, and standby letters of credit. The Bank does not anticipate any material losses as a result of these commitments and contingent liabilities (See Note 12).


Note 9 -  Related Party Transactions
          --------------------------

          In the ordinary course of business, the Bank makes loans to its directors and their associates and several of its officers and employees on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other customers. Loans outstanding, both direct and indirect, to directors, officers, and employees of the Bank totaled $474 at December 31, 1994, $557 at December 31, 1993, and $400 at December 31, 1992.


Note 10 - Building Occupancy Expense
          --------------------------

          Building occupancy expense consists of the following:


                                                  1994    1993     1992
                                                  ----    ----     ----
             Taxes                                $ 38     $28     $19
             Insurance                              12       8       7
             Building maintenance and repairs        8       9       8
             Utilities                              37      32      21
             Rent (net of $12 sublease)             29       0       0
             Depreciation                           63      34      30
             Other                                  16      14      10
                                                  ----     ----   ----
                   Total                          $203    $185    $107
                                                  ====    ====    ====

Note 11 - Significant Group Concentration of Credit Risk
          ----------------------------------------------

          All of the Bank's loans, commitments and commercial and standby letters of credit have been granted to customers in the Bank's market area and primarily represent agribusiness, commercial and consumer loans. Although the bank has a diversified loan portfolio, a substantial portion of its debtor's ability to honor their contracts is dependent on the agribusiness economic sector.

          The Bank periodically carries certain assets with other financial institutions which are subject to credit risk by the amount such assets exceed the Federal Deposit Insurance
          Corporation (FDIC) limit of $100,000. At December 31, 1994, the Bank had no such assets that exceeded the FDIC credit limit.

                                        F-18
OLIVER, RAINEY & WOJTEK, L.L.P.-CERTIFIED PUBLIC ACCOUNTANTS-SAN ANGELO, TEXAS

                           TOM GREEN NATIONAL BANK
                  NOTES TO FINANCIAL STATEMENTS-CONTINUED
           DECEMBER 31, 1994 (AUDITED), 1993, AND 1992 (UNAUDITED)
           (DOLLARS EXPRESSED IN THOUSANDS, EXCEPT SHARE AMOUNTS)

Note 12 - Financial Instruments With Off-Balance-Sheet Risk
          -------------------------------------------------

          The Bank is a party to financial instruments with off-balance-sheet risk; (i.e., standby letters of credit and unused lines of credit) in the normal course of business to meet the financing needs of its customers. Those instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheet. The contract or notional amounts of those instruments reflect the extent of involvement the Bank has in particular classes of financial instruments.

          The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for standby letters of credit and commitments to extend credit is represented by the contractual notional amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

          The amounts of commitments are summarized as follows:

                                                            December 31,
                                                --------------------------------
                                                   1994       1993       1992
                                                   ----       ----       ----
             Unused lines of credit               $1,103     $3,452     $2,743
             Standby letters of credit               947        335        298
                                                  -----      ------     ------
                   Total                          $2,050     $3,787     $3,041
                                                  ======     ======     ======

          Unused lines of credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of the collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the counterparty. Collateral held varies but may include accounts receivable, inventory, property, plant, and equipment and income-producing commercial properties.

          Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements including commercial paper, bond financing, and similar transactions. The credit risk involved is essentially the same as that involved in extending loan facilities to customers.

          The Bank holds various items as collateral supporting those commitments for which collateral is deemed necessary; e.g., certificates of deposit, notes, automobiles, inventory, and equipment. In each of these commitments, the letter of credit is 100% collateralized.

                                        F-19
OLIVER, RAINEY & WOJTEK, L.L.P.-CERTIFIED PUBLIC ACCOUNTANTS-SAN ANGELO, TEXAS

                           TOM GREEN NATIONAL BANK
                  NOTES TO FINANCIAL STATEMENTS-CONTINUED
           DECEMBER 31, 1994 (AUDITED), 1993, AND 1992 (UNAUDITED)
           (DOLLARS EXPRESSED IN THOUSANDS, EXCEPT SHARE AMOUNTS)

Note 13 - Change in Accounting Principle
          ------------------------------

          On January 1, 1994, the Bank adopted Financial Accounting Standards No. 115 (SFAS No. 115), "Accounting for Certain Investments in Debt and Equity Securities." SFAS No. 115 requires entities to classify debt and equity securities as either held-to-maturity, available-for-sale, or trading securities. Under SFAS No. 115, held-to-maturity securities are recorded at amortized cost; whereas available-for-sale securities and trading securities are carried at market value. SFAS No. 115 further requires that unrealized gains and losses on available-for-sale securities be reported, net of tax, as a separate component of stockholders' equity. Upon adoption of SFAS No. 115, the Bank transferred approximately $10.9 million of equity securities to the available-for-sale portfolio, resulting in an increase to stockholders' equity of $136 net of applicable deferred taxes. Adoption of SFAS No. 115 had no effect on current year earnings.

OLIVER, RAINEY & WOJTEK, L.L.P.-CERTIFIED PUBLIC ACCOUNTANTS-SAN ANGELO, TEXAS

                                                        APPENDIX A

------------------------------------------------------------------
------------------------------------------------------------------



                   AGREEMENT AND PLAN OF MERGER



                          by and between


                     TOM GREEN NATIONAL BANK,
                  a national banking association,

                                and

             BOATMEN'S FIRST NATIONAL BANK OF AMARILLO
                  a national banking association,


                         and joined in by


                    BOATMEN'S BANCSHARES, INC.,
                      a Missouri corporation

                                and

                      BOATMEN'S TEXAS, INC.,
                      a Missouri corporation



                       Dated August 29, 1995



------------------------------------------------------------------
------------------------------------------------------------------

                           TABLE OF CONTENTS
                           -----------------
                                                                  Page
                                                                  ----

ARTICLE ONE              TERMS OF THE MERGER & CLOSING . . . . . . A-1

      Section 1.01.      The Merger. . . . . . . . . . . . . . . . A-1
      Section 1.02.      Merging Association . . . . . . . . . . . A-1
      Section 1.03.      Receiving Association . . . . . . . . . . A-1
      Section 1.04.      Effect of the Merger. . . . . . . . . . . A-2
      Section 1.05.      Conversion of Shares. . . . . . . . . . . A-2
      Section 1.06.      The Closing . . . . . . . . . . . . . . . A-3
      Section 1.07.      Closing Date. . . . . . . . . . . . . . . A-3
      Section 1.08.      Closing Deliveries. . . . . . . . . . . . A-3
      Section 1.09.      Exchange Procedures; Surrender of
                         Certificates. . . . . . . . . . . . . . . A-4

ARTICLE TWO              REPRESENTATIONS OF TOM GREEN NATIONAL . . A-5

      Section 2.01.      Organization and Capital Stock. . . . . . A-5
      Section 2.02.      Authorization; No Defaults. . . . . . . . A-6
      Section 2.03.      Financial Information . . . . . . . . . . A-6
      Section 2.04.      Absence of Changes. . . . . . . . . . . . A-7
      Section 2.05.      Regulatory Enforcement Matters. . . . . . A-7
      Section 2.06.      Tax Matters . . . . . . . . . . . . . . . A-7
      Section 2.07.      Litigation. . . . . . . . . . . . . . . . A-7
      Section 2.08.      Employment Agreements . . . . . . . . . . A-7
      Section 2.09.      Reports . . . . . . . . . . . . . . . . . A-7
      Section 2.10.      Loan Portfolio. . . . . . . . . . . . . . A-7
      Section 2.11.      Employee Matters and ERISA. . . . . . . . A-8
      Section 2.12.      Title to Properties; Insurance. . . . . . A-9
      Section 2.13.      Environmental Matters . . . . . . . . . . A-9
      Section 2.14.      Compliance with Law . . . . . . . . . . .A-10
      Section 2.15.      Undisclosed Liabilities . . . . . . . . .A-10
      Section 2.16.      Brokerage . . . . . . . . . . . . . . . .A-10
      Section 2.17.      Statements True and Correct . . . . . . .A-10

ARTICLE THREE            REPRESENTATIONS OF BOATMEN'S AND
                         BOATMEN'S-AMARILLO. . . . . . . . . . . .A-10

      Section 3.01.      Organization and Capital Stock. . . . . .A-11
      Section 3.02.      Authorization . . . . . . . . . . . . . .A-11
      Section 3.03.      Subsidiaries. . . . . . . . . . . . . . .A-12
      Section 3.04.      Financial Information . . . . . . . . . .A-12
      Section 3.05.      Absence of Changes. . . . . . . . . . . .A-12
      Section 3.06.      Litigation. . . . . . . . . . . . . . . .A-12
      Section 3.07.      Reports . . . . . . . . . . . . . . . . .A-12
      Section 3.08.      Compliance With Law . . . . . . . . . . .A-13
      Section 3.09.      Statements True and Correct . . . . . . .A-13

                                    A-i

ARTICLE FOUR             AGREEMENTS OF TOM GREEN NATIONAL. . . . .A-13

      Section 4.01.      Business in Ordinary Course . . . . . . .A-13
      Section 4.02.      Breaches. . . . . . . . . . . . . . . . .A-15
      Section 4.03.      Submission to Shareholders. . . . . . . .A-15
      Section 4.04.      Consents to Contracts and Leases. . . . .A-16
      Section 4.05.      Conforming Accounting and Reserve
                         Policies; Restructuring Expenses. . . . .A-16
      Section 4.06.      Consummation of Agreement . . . . . . . .A-17
      Section 4.07.      Environmental Reports . . . . . . . . . .A-17
      Section 4.08.      Restriction on Resales. . . . . . . . . .A-17
      Section 4.09.      Access to Information . . . . . . . . . .A-18

ARTICLE FIVE             AGREEMENTS OF BOATMEN'S AND
                         BOATMEN'S-AMARILLO. . . . . . . . . . . .A-18

      Section 5.01.      Regulatory Approvals and Registration
                         Statement . . . . . . . . . . . . . . . .A-18
      Section 5.02.      Breaches. . . . . . . . . . . . . . . . .A-19
      Section 5.03.      Consummation of Agreement . . . . . . . .A-19
      Section 5.04.      Stock Options . . . . . . . . . . . . . .A-19
      Section 5.05.      Directors and Officers' Liability
                         Insurance and Indemnification . . . . . .A-20
      Section 5.06.      Employee Benefits . . . . . . . . . . . .A-20
      Section 5.07.      Access to Information . . . . . . . . . .A-21

ARTICLE SIX              CONDITIONS PRECEDENT TO THE MERGER. . . .A-21

      Section 6.01.      Conditions to Boatmen's Obligations . . .A-21
      Section 6.02.      Conditions to Tom Green National's
                         Obligations . . . . . . . . . . . . . . .A-22

ARTICLE SEVEN            TERMINATION OR ABANDONMENT. . . . . . . .A-23

      Section 7.01.      Mutual Agreement. . . . . . . . . . . . .A-23
      Section 7.02.      Breach of Representations or
                         Agreements. . . . . . . . . . . . . . . .A-23
      Section 7.03.      Environmental Reports . . . . . . . . . .A-23
      Section 7.04.      Failure of Conditions . . . . . . . . . .A-23
      Section 7.05.      Approval Denial . . . . . . . . . . . . .A-23
      Section 7.06.      Shareholder Approval Denial . . . . . . .A-24
      Section 7.07.      Regulatory Enforcement Matters. . . . . .A-24
      Section 7.08.      Automatic Termination . . . . . . . . . .A-24
      Section 7.09.      Termination Fee . . . . . . . . . . . . .A-24

ARTICLE EIGHT            GENERAL . . . . . . . . . . . . . . . . .A-26

      Section 8.01.      Confidential Information. . . . . . . . .A-26
      Section 8.02.      Publicity . . . . . . . . . . . . . . . .A-26
      Section 8.03.      Return of Documents . . . . . . . . . . .A-26
      Section 8.04.      Notices . . . . . . . . . . . . . . . . .A-26
      Section 8.05.      Liabilities . . . . . . . . . . . . . . .A-27
      Section 8.06.      Nonsurvival of Representations,
                         Warranties and Agreements . . . . . . . .A-27
      Section 8.07.      Entire Agreement. . . . . . . . . . . . .A-27
      Section 8.08.      Headings and Captions . . . . . . . . . .A-28

                                    A-ii

      Section 8.09.      Waiver, Amendment or Modification . . . .A-28
      Section 8.10.      Rules of Construction . . . . . . . . . .A-28
      Section 8.11.      Counterparts. . . . . . . . . . . . . . .A-28
      Section 8.12.      Successors and Assigns. . . . . . . . . .A-28
      Section 8.13.      Governing Law; Assignment . . . . . . . .A-28

EXHIBIT 1.08(a) - Tom Green National's Legal Opinion Matters
EXHIBIT 1.08(b) - Boatmen's Legal Opinion Matters
EXHIBIT 4.08 - Affiliates Agreements
EXHIBIT 7.09 - Index Group

                     AGREEMENT AND PLAN OF MERGER
                     ----------------------------


    This is an AGREEMENT AND PLAN OF MERGER (this "Agreement") made August 29, 1995, by and between BOATMEN'S FIRST NATIONAL BANK OF AMARILLO ("Boatmen's-Amarillo"), a national banking association organized under the laws of the United States, TOM GREEN NATIONAL BANK ("Tom Green National"), a national banking association organized under the laws of the United States, and joined in by BOATMEN'S BANCSHARES, INC., a Missouri corporation and ultimate parent corporation of Boatmen's-Amarillo ("Boatmen's") and BOATMEN'S TEXAS, INC., a Missouri corporation, wholly-owned subsidiary of Boatmen's and parent of Boatmen's-Amarillo ("Boatmen's-Texas").

    WHEREAS, Boatmen's-Texas desires to acquire, by merger or otherwise, substantially all of the assets of Tom Green National, and Tom Green National desires to transfer substantially all of its assets to Boatmen's-Texas in exchange solely for Boatmen's Common (as defined in Section 1.05 below); and

    WHEREAS, Boatmen's-Texas is prohibited by applicable law from directly acquiring, by merger or otherwise, the assets and liabilities and operating the business of Tom Green National; and

    WHEREAS, in order to remain in compliance with applicable law and to meet the intention of the parties hereto, Boatmen's-Texas will, and hereby does, direct that its subsidiary, Boatmen's-Amarillo, acquire by merger the assets, liabilities and business of Tom Green National; and

    WHEREAS, the merger contemplated hereby shall have the same effect as though Tom Green National had merged into Boatmen's-Texas in exchange for Boatmen's Common followed by a transfer to Boatmen's-Amarillo by Boatmen's-Texas of all of the assets, liabilities and business of Tom Green National received in the transaction;

    NOW, THEREFORE, In consideration of the premises and the mutual terms and provisions set forth in this Agreement, the parties agree as follows.


                              ARTICLE ONE
                              -----------

                     TERMS OF THE MERGER & CLOSING
                     -----------------------------

    SECTION 1.01.  THE MERGER.  In lieu of a direct merger of Tom Green
    ------------   ----------
National with and into Boatmen's-Texas (which is not permissible under applicable law), and pursuant to (i) the terms and provisions of this Agreement, (ii) direction by Boatmen's-Texas to Boatmen's-Amarillo, and
(iii) the Act of November 7, 1918, as amended, 12 U.S.C. 215a (the "National Bank Act"), Tom Green National shall merge with and into Boatmen's-Amarillo under the charter of the latter (the "Merger").

    SECTION 1.02.  MERGING ASSOCIATION.  Tom Green National shall be the
    ------------   -------------------
merging association under the Merger, and the corporate identity and existence of Tom Green National, separate and apart from Boatmen's-Amarillo, shall cease on consummation of the Merger.

    SECTION 1.03.  RECEIVING ASSOCIATION.  Boatmen's-Amarillo shall be
    ------------   ---------------------
the receiving association in the Merger (sometimes referred to herein as the "Surviving Association" when reference is made as of the Effective Time (as defined in Section 1.07 below) or thereafter). No changes in the articles of association of Boatmen's-

Amarillo shall be effected by the Merger, and the name of the Surviving Association shall continue to be "Boatmen's First National Bank of Amarillo." At the Effective Time, the articles of association of the Surviving Association shall read in their entirety as do the articles of association of Boatmen's-Amarillo on the date hereof.

    SECTION 1.04.  EFFECT OF THE MERGER.  The Merger shall have all of
    ------------   --------------------
the effects provided by the National Bank Act and this Agreement. The business of the Surviving Association shall be that of a national banking association. This business shall be conducted by the Surviving Association at its main office which shall continue to be located at Eighth & Taylor, Amarillo, Texas, and at its legally established branches, which shall include all of the existing locations of Tom Green National. The present board of directors of Boatmen's-Amarillo shall continue to serve as the Board of Directors of the Surviving Association until the next annual meeting or until such time as their successors have been elected and have qualified. All assets as they exist at the Effective Time shall pass to and vest in the Surviving Association without any conveyance or other transfer.

    SECTION 1.05.  CONVERSION OF SHARES.
    ------------   --------------------

    (a) At the Effective Time, each share of common stock, par value $10.00, of Tom Green National ("Tom Green National Common") issued and outstanding immediately prior to the Effective Time, other than any shares the holders of which have duly exercised and perfected their dissenters' rights under the National Bank Act, shall be converted into the right to receive 2.1525 shares of voting common stock, par value $1.00 per share, of Boatmen's (the "Boatmen's Common") (together with any cash payment in lieu of fractional shares, as provided below, the "Merger Consideration"). No fractional shares of Boatmen's Common shall be issued and, in lieu thereof, holders of shares of Tom Green National Common who would otherwise be entitled to a fractional share interest in Boatmen's Common (after taking into account all shares of Tom Green National Common held by such holder) shall be paid an amount in cash equal to the product of such fractional share interest and the closing price of a share of Boatmen's Common on the Nasdaq Stock Market's National Market (the "Nasdaq") on the business day immediately preceding the date on which the Effective Time occurs.

    (b) At the Effective Time, each share of common stock of Boatmen's-Amarillo issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall be unaffected by the Merger. The amount of the capital stock of the Surviving Association shall be $20,258,000, divided into 2,794,184 shares of common stock, each of $7.25 par value.

    (c) At the Effective Time, all of the shares of Tom Green National Common, by virtue of the Merger and without any action on the part of the holders thereof, shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each holder of any certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Tom Green National Common (the "Certificates") shall thereafter cease to have any rights with respect to such shares, except the right of such holders to receive, without interest, the Merger Consideration upon the surrender of such Certificate or Certificates in accordance with Section 1.09 hereof.

    (d) If between the date hereof and the Effective Time a share of Boatmen's Common shall be changed into a different number of shares of Boatmen's Common or a different class of shares by reason of reclassification, recapitalization, splitup, exchange of shares or readjustment, or if a stock dividend thereon shall be declared with a record date within such period, then the number of shares of Boatmen's Common into which a share of Tom Green National Common will be converted pursuant to subsection (a) above will be appropriately and proportionately adjusted so that each shareholder of Tom Green National shall be entitled to receive such fraction of a share or such number of shares of Boatmen's Common as such shareholder would have received pursuant to such reclassification, recapitalization, splitup, exchange of shares or readjustment or as a result of such stock dividend had the record date therefor been immediately following the Effective Time of the Merger.

    (e) If holders of Tom Green National Common dissent from this Agreement under the National Bank Act, any issued and outstanding shares of Tom Green National Common held by a dissenting holder shall not be converted as described in this Section 1.05 but from and after the Effective Time shall represent only the right to receive such consideration as may be determined to be due to such dissenting holder pursuant to the National Bank Act; provided, however, that each share of Tom Green National Common outstanding immediately prior to the Effective Time and held by a dissenting holder who shall, after the Effective Time, withdraw his demand for appraisal or lose his right of appraisal shall have only such rights as are provided under the National Bank Act.

    SECTION 1.06.  THE CLOSING.  The closing of the Merger (the
    ------------   -----------
"Closing") shall take place at the main offices of Boatmen's-Amarillo, or at such other location as the parties may agree, at 10:00 A.M.
Central Time on the Closing Date described in Section 1.07 of this Agreement.

    SECTION 1.07.  CLOSING DATE.  At Boatmen's election, the Closing
    ------------   ------------
shall take place on (i) the last business day of, or (ii) the first business day of the month following, or (iii) the last business day of the earliest month which is the second month of a calendar quarter following, in each case, the month during which each of the conditions in Sections 6.01(d) and 6.02(d) is satisfied or waived by the appropriate party or on such other date after such satisfaction or waiver as Tom Green National, Boatmen's-Amarillo and Boatmen's may agree (the "Closing Date"). The Merger shall be effective as of the date specified in the Certification of Merger issued by the Comptroller of the Currency of the United States (the "Effective Time" with respect to the Merger), which the parties shall use their best efforts to cause to occur on the Closing Date.

    SECTION 1.08.  CLOSING DELIVERIES.
    ------------   ------------------

    (a) At the Closing, Tom Green National shall deliver to Boatmen's and Boatmen's-Amarillo:

         (i) a certified copy of the Articles of Association of Tom Green National;

        (ii) a Certificate or Certificates signed by an appropriate officer of Tom Green National stating that, with respect to Tom Green National, (A) each of the representations and warranties contained in Article Two is true and correct in all material respects at the time of the Closing with the same force and effect as if such representations and warranties had been made at Closing, and (B) all of the conditions set forth in Section 6.01(b) have been satisfied or waived as provided therein;

       (iii)  a certified copy of the resolutions of Tom Green
    National's Board of Directors and shareholders, as required for valid approval of the execution of this Agreement and the consummation of the Merger and the other transactions contemplated hereby;

        (iv) a certified list of the shareholders of Tom Green National dated as of the Closing Date;

         (v) Certificate of the Comptroller of the Currency, dated a recent date, stating that Tom Green National is organized under the laws of the United States and authorized to transact the business of banking;

        (vi) Certificate of the Texas Controller of Public Accounts, dated a recent date, stating that Tom Green National is in good standing; and

       (vii) a legal opinion of counsel for Tom Green National, in form reasonably acceptable to Boatmen's counsel, opining with respect to the matters listed on Exhibit 1.08(a) hereto.

    (b) At the Closing, Boatmen's, Boatmen's-Texas and/or Boatmen's-Amarillo, as the case may be, shall deliver to Tom Green National:

         (i) a Certificate or Certificates signed by an appropriate officer of Boatmen's, Boatmen's-Texas and Boatmen's-Amarillo stating that (A) each of the representations and warranties contained in Article Three is true and correct in all material respects at the time of the Closing with the same force and effect as if such representations and warranties had been made at Closing, and (B) all of the conditions set forth in Section 6.02(b) and 6.02(d) (but only with respect to approvals other than by Tom Green National's shareholders) have been satisfied;

        (ii) a certified copy of the resolutions of the Executive Committee or Board of Directors of Boatmen's authorizing the execution of this Agreement and the consummation of the transactions contemplated hereby;

       (iii) a certified copy of the resolutions of Boatmen's-Texas' Board of Directors authorizing the execution of this Agreement and the consummation of the transactions contemplated hereby;

        (iv)  a certified copy of the resolutions of Boatmen's-
    Amarillo's Board of Directors and sole shareholder, as required for valid approval of the execution of this Agreement and the consummation of the transactions contemplated hereby; and

         (v) a legal opinion of counsel for Boatmen's, in form reasonably acceptable to Tom Green National's counsel, opining with respect to the matters listed on Exhibit 1.08(b) hereto.

    SECTION 1.09.  EXCHANGE PROCEDURES; SURRENDER OF CERTIFICATES.
    ------------   ----------------------------------------------

    (a) Boatmen's Trust Company, St. Louis, Missouri, shall act as Exchange Agent in the Merger (the "Exchange Agent").

    (b) As soon as reasonably practicable, and in no event more than ten (10) business days after the Effective Time, the Exchange Agent shall mail to each record holder of any Certificate or Certificates whose shares were converted into the right to receive the Merger Consideration, a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Boatmen's may reasonably specify) (each such letter, the "Merger Letter of Transmittal") and instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender to the Exchange Agent of a Certificate, together with a Merger Letter of Transmittal duly executed and any other required documents, the holder of such Certificate shall be entitled to receive in exchange therefor solely the Merger Consideration. No interest on the Merger Consideration issuable upon the surrender of the Certificates shall be paid or accrued for the benefit of holders of Certificates. If the Merger Consideration is to be issued to a person other than a person in whose name a surrendered Certificate is registered, it shall be a condition of issuance that the surrendered Certificate shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such issuance shall pay to the Exchange Agent any required transfer or other taxes or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

    (c) At any time following six months after the Effective Time, Boatmen's shall be entitled to terminate the Exchange Agent relationship, and thereafter holders of Certificates shall be entitled to look only to Boatmen's (subject to abandoned property, escheat or other similar laws) with respect to the Merger Consideration issuable upon surrender of their Certificates.

    (d) No dividends that are otherwise payable on shares of Boatmen's Common constituting the Merger Consideration shall be paid to persons entitled to receive such shares of Boatmen's Common until such persons surrender their Certificates. Upon such surrender, there shall be paid to the person in whose name the shares of Boatmen's Common shall be issued any dividends which shall have become payable with respect to such shares of Boatmen's Common (without interest and less the amount of taxes, if any, which may have been imposed thereon), between the Effective Time and the time of such surrender.


                              ARTICLE TWO
                              -----------

                 REPRESENTATIONS OF TOM GREEN NATIONAL
                 -------------------------------------

    Tom Green National hereby makes the following representations and warranties:

    SECTION 2.01.  ORGANIZATION AND CAPITAL STOCK.
    ------------   ------------------------------

    (a) Tom Green National is a national banking association duly organized and validly existing under the laws of the United States and in good standing under the laws of the State of Texas and has the corporate power to own all of its property and assets, to incur all of its liabilities and to carry on its business as now being conducted.

    (b) The authorized capital stock of Tom Green National consists of 150,000 shares of Tom Green National Common, of which, as of the date hereof, 102,225 shares are issued and outstanding. All of the issued and outstanding shares of Tom Green National Common are duly and validly issued and outstanding and are fully paid and non-assessable, except for assessibility under 12 U.S.C. Section 55. None of the outstanding shares of Tom Green National Common has been issued in violation of any preemptive rights of the current or past stockholders of Tom Green National. Except as disclosed in Section 2.01(b) of that certain confidential writing delivered by Tom Green National to Boatmen's and Boatmen's-Amarillo and executed by each of Tom Green National, Boatmen's and Boatmen's-Amarillo concurrently with the delivery and execution of this Agreement (the "Disclosure Schedule"), each Certificate representing shares of Tom Green National Common issued by Tom Green National in replacement of any Certificate theretofore issued by it which was claimed by the record holder thereof to have been lost, stolen or destroyed was issued by Tom Green National only upon receipt of an affidavit of lost stock certificate and indemnity agreement of such shareholder indemnifying Tom Green National against any claim that may be made against it on account of the alleged loss, theft or destruction of any such Certificate or the issuance of such replacement Certificate.

    (c) Except as set forth in subsection 2.01(b), there are no shares of capital stock or other equity securities of Tom Green National issued or outstanding and, except as set forth in Section 2.01(c) of the Disclosure Schedule, there are no outstanding options, warrants, rights to subscribe for, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of Tom Green National or contracts, commitments, understandings or arrangements by which Tom Green National is or may be obligated to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock.

    (d)  Except as set forth in Section 2.01(d) of the Disclosure
Schedule, Tom Green National has no subsidiaries and is not a party or a member of any partnership or joint venture and does not own any shares of stock of, or other equity interest in, any corporation or other business association.

    SECTION 2.02.  AUTHORIZATION; NO DEFAULTS.  Tom Green National's
    ------------   --------------------------
Board of Directors has, by all appropriate action, approved this Agree-ment and the Merger and authorized the execution hereof on its behalf by its duly authorized officers and the performance by Tom Green National of its obligations hereunder. Nothing in the articles of association or bylaws of Tom Green National, as amended, or any other agreement, instrument, decree, proceeding, law or regulation (except as specifically referred to in or contemplated by this Agreement) by or to which it is bound or subject would prohibit or inhibit Tom Green National from consummating this Agreement and the Merger on the terms and conditions herein contained. This Agreement has been duly and validly executed and delivered by Tom Green National and constitutes a legal, valid and binding obligation of Tom Green National, enforceable against Tom Green National in accordance with its terms. Tom Green National is neither in default under nor in violation of any provision of its articles of association or incorporation, bylaws, or any promissory note, indenture or any evidence of indebtedness or security therefor, lease, contract, purchase or other commitment or any other agreement which is material to Tom Green National.

    SECTION 2.03.  FINANCIAL INFORMATION.  The audited balance sheets
    ------------   ---------------------
of Tom Green National as of December 31, 1994 and 1993 and related income statements and statements of changes in shareholders' equity and of cash flows for the three years ended December 31, 1994, together with the notes thereto, and the unaudited balance sheets of Tom Green National as of June 30, 1995 and June 30, 1994 and the related unaudited income statements and statements of changes in shareholders' equity and cash flows for the six months then ended, and the year-end and quarterly Reports of Condition and Report of Income of Tom Green National for 1994 and June 30, 1995, as filed with the Comptroller of the Currency (together, the "Tom Green National Financial Statements"), have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be disclosed therein and except for regulatory reporting differences required by Tom Green National's regulatory reports) and fairly present the financial position and the results of operations, changes in shareholders' equity and cash flows of Tom Green National as of the dates and for the periods indicated (subject, in the case of interim financial statements, to normal recurring year-end adjustments, none of which will be material).

    SECTION 2.04.  ABSENCE OF CHANGES.  Since June 30, 1995, there has
    ------------   ------------------
not been any material adverse change in the financial condition, the results of operations or the business or prospects of Tom Green National, nor have there been any events or transactions having such a material adverse effect which should be disclosed in order to make the Tom Green National Financial Statements not misleading. Notwithstanding the foregoing, any actions taken or changes made by Tom Green National pursuant to Section 4.05 hereof shall not, individually or in the aggregate, be deemed to be a material adverse change in the financial condition, the results of operations or the business or prospects of Tom Green National.

    SECTION 2.05.  REGULATORY ENFORCEMENT MATTERS.  Except as may be
    ------------   ------------------------------
disclosed in Section 2.05 of the Disclosure Schedule, Tom Green National is not subject to, and has not received any notice or advice that it may become subject to, any order, agreement, memorandum of understanding or other regulatory enforcement action or proceeding with or by any federal or state agency charged with the supervision or regulation of banks or bank holding companies or engaged in the insurance of bank deposits or any other governmental agency having supervisory or regulatory authority with respect to Tom Green National.

    SECTION 2.06.  TAX MATTERS.  Tom Green National has filed all
    ------------   -----------
federal, state and material local tax returns due in respect of its business and properties in a timely fashion and has paid or made provision for all amounts due shown on such returns. All such returns fairly reflect the information required to be presented therein. All provisions for accrued but unpaid taxes contained in the Tom Green National Financial Statements were made in accordance with generally accepted accounting principles and in the aggregate do not materially fail to provide for potential tax liabilities.

    SECTION 2.07.  LITIGATION.  Except as may be disclosed in
    ------------   ----------
Section 2.07 of the Disclosure Schedule, there is no litigation, claim or other proceeding pending or, to the knowledge of Tom Green National, threatened, against Tom Green National, or of which the property of Tom Green National is or would be subject.

    SECTION 2.08.  EMPLOYMENT AGREEMENTS.  Except as may be disclosed
    ------------   ---------------------
in Section 2.08 of the Disclosure Schedule, Tom Green National is not a party to or bound by any contract for the employment, retention or engagement, or with respect to the severance, of any officer, employee, agent, consultant or other person or entity which, by its terms, is not terminable by Tom Green National on thirty (30) days written notice or less without the payment of any amount by reason of such termination.
A true, accurate and complete copy of each written agreement disclosed in Section 2.08 of the Disclosure Schedule and any and all amendments or supplements thereto is included as an exhibit thereto.

    SECTION 2.09.  REPORTS.  Except as may be disclosed in Section 2.09
    ------------   -------
of the Disclosure Schedule, Tom Green National has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with the Comptroller of the Currency and any other governmental authority with jurisdiction over Tom Green National. As of their respective dates, each of such reports and documents, including any financial statements, exhibits and schedules thereto, complied in all material respects with the relevant statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed, and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

    SECTION 2.10.  LOAN PORTFOLIO.  Except as may be disclosed in
    ------------   --------------
Section 2.10 of the Disclosure Schedule, (i) all loans and discounts shown on the Tom Green National Financial Statements at December 31, 1994 or which were entered into after December 31, 1994, but before the Closing Date were and will be made in all material respects for good, valuable and adequate consideration in the ordinary course of the business of Tom Green National, in accordance in all material respects with sound banking practices, and are not subject to any material known defenses, setoffs or counterclaims, including without limitation any such as are afforded by usury or truth in lending laws, except as may be provided by bankruptcy, insolvency or similar laws or by general principles of equity; (ii) the notes or other evidences of indebtedness evidencing such loans and all forms of pledges, mortgages and other collateral documents and security agreements are and will be, in all material respects, enforceable, valid, true and genuine and what they purport to be; and (iii) Tom Green National has complied and will prior to the Closing Date comply in all material respects with all laws and regulations relating to such loans or, to the extent there has not been such compliance, such failure to comply will not materially interfere with the collection of any such loan.

    SECTION 2.11.  EMPLOYEE MATTERS AND ERISA.
    ------------   --------------------------

    (a) Except as may be disclosed in Section 2.11(a) of the Disclosure Schedule, Tom Green National has not entered into any collective bargaining agreement with any labor organization with respect to any group of employees of Tom Green National and to the knowledge of Tom Green National there is no present effort nor existing proposal to attempt to unionize any group of employees of Tom Green National.

    (b) Except as may be disclosed in Section 2.11(b) of the Disclosure Schedule, (i) Tom Green National is and has been in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including, without limitation, any such laws respecting employment discrimination and occupational safety and health requirements, and Tom Green National is not engaged in any unfair labor practice; (ii) there is no material unfair labor practice complaint against Tom Green National pending or, to the knowledge of Tom Green National, threatened before the National Labor Relations Board; (iii) there is no labor dispute, strike, slowdown or stoppage actually pending or, to the knowledge of Tom Green National, threatened against or directly affecting Tom Green National; and
(iv) Tom Green National has not experienced any material work stoppage or other material labor difficulty during the past five years.

    (c) Except as may be disclosed in Section 2.11(c) of the Disclosure Schedule, Tom Green National does not maintain, contribute to or participate in or have any liability under any employee benefit plans, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any nonqualified employee benefit plans or deferred compensation, bonus, stock or incentive plans, or other employee benefit or fringe benefit programs for the benefit of former or current employees of Tom Green National (the "Employee Plans"). To the knowledge of Tom Green National, no present or former employee of Tom Green National has been charged with breaching and has not breached a fiduciary duty under any of the Employee Plans. Tom Green National does not participate in, and has not in the past five years participated in, nor has it any present or future obligation or liability under, any multiemployer plan (as defined at Section 3(37) of ERISA). Except as may be separately disclosed in Section 2.11(c) of the Disclosure Schedule, Tom Green National does not maintain, contribute to, or participate in, any plan that provides health, major medical, disability or life insurance benefits to former employees of Tom Green National.

    (d) Tom Green National does not maintain, and has not maintained for the past ten years, any Employee Plans subject to Title IV of ERISA or Section 412 of the Code. No reportable event (as defined in Section 4043 of ERISA) has occurred with respect to any Employee Plans as to which a notice would be required to be filed with the Pension Benefit Guaranty Corporation. No claim is pending, and Tom Green National has not received notice of any threatened or imminent claim with respect to any Employee Plan (other than a routine claim for benefits for which plan administrative review procedures have not been exhausted) for which Tom Green National would be liable after December 31, 1994, except as are reflected on the Tom Green National Financial Statements. After December 31, 1994, Tom Green National has no liability for excise taxes under Sections 4971, 4975, 4976, 4977, 4979 or 4980B of the Internal Revenue Code of 1986, as amended (the "Code") or for a fine under Section 502 of ERISA with respect to any Employee Plan. All Employee Plans have in all material respects been operated, administered and maintained in accordance with the terms thereof and in compliance with the requirements of all applicable laws, including, without limitation, ERISA and the Code.

    SECTION 2.12.  TITLE TO PROPERTIES; INSURANCE.  Tom Green National
    ------------   ------------------------------
has good and indefeasible title, insurable at standard rates, free and clear of all liens, charges and encumbrances (except taxes which are a lien but not yet payable and liens, charges or encumbrances reflected in the Tom Green National Financial Statements and easements, rights-of-way, and other restrictions which are not material and further excepting in the case of Other Real Estate Owned ("O.R.E.O."), as such real estate is internally classified on the books of Tom Green

National, rights of redemption under applicable law) to all of its real properties. All leasehold interests for real property and any material personal property used by Tom Green National in its business are held pursuant to lease agreements which are valid and enforceable in accordance with their terms. All such properties comply in all material respects with all applicable private agreements, zoning requirements and other governmental laws and regulations relating thereto and there are no condemnation proceedings pending or, to the knowledge of Tom Green National, threatened with respect to such properties. Tom Green
National has valid title or other ownership rights under licenses to all material intangible personal or intellectual property used by Tom Green National in its business, free and clear of any claim, defense or right of any other person or entity which is material to such property, subject only to rights of the licensors pursuant to applicable license agreements, which rights do not materially adversely interfere with the use of such property. All material insurable properties owned or held by Tom Green National are insured by financially sound and reputable insurers in such amounts and against fire and other risks insured against by extended coverage and public liability insurance, as is customary with financial institutions of similar size.

    SECTION 2.13.  ENVIRONMENTAL MATTERS.  As used in this Agreement,
    ------------   ---------------------
"Environmental Laws" means all local, state and federal environmental, health and safety laws and regulations in all jurisdictions in which Tom Green National has done business or owned, leased or operated property, including, without limitation, the Federal Resource Conservation and Recovery Act, the Federal Comprehensive Environmental Response, Compensation and Liability Act, the Federal Clean Water Act, the Federal Clean Air Act, and the Federal Occupational Safety and Health Act.

    Except as may be disclosed in Section 2.13 of the Disclosure Schedule, neither the conduct nor operation of Tom Green National nor any condition of any property presently or previously owned, leased or operated by it violates or violated Environmental Laws in any respect material to the business of Tom Green National and no condition has existed or event has occurred with respect to it or any such property that, with notice or the passage of time, or both, would constitute a violation material to the business of Tom Green National of Environmental Laws or obligate (or potentially obligate) Tom Green National to remedy, stabilize, neutralize or otherwise alter the environmental condition of any such property where the aggregate cost of such actions would be material to Tom Green National. Except as may be disclosed in Section 2.13 of the Disclosure Schedule, Tom Green National has not received any notice from any person or entity that Tom Green National or the operation or condition of any property ever owned, leased or operated by it are or were in violation of any Environmental Laws or that Tom Green National is responsible (or potentially responsible) for remedying, or the cleanup of, any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on or beneath any such property.

    SECTION 2.14.  COMPLIANCE WITH LAW.  Tom Green National has all
    ------------   -------------------
licenses, franchises, permits and other governmental authorizations that are legally required to enable it to conduct its business in all material respects and is in compliance in all material respects with all applicable laws and regulations.

    SECTION 2.15.  UNDISCLOSED LIABILITIES.  Tom Green National does not
    ------------   -----------------------
have any material liability, whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due (and there is no past or present fact, situation, circumstance, condition or other basis for any present or future action, suit or proceeding, hearing, charge, complaint, claim or demand against Tom Green National giving rise to any such liability), except (i) for liabilities set forth in the Tom Green National Financial Statements, and (ii) as may be disclosed in Section 2.15 of the Disclosure Schedule.

    SECTION 2.16.  BROKERAGE.  There are no existing claims or
    ------------   ---------
agreements for brokerage commissions, finders' fees, or similar compensation in connection with the transactions contemplated by this Agreement payable by Tom Green National.

    SECTION 2.17.  STATEMENTS TRUE AND CORRECT.  None of the information
    ------------   ---------------------------
supplied or to be supplied by Tom Green National for inclusion in
(i) the Registration Statement (as defined in Section 4.06), (ii) the Proxy Statement/Prospectus (as defined in Section 4.03) and (iii) any other documents to be filed with the Securities and Exchange Commission ("S.E.C.") or any banking or other regulatory authority in connection with the transactions contemplated hereby will, at the respective times such documents are filed, and, in the case of the Registration Statement, when it becomes effective, and, with respect to the Proxy Statement/Prospectus, when first mailed to the stockholders of Tom Green National, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading, or, in the case of the Proxy Statement/Prospectus or any amendment thereof or supplement thereto, at the time of the Stockholders' Meeting (as defined in Section 4.03), be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Stockholders' Meeting. All documents that Tom Green National is responsible for filing with the S.E.C. or any other regulatory authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable law and the applicable rules and regulations thereunder.


                             ARTICLE THREE
                             -------------

          REPRESENTATIONS OF BOATMEN'S AND BOATMEN'S-AMARILLO
          ---------------------------------------------------

    Boatmen's and Boatmen's-Amarillo hereby make the following representations and warranties:

    SECTION 3.01.  ORGANIZATION AND CAPITAL STOCK.
    ------------   ------------------------------

    (a) Boatmen's is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Missouri with full corporate power and authority to carry on its business as it is now being conducted. Boatmen's-Amarillo is a national banking association duly organized and validly existing under the laws of the United States and in good standing under the laws of the State of Texas with full corporate power and authority to carry on its business as it is now being conducted.

    (b)  The authorized capital stock of Boatmen's consists of
(i) 200,000,000 shares of Boatmen's Common, of which, as of June 30, 1995, 129,115,302 shares were issued and outstanding, and
(ii) 10,300,000 Cumulative Preferred Shares, no par value per share, of which 35,045 shares are designated "7% Cumulative Redeemable Preferred Stock, Series B", $100.00 stated value per share (the "Boatmen's
Series B Preferred Stock") and 2,000,000 shares are designated "Junior Participating Preferred Stock, Series C", no par value per share (the "Boatmen's Series C Preferred Stock"). No shares of the Boatmen's Series C Preferred Stock are issued and outstanding, and 11,421 shares of the Boatmen's Series B Preferred Stock were issued and outstanding as of June 30, 1995. All of the issued and outstanding shares of Boatmen's Common and Boatmen's Series B Preferred Stock are duly and validly issued and outstanding and are fully paid and non-assessable. None of the outstanding shares of Boatmen's Common has been issued in violation of any preemptive rights of the current or past stockholders of Boatmen's. As of June 30, 1995, Boatmen's had outstanding options and other rights to acquire not more than 5,052,916 shares of Boatmen's Common and no shares of the Boatmen's Series B Preferred Stock or the Boatmen's Series C Preferred Stock.

    (c) Boatmen's-Amarillo has authorized capital of 2,794,184 shares of common stock, par value $7.25 per share (the "Boatmen's-Amarillo Common"). As of the date hereof, all such shares of Boatmen's-Amarillo Common are issued and outstanding, fully paid and non-assessable and owned by Boatmen's-Texas.

    (d) The shares of Boatmen's Common that are to be issued to the stockholders of Tom Green National pursuant to the Merger have been duly authorized and, when so issued in accordance with the terms of this Agreement, will be validly issued and outstanding, fully paid and nonassessable, with no personal liability attaching to the ownership thereof.

    SECTION 3.02.  AUTHORIZATION.  The Executive Committee or Board of
    ------------   -------------
Directors of Boatmen's, the Board of Directors of Boatmen's-Texas and the Board of Directors of Boatmen's-Amarillo have approved this Agreement and the Merger and authorized the execution hereof on their behalf by their respective duly authorized officers and the performance by such respective entity of their obligations hereunder. Nothing in the articles of incorporation or bylaws of Boatmen's and Boatmen's-Texas, as amended, or the articles of association or bylaws of Boatmen's-Amarillo, as amended, or any other agreement, instrument, decree, proceeding, law or regulation (except as specifically referred to in or contemplated by this Agreement) by or to which either of them or any of their subsidiaries are bound or subject would prohibit or inhibit Boatmen's, Boatmen's-Texas or Boatmen's-Amarillo from entering into and consummating this Agreement and the Merger on the terms and conditions herein contained. This Agreement has been duly and validly executed and delivered by Boatmen's, Boatmen's-Texas and Boatmen's-Amarillo and constitutes a legal, valid and binding obligation of Boatmen's, Boatmen's-Texas and Boatmen's-Amarillo, enforceable against Boatmen's, Boatmen's-Texas and Boatmen's-Amarillo in accordance with its terms, and no other corporate acts or proceedings are required to be taken by Boatmen's, Boatmen's-Texas or Boatmen's-Amarillo to authorize the execution, delivery and performance of this Agreement. Except for the requisite approvals of the Comptroller of the Currency, no notice to, filing with, authorization by, or consent or approval of, any federal or state regulatory authority is necessary for the execution and delivery of this Agreement or consummation of the Merger by Boatmen's or Boatmen's-Amarillo.

    SECTION 3.03.  SUBSIDIARIES.  Each of Boatmen's significant
    ------------   ------------
subsidiaries (as such term is defined under S.E.C. regulations) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power to own its respective properties and assets, to incur its respective liabilities and to carry on its respective business as now being conducted.

    SECTION 3.04.  FINANCIAL INFORMATION.  The consolidated balance
    ------------   ---------------------
sheets of Boatmen's and its subsidiaries as of December 31, 1994 and 1993 and related consolidated statements of income, changes in stockholders' equity and cash flows for the three years ended
December 31, 1994, together with the notes thereto, included in Boatmen's Annual Report on Form 10-K for the year ended 1994, and the unaudited consolidated balance sheet of Boatmen's and its subsidiaries as of June 30, 1995 and the related unaudited consolidated income statement for the six months then ended included in Boatmen's Quarterly Report on Form 10-Q for the quarter then ended, as currently on file with the S.E.C. (the "Boatmen's Financial Statements"), have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as disclosed therein) and fairly present the consolidated financial position and the consolidated results of operations, changes in stockholders' equity and cash flows of Boatmen's and its consolidated subsidiaries as of the dates and for the periods indicated (subject, in the case of interim financial statements, to normal recurring year-end adjustments, none of which will be material).

    SECTION 3.05.  ABSENCE OF CHANGES.  Since December 31, 1994, there has
    ------------   ------------------
not been any material adverse change in the financial condition, the results of operations or the business of Boatmen's and its subsidiaries taken as a whole, nor have there been any events or transactions having such a material adverse effect which should be disclosed in order to make the Boatmen's Financial Statements not misleading.

    SECTION 3.06.  LITIGATION.  There is no litigation, claim or other
    ------------   ----------
proceeding pending or, to the knowledge of Boatmen's, threatened, against Boatmen's or any of its subsidiaries, or of which the property of Boatmen's or any of its subsidiaries is or would be subject which if adversely determined would have a material adverse effect on the business of Boatmen's and its subsidiaries taken as a whole.

    SECTION 3.07.  REPORTS.  Each of Boatmen's and its significant
    ------------   -------
subsidiaries has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the S.E.C., (ii) the Board of Governors of the Federal Reserve System, (iii) the Comptroller of the Currency, (iv) the Federal Deposit Insurance Corporation, (v) any state securities or banking authorities having jurisdiction, (vi) Nasdaq and (vii) any other governmental authority with jurisdiction over Boatmen's or any of its significant subsidiaries. As of their respective dates, each of such reports and documents, as amended, including the financial statements, exhibits and schedules thereto, complied in all material respects with the relevant statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

    SECTION 3.08.  COMPLIANCE WITH LAW.  Boatmen's and its significant
    ------------   -------------------
subsidiaries have all licenses, franchises, permits and other gov-ernmental authorizations that are legally required to enable them to conduct their respective businesses in all material respects and are in compliance in all material respects with all applicable laws and regulations.

    SECTION 3.09.  STATEMENTS TRUE AND CORRECT.  None of the information
    ------------   ---------------------------
supplied or to be supplied by Boatmen's or Boatmen's-Amarillo for inclusion in (i) the Registration Statement (as defined in Section 4.06), (ii) the Proxy Statement/Prospectus (as defined in Section 4.03) and (iii) any other documents to be filed with the S.E.C. or any banking or other regulatory authority in connection with the transactions contemplated hereby will, at the respective times such documents are filed, and, in the case of the Registration Statement, when it becomes effective, and, with respect to the Proxy Statement/Prospectus, when first mailed to the stockholders of Tom Green National, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading, or, in the case of the Proxy Statement/Prospectus or any amendment thereof or supplement thereto, at the time of the Stockholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Stockholders' Meeting. All documents that Boatmen's is responsible for filing with the S.E.C. or any other regulatory authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable law and any rules and regulations thereunder.

                             ARTICLE FOUR
                             ------------

                   AGREEMENTS OF TOM GREEN NATIONAL
                   --------------------------------

    SECTION 4.01.  BUSINESS IN ORDINARY COURSE.
    ------------   ---------------------------

    (a) Tom Green National shall not declare or pay any dividend or make any other distribution to shareholders, whether in cash, stock or other property, after the date of this Agreement.

    (b) Tom Green National shall continue to carry on after the date hereof its business and the discharge or incurrence of obligations and liabilities, only in the usual, regular and ordinary course of business, as heretofore conducted, and by way of amplification and not limitation, Tom Green National will not, after the date of this Agreement, without the prior written consent of Boatmen's (which shall not be unreasonably withheld):

         (i) issue any Tom Green National Common or other capital stock or any options, warrants, or other rights to subscribe for or purchase Tom Green National Common or any other capital stock or any securities convertible into or exchangeable for any capital stock; or

        (ii) directly or indirectly redeem, purchase or otherwise acquire any Tom Green National Common or any other capital stock of Tom Green National; or

       (iii) effect a reclassification, recapitalization, splitup, exchange of shares, readjustment or other similar change in or to any capital stock or otherwise reorganize or recapitalize; or

        (iv)  change its articles of association or bylaws; or

         (v) grant any increase (other than ordinary and normal increases consistent with past practices) in the compensation payable or to become payable to officers or salaried employees, grant any stock options or, except as required by law, adopt or make any change in any bonus, insurance, pension, or other Employee Plan, agreement, payment or arrangement made to, for or with any of such officers or employees; or

        (vi) except in the ordinary course of business, (A) borrow or agree to borrow any amount of funds, or (B) directly or indirectly guarantee or agree to guarantee any obligations of others; or

       (vii) make or commit to make any new loan or letter of credit or any new or additional discretionary advance under any existing line of credit, in principal amounts in excess of $600,000 or that would increase the aggregate credit outstanding to any one borrower (or group of affiliated borrowers) to more than $600,000 (excluding for this purpose any accrued interest or overdrafts), without the prior written consent of Boatmen's, acting through its Executive Vice President-Loan Administration or such other designee as Boatmen's may give notice of to Tom Green National; or

      (viii) purchase or otherwise acquire any investment security for its own account having an average remaining life to maturity greater than five years or any asset-backed securities other than those issued or guaranteed by the Government National Mortgage
    Association, the Federal National Mortgage Association or the
    Federal Home Loan Mortgage Corporation; or

        (ix) increase or decrease the rate of interest paid on time deposits, or on certificates of deposit, except in a manner and pursuant to policies consistent with Tom Green National's past practices; or

         (x) enter into any agreement, contract or commitment out of the ordinary course of business or having a term in excess of three
    (3) months other than letters of credit, loan agreements, deposit agreements, and other lending, credit and deposit agreements and documents made in the ordinary course of business; or

        (xi) except in the ordinary course of business, place on any of its assets or properties any mortgage, pledge, lien, charge, or other encumbrance; or

       (xii) except in the ordinary course of business, cancel or accelerate any material indebtedness owing to Tom Green National or any claims which Tom Green National may possess or waive any material rights with respect thereto; or

      (xiii) sell or otherwise dispose of any real property or any material amount of any tangible or intangible personal property other than (A) properties acquired in foreclosure or otherwise in the ordinary collection of indebtedness to Tom Green National, or
    (B) securities that were held for sale by Tom Green National as of June 30, 1995, not to exceed in the aggregate $1,000,000, provided that the proceeds of any such sale shall not be reinvested, without the prior written consent of Boatmen's, except in U.S. treasury obligations having maturities of one year or less; or

       (xiv) foreclose upon or otherwise take title to or possession or control of any real property without first obtaining a phase one environmental report thereon which indicates that the property is free of pollutants, contaminants or hazardous or toxic waste materials; provided, however, that Tom Green National shall not be required to obtain such a report with respect to single family, non-agricultural residential property of one acre or less to be foreclosed upon unless it has reason to believe that such property might contain any such waste materials or otherwise might be contaminated; or

        (xv) commit any act or fail to do any act which will cause a breach of any agreement, contract or commitment and which will have a material adverse effect on Tom Green National's business, financial condition, or earnings; or

       (xvi) violate any law, statute, rule, governmental regulation, or order, which violation might have a material adverse effect on Tom Green National's business, financial condition, or earnings; or

      (xvii) purchase any real or personal property or make any other capital expenditure where the amount paid or committed therefor is in excess of $100,000, other than the exercise of the option to purchase the property located at 337 West Twohig, San Angelo, Texas.

    (c) Tom Green National shall not, without the prior written consent of Boatmen's, engage in any transaction or take any action that would render untrue in any material respect any of the representations and warranties of Tom Green National contained in Article Two hereof, if such representations and warranties were given as of the date of such transaction or action.

    (d) Tom Green National shall promptly notify Boatmen's in writing of the occurrence of any matter or event known to and directly involving Tom Green National, which would not include any changes in conditions that affect the banking industry generally, that is materially adverse to the business, operations, properties, assets, or condition (financial or otherwise) of Tom Green National.

    (e) Tom Green National shall not, on or before the earlier of the Closing Date or the date of termination of this Agreement, solicit or encourage, or, subject to the fiduciary duties of its directors as advised by counsel, hold discussions or negotiations with or provide any information to, any person in connection with, any proposal from any person for the acquisition of all or any substantial portion of the business, assets, shares of Tom Green National Common or other securities of Tom Green National. Tom Green National shall promptly advise Boatmen's of its receipt of any such proposal or inquiry concerning any possible such proposal, and the substance of such proposal or inquiry.

    SECTION 4.02.  BREACHES.  Tom Green National shall, in the event it
    ------------   --------
has knowledge of the occurrence, or impending or threatened occurrence, of any event or condition which would cause or constitute a breach (or would have caused or constituted a breach had such event occurred or been known prior to the date hereof) of any of its representations or agreements contained or referred to herein, give prompt written notice thereof to Boatmen's and use its best efforts to prevent or promptly remedy the same.

    SECTION 4.03.  SUBMISSION TO SHAREHOLDERS.  Tom Green National shall
    ------------   --------------------------
cause to be duly called and held, on a date mutually selected by Boatmen's and Tom Green National, a special meeting of the shareholders of Tom Green National (the "Stockholders' Meeting") for submission of this Agreement and the Merger for approval of such shareholders as required by law. In connection with the Stockholders' Meeting, (i) Tom Green National shall cooperate and assist Boatmen's in preparing and filing a Proxy Statement/Prospectus (the "Proxy Statement/Prospectus") with the S.E.C. and Tom Green National shall mail it to its stockholders, (ii) Tom Green National shall furnish Boatmen's all information concerning itself that Boatmen's may reasonably request in connection with such Proxy Statement/Prospectus, and (iii) the Board of Directors of Tom Green National shall (subject to compliance with its fiduciary duties as advised by counsel) recommend to its stockholders the approval of this Agreement and the Merger and use its best efforts to obtain such stockholder approval.

    SECTION 4.04.  CONSENTS TO CONTRACTS AND LEASES.  Tom Green National
    ------------   --------------------------------
shall use its best efforts to obtain all necessary consents with respect to all interests of Tom Green National in any material leases, licenses, contracts, instruments and rights which require the consent of another person for their transfer or assumption pursuant to the Merger, if any.

    SECTION 4.05.  CONFORMING ACCOUNTING AND RESERVE POLICIES;
    ------------   -------------------------------------------
                   RESTRUCTURING EXPENSES.
                   ----------------------

    (a) Notwithstanding that Tom Green National believes that it has established all reserves and taken all provisions for possible loan losses required by generally accepted accounting principles and applicable laws, rules and regulations, Tom Green National recognizes that Boatmen's may have adopted different loan, accrual and reserve policies (including loan classifications and levels of reserves for possible loan losses). From and after the date of this Agreement to the Effective Time, Tom Green National and Boatmen's shall consult and cooperate with each other with respect to conforming, as specified in a written notice from Boatmen's to Tom Green National, based upon such consultation and as hereinafter provided, the loan, accrual and reserve policies of Tom Green National to those policies of Boatmen's.

    (b) In addition, from and after the date of this Agreement to the Effective Time, Tom Green National and Boatmen's shall consult and cooperate with each other with respect to determining, as specified in a written notice from Boatmen's to Tom Green National, based upon such consultation and as hereinafter provided, appropriate accruals, reserves and charges to establish and take in respect of excess equipment write-off or write-down of various assets and other appropriate charges and accounting adjustments taking into account the parties' business plans following the Merger.

    (c) Tom Green National and Boatmen's shall consult and cooperate with each other with respect to determining, as specified in a written notice from Boatmen's to Tom Green National, based upon such consultation and as hereinafter provided, the amount and the timing for recognizing for financial accounting purposes the expenses of the Merger and the restructuring charges related to or to be incurred in connection with the Merger.

    (d) At the request of Boatmen's, Tom Green National shall establish and take such reserves and accruals as Boatmen's shall request to conform Tom Green National's loan, accrual and reserve policies to Boatmen's policies, shall establish and take such accruals, reserves and charges in order to implement such policies in respect of excess facilities and equipment capacity, severance costs, litigation matters, write-off or write-down of various assets and other appropriate accounting adjustments, and to recognize for financial accounting purposes such expenses of the Merger and restructuring charges related to or to be incurred in connection with the Merger, in each case at such times as are mutually agreeable to Boatmen's and Tom Green National; provided, however, that Tom Green National shall not be required to take any such action that is not consistent with generally accepted accounting principles.

    (e) No accrual or other adjustment made by Tom Green National pursuant to the provisions of this Section 4.06 shall constitute an acknowledgment by Tom Green National or create any implication, for any purpose, that such accrual or adjustment was necessary for any purpose other than to comply with the provisions of this Section 4.05.

    SECTION 4.06.  CONSUMMATION OF AGREEMENT.  Tom Green National shall
    ------------   -------------------------
use its best efforts to perform and fulfill all conditions and obli-gations on its part to be performed or fulfilled under this Agreement and to effect the Merger in accordance with the terms and provisions hereof. Tom Green National shall furnish to Boatmen's in a timely manner all information, data and documents in the possession of Tom Green National requested by Boatmen's as may be required to obtain any necessary regulatory or other approvals of the Merger or to file with the S.E.C. a registration statement on Form S-4 (the "Registration Statement") relating to the shares of Boatmen's Common that may be issued to the shareholders of Tom Green National pursuant to the Merger and this Agreement and shall otherwise cooperate fully with Boatmen's to carry out the purpose and intent of this Agreement.

    SECTION 4.07.  ENVIRONMENTAL REPORTS.  Tom Green National shall
    ------------   ---------------------
provide to Boatmen's, as soon as reasonably practical, but not later than forty-five (45) days after the date hereof, a report ("Phase I Report") of a phase one environmental investigation ("Phase I Investigation") on all real property owned, leased or operated by Tom Green National as of the date hereof (other than space in retail and similar establishments leased by Tom Green National for automatic teller machines) and within ten days after the acquisition or lease of any real property acquired or leased by Tom Green National after the date hereof (other than space in retail and similar establishments leased or operated by Tom Green National for automatic teller machines), except as otherwise provided in Section 4.01(b)(xiv). If required by the Phase I Investigation in Boatmen's reasonable opinion, Boatmen's shall so notify Tom Green National within fifteen (15) business days of Boatmen's receipt of such Phase I Reports, and Tom Green National thereafter shall provide to Boatmen's as soon as reasonably practicable a report ("Phase II Report") of a phase two investigation on properties requiring such additional study. Boatmen's shall have fifteen (15) business days from the receipt of any Phase II Report to notify Tom Green National of any objection to the contents of such report. Should the cost of taking all remedial and corrective actions and measures (i) required by applicable law, or (ii) recommended or suggested by any such Phase I Report or Phase

II Report or prudent in light of serious life, health or safety concerns, in the aggregate, exceed the sum of One Hundred Thousand Dollars ($100,000) as reasonably estimated by an environmental expert retained for such purpose by Boatmen's within ten (10) business days following receipt of an acceptable Phase II Report and reasonably acceptable to Tom Green National, or if the cost of such actions and measures cannot be so reasonably estimated by such expert to be $100,000 or less with any reasonable degree of certainty, then Boatmen's shall have the right pursuant to Section 7.03 hereof, for a period of ten (10) business days following receipt of such estimate or indication that the cost of such actions and measures can not be so reasonably estimated, to terminate this Agreement, which shall be Boatmen's sole remedy in such event.

    SECTION 4.08.  RESTRICTION ON RESALES.  Tom Green National shall
    ------------   ----------------------
obtain and deliver to Boatmen's, at least 31 days prior to the Closing Date, the signed agreement, in the form of Exhibit 4.08 hereto, of each person who may reasonably be deemed an "affiliate" of Tom Green National within the meaning of such term as used in Rule 145 under the Securities Act of 1933, as amended (the "Securities Act"), regarding (i) compliance with the provisions of such Rule 145, and (ii) compliance with the requirements of Accounting Principles Board Opinion No. 16 regarding the disposition of shares of Tom Green National Common or Boatmen's Common (or reduction of risk with respect thereto) until such time as financial results covering at least 30 days of post-Merger combined operations have been published.

    SECTION 4.09.  ACCESS TO INFORMATION.  Tom Green National shall
    ------------   ---------------------
permit Boatmen's reasonable access in a manner which will avoid undue disruption or interference with Tom Green National's normal operations to its properties and shall disclose and make available to Boatmen's all books, documents, papers and records relating to its assets, stock ownership, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' and stockholders' meetings, organizational documents, material contracts and agreements, loan files, filings with any regulatory authority, accountants' workpapers (if available and subject to the respective independent accountants' consent), litigation files, plans affecting employees, and any other business activities or prospects in which Boatmen's may have a reasonable and legitimate interest in furtherance of the transactions contemplated by this Agreement. Tom Green National shall deliver to Boatmen's within ten (10) business days after the date hereof a true, accurate and complete copy of each written plan or program disclosed in Section 2.11(c) of the Disclosure Schedule and, with respect to each such plan or program, all (i) amendments or supplements thereto, (ii) summary plan descriptions, (iii) lists of all current participants and all participants with benefit entitlements,
(iv) contracts relating to plan documents, (v) actuarial valuations for any defined benefit plan, (vi) valuations for any plan as of the most recent date, (vii) determination letters from the Internal Revenue Service, (viii) the most recent annual report filed with the Internal Revenue Service, and (ix) trust agreements. Boatmen's will hold any such information which is nonpublic in confidence in accordance with the provisions of Section 8.01 hereof.


                             ARTICLE FIVE
                             ------------

          AGREEMENTS OF BOATMEN'S AND BOATMEN'S-AMARILLO
          ----------------------------------------------

    SECTION 5.01.  REGULATORY APPROVALS AND REGISTRATION STATEMENT.
    ------------   -----------------------------------------------
Boatmen's and/or Boatmen's-Amarillo shall file all regulatory applications required in order to consummate the Merger, including but not limited to the necessary applications for the prior approval of the Comptroller of the Currency, and within thirty (30) days after the date hereof (subject to the full cooperation of Tom Green National and its counsel in this regard) a private ruling request with the Internal
Revenue Service regarding the federal income tax consequences of the Merger. Boatmen's shall provide to Tom Green National a copy of such applications and the ruling request and all correspondence pertaining thereto contemporaneously with the filing or receipt of same. Boatmen's shall file with the S.E.C. the Registration Statement relating to the shares of Boatmen's Common to be issued to the stockholders of Tom Green National pursuant to this Agreement and shall use its best efforts to cause the Registration Statement to become effective. At the time the Registration Statement becomes effective, the Registration Statement shall comply in all material respects with the provisions of the Securities Act and the published rules and regulations thereunder, and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not false or misleading, and at the time of mailing thereof to the stockholders of Tom Green National, at the time of the Stockholders' Meeting and at the Effective Time the Proxy Statement/Prospectus included as part of the Registration Statement, as amended or supplemented by any amendment or supplement, shall not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not false or misleading. Boatmen's shall timely file all documents required to obtain all necessary permits and approvals from state securities agencies or authorities, if any, required to carry out the transactions contemplated by this Agreement, shall pay all expenses incident thereto and shall use its best efforts to obtain such permits and approvals on a timely basis. Boatmen's shall promptly and properly prepare and file any other filings required under the Securities Exchange Act of 1934 (the "Exchange Act") relating to the Merger and the transactions contemplated herein.

    SECTION 5.02.  BREACHES.  Boatmen's shall, in the event it has
    ------------   --------
knowledge of the occurrence, or impending or threatened occurrence, of any event or condition which would cause or constitute a breach (or would have caused or constituted a breach had such event occurred or been known prior to the date hereof) of any of its representations or agreements contained or referred to herein, give prompt written notice thereof to Tom Green National and use its best efforts to prevent or promptly remedy the same.

    SECTION 5.03.  CONSUMMATION OF AGREEMENT.  Boatmen's and Boatmen's-
    ------------   -------------------------
Amarillo shall use their respective best efforts to perform and fulfill all conditions and obligations on their part to be performed or fulfilled under this Agreement and to effect the Merger in accordance with the terms and conditions of this Agreement.

    SECTION 5.04.  STOCK OPTIONS.
    ------------   -------------

    (a) At the Effective Time, each outstanding option to purchase shares of Tom Green National Common (a "Tom Green Stock Option") issued pursuant to the Tom Green National Bank 1987 Incentive Stock Option Plan (the "Stock Option Plan"), whether or not exercisable or vested, shall be assumed by Boatmen's as hereinafter provided. Each Tom Green Stock Option shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Tom Green Stock Option, the same number of full shares of Boatmen's Common as the holder of such Tom Green Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time, at a price per share equal to
(y) the aggregate exercise price for Tom Green National Common otherwise purchasable pursuant to such Tom Green Stock Option divided by (z) the number of full shares of Boatmen's Common deemed purchasable pursuant to such Tom Green Stock Option. In no event shall Boatmen's be required to issue fractional shares of Boatmen's Common.

    (b) As soon as practicable after the Effective Time, Boatmen's shall deliver to each holder of Tom Green Stock Options appropriate notices setting forth such holders' rights pursuant to the Stock Option Plan, and the agreements evidencing the grants of such Tom Green Stock Options shall continue in effect on the same terms and conditions (subject to the conversion required by this Section 5.04 after giving effect to the Merger and the assumption by Boatmen's as set forth above). To the extent necessary to effectuate the provisions of this Section

5.04, Boatmen's may deliver new or amended agreements reflecting the terms of each Tom Green Stock Option assumed by Boatmen's and amend the Stock Option Plan to reflect the terms hereof.

    (c) As soon as practicable after the Effective Time, Boatmen's shall file with the S.E.C. a registration statement on an appropriate form with respect to the shares of Boatmen's Common subject to such options and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses with respect thereto) for so long as such options remain outstanding.

    SECTION 5.05.  DIRECTORS AND OFFICERS' LIABILITY INSURANCE AND
    ------------   -----------------------------------------------
                   INDEMNIFICATION.
                   ---------------

    (a) Following the Effective Time, Boatmen's will provide the directors and officers of Tom Green National with the same directors' and officers' liability insurance coverage that Boatmen's provides to directors and officers of its other banking subsidiaries generally, and, in addition, for a period of three (3) years will use its best efforts to continue Tom Green National's directors' and officers' liability insurance coverage with respect to actions occurring prior to the Effective Time to the extent that such coverage is obtainable for an aggregate premium not to exceed the annual premium presently being paid by Tom Green National. If the premium of such insurance would exceed such maximum amount, Boatmen's shall use its best efforts to procure such level of insurance as can be obtained for a premium equal to such maximum amount.

    (b) For six (6) years after the Effective Time, Boatmen's shall cause Boatmen's-Amarillo to indemnify, defend and hold harmless the officers, directors, employees and agents of Tom Green National (each, an "Indemnified Party") at the Effective Time, regardless of whether or not such persons are employed thereafter, against all losses, expenses, claims, damages or liabilities arising out of actions or omissions occurring on or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement) to the full extent then permitted under the National Bank Act and by Tom Green National's articles of association or bylaws as in effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any action or suit.

    (c) If after the Effective Time Boatmen's-Amarillo or any of its successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving bank or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, bank or other entity, then and in each such case, proper provision shall be made so that the successors and assigns of Boatmen's-Amarillo shall assume any remaining obligations set forth in this Section 5.05. If Boatmen's-Amarillo shall liquidate, dissolve or otherwise wind up its business, then Boatmen's shall indemnify, defend and hold harmless each Indemnified Party to the same extent and on the same terms that Boatmen's-Amarillo was so obligated pursuant to this Section 5.05.

    SECTION 5.06.  EMPLOYEE BENEFITS.  Boatmen's shall, with respect to
    ------------   -----------------
each person who remains an employee of Tom Green National following the Closing Date (each a "Continued Employee"), provide the benefits described in this Section 5.06. Subject to the right of subsequent amendment, modification or termination in Boatmen's sole discretion, each Continued Employee shall be entitled, as a new employee of a subsidiary of Boatmen's, to participate in such employee benefit plans, as defined in Section 3(3) of ERISA, or any non-qualified employee benefit plans or deferred compensation, stock option, bonus or incentive plans, or other employee benefit or fringe benefit programs that may be in effect generally for employees of all of Boatmen's subsidiaries (the "Boatmen's Plans"), if and as a Continued Employee shall be eligible and, if required, selected for participation therein under the terms thereof and otherwise shall not be participating in a similar plan which is maintained by Tom Green National after the Effective Time. Tom Green National employees shall participate therein on the same basis as similarly situated employees of other Boatmen's subsidiaries. All such participation shall be subject to the terms of such plans as may be in effect from time to time and this Section
5.06 is not intended to give Continued Employees any rights or privileges superior to those of other employees of Boatmen's subsidiaries. Boatmen's may terminate or modify all Employee Plans and Boatmen's obligation under this Section 5.06 shall not be deemed or construed so as to provide duplication of similar benefits but, subject to that qualification, Boatmen's shall, for purposes of vesting and any age or period of service requirements for commencement of participation with respect to any Boatmen's Plans in which Continued Employees may participate, credit each Continued Employee with his or her term of service with Tom Green National.

    SECTION 5.07.  ACCESS TO INFORMATION.  Boatmen's shall permit Tom
    ------------   ---------------------
Green National reasonable access in a manner which will avoid undue disruption or interference with Boatmen's normal operations to its properties and shall disclose and make available to Tom Green National all books, documents, papers and records relating to its assets, stock ownership, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' and stockholders' meetings, organizational documents, material contracts and agreements, loan files, filings with any regulatory authority, accountants' workpapers (if available and subject to the respective independent accountants' consent), litigation files, plans affecting employees, and any other business activities or prospects in which Tom Green National may have a reasonable and legitimate interest in furtherance of the transactions contemplated by this Agreement. Tom Green National will hold any such information which is nonpublic in confidence in accordance with the provisions of Section 8.01 hereof.


                              ARTICLE SIX
                              -----------

                  CONDITIONS PRECEDENT TO THE MERGER
                  ----------------------------------

    SECTION 6.01.  CONDITIONS TO BOATMEN'S OBLIGATIONS.  Boatmen's,
    ------------   -----------------------------------
Boatmen's-Texas' and Boatmen's-Amarillo's obligations to effect the Merger shall be subject to the satisfaction (or waiver by Boatmen's) prior to or on the Closing Date of the following conditions:

    (a) The representations and warranties made by Tom Green National in this Agreement shall be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date;

    (b) Tom Green National shall have performed and complied in all material respects with all of its obligations and agreements required to be performed prior to the Closing Date under this Agreement;

    (c) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding by any bank regulatory authority or other person seeking any of the foregoing be pending. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal;

    (d) All necessary regulatory approvals, consents, authorizations and other approvals required by law for consummation of the Merger shall have been obtained and all waiting periods required by law shall have expired;

    (e) Boatmen's shall have received the environmental reports required by Section 4.07 hereof, and shall not have elected, pursuant to
Section 7.03 hereof, to terminate and cancel this Agreement;

    (f) Boatmen's shall have received all documents required to be received from Tom Green National on or prior to the Closing Date, all in form and substance reasonably satisfactory to Boatmen's;

    (g) Boatmen's shall have received an opinion letter, dated as of the Closing Date, from Ernst & Young LLP, its independent public accountants, to the effect that the Merger will qualify for pooling of interests accounting treatment under Accounting Principles Board Opinion No. 16 if closed and consummated in accordance with this Agreement;

    (h) The Registration Statement shall be effective under the Securities Act and no stop orders suspending the effectiveness of the Registration Statement shall be in effect or proceedings for such purpose pending before or threatened by the S.E.C; and

    (i) Boatmen's shall have received a ruling of the Internal Revenue Service to the effect that if the Merger is consummated in accordance with the terms set forth in this Agreement, (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code; (ii) no gain or loss will be recognized by the holders of shares of Tom Green National Common upon receipt of the Merger Consideration (except for cash received in lieu of fractional shares); (iii) the basis of shares of Boatmen's Common received by the shareholders of Tom Green National will be the same as the basis of shares of Tom Green National Common exchanged therefor; and (iv) the holding period of the shares of Boatmen's Common received by such stockholders will include the holding period of the shares of Tom Green National Common exchanged therefor, provided such shares were held as capital assets as of the Effective Time.

    SECTION 6.02.  CONDITIONS TO TOM GREEN NATIONAL'S OBLIGATIONS.  Tom
    ------------   ----------------------------------------------
Green National's obligation to effect the Merger shall be subject to the satisfaction (or waiver by Tom Green National) prior to or on the Closing Date of the following conditions:

    (a) The representations and warranties made by Boatmen's, Boatmen's-Texas and Boatmen's-Amarillo in this Agreement shall be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on the Closing Date;

    (b) Boatmen's, Boatmen's-Texas and Boatmen's-Amarillo shall have performed and complied in all material respects with all of their obligations and agreements hereunder required to be performed prior to the Closing Date under this Agreement;

    (c) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding by any bank regulatory authority or other governmental agency seeking any of the foregoing be pending. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal;

    (d) All necessary regulatory approvals, consents, authorizations and other approvals, including the requisite approval of this Agreement and the Merger by the shareholders of Tom Green National required by law for consummation of the Merger shall have been obtained and all waiting periods required by law shall have expired;

    (e) Tom Green National shall have received all documents required to be received from Boatmen's on or prior to the Closing Date, all in form and substance reasonably satisfactory to Tom Green National;

    (f) The Registration Statement shall be effective under the Securities Act and no stop orders suspending the effectiveness of the Registration Statement shall be in effect or proceedings for such purpose pending before or threatened by the S.E.C.; and

    (g) Tom Green National shall have received from Boatmen's a copy of the private letter ruling of the Internal Revenue Service contemplated by Section 6.01(i) of this Agreement.


                             ARTICLE SEVEN
                             -------------

                      TERMINATION OR ABANDONMENT
                      --------------------------

    SECTION 7.01.  MUTUAL AGREEMENT.  This Agreement may be terminated
    ------------   ----------------
by the mutual written agreement of the parties at any time prior to the Closing Date, regardless of whether shareholder approval of this Agreement and the Merger by the shareholders of Tom Green National shall have been previously obtained.

    SECTION 7.02.  BREACH OF REPRESENTATIONS OR AGREEMENTS.  In the
    ------------   ---------------------------------------
event that there is a material breach in any of the representations and warranties or agreements of Boatmen's or Tom Green National, which breach is not cured within thirty (30) days after notice to cure such breach is given to the breaching party by the non-breaching party, then the non-breaching party, regardless of whether shareholder approval of this Agreement and the Merger shall have been previously obtained, may terminate and cancel this Agreement by providing written notice of such action to the other party hereto.

    SECTION 7.03.  ENVIRONMENTAL REPORTS.  Boatmen's may terminate this
    ------------   ---------------------
Agreement to the extent provided by Section 4.07 and this Section 7.03 by giving written notice thereof to Tom Green National.

    SECTION 7.04.  FAILURE OF CONDITIONS.  In the event that any of the
    ------------   ---------------------
conditions to the obligations of either party are not satisfied or waived on or prior to the Closing Date, and if any applicable cure period provided in Section 7.02 hereof has lapsed, then such party may, regardless of whether shareholder approval of this Agreement and the Merger shall have been previously obtained, terminate and cancel this Agreement by delivery of written notice of such action to the other party on such date.

    SECTION 7.05.  APPROVAL DENIAL.  If any regulatory application filed
    ------------   ---------------
pursuant to Section 5.01 hereof should be finally denied or disapproved by the respective regulatory authority, then this Agreement thereupon shall be deemed terminated and canceled; provided, however, that a request for additional information or undertaking by Boatmen's, as a condition for approval, shall not be deemed to be a denial or disapproval so long as Boatmen's diligently provides the requested information or undertaking. In the event an application is denied pending an appeal, petition for review, or similar such act on the part of Boatmen's (hereinafter referred to as the "appeal") then the application will be deemed denied unless Boatmen's prepares and timely files such appeal and continues the appellate process for purposes of obtaining the necessary approval.

    SECTION 7.06.  SHAREHOLDER APPROVAL DENIAL.  If the Merger is not
    ------------   ---------------------------
approved by the requisite vote of the stockholders of Tom Green National at the Stockholders' Meeting, then either party may terminate this Agreement.

    SECTION 7.07.  REGULATORY ENFORCEMENT MATTERS.  In the event that
    ------------   ------------------------------
Tom Green National shall become a party or subject to any new or amended written agreement, memorandum of understanding, cease and desist order, imposition of civil money penalties or other regulatory enforcement action or proceeding with any federal or state agency charged with the supervision or regulation of banks ("Regulatory Enforcement Action") after the date of this Agreement, then Boatmen's may terminate this Agreement; provided, however, that Boatmen's may not terminate this Agreement pursuant to this Section 7.07 on account of any Regulatory Enforcement Action which, through reasonable efforts of Tom Green National and/or Boatmen's, could be terminated on or before the Closing Date without requiring any capital infusion to be made or other action having a financial effect materially adverse to the financial benefits of the Merger to Boatmen's.

    SECTION 7.08.  AUTOMATIC TERMINATION.  If the Closing Date does not
    ------------   ---------------------
occur on or prior to the expiration of the first anniversary of the date of this Agreement, then this Agreement may be terminated by either party by giving written notice to the other.

    SECTION 7.09.  TERMINATION FEE.
    ------------   ---------------

    (a) Upon the occurrence of one or more of the following events (a "Triggering Event"), Tom Green National shall pay to Boatmen's the sum of Four Hundred Thousand Dollars ($400,000):

         (i) upon termination of this Agreement by Boatmen's upon a breach thereof by Tom Green National (including, without limitation, the entering into of an agreement between Tom Green National and any third party which is inconsistent with the transactions contemplated by this Agreement), provided that within twelve (12) months of the date of such termination, an event described in clause (iii) or (iv) below shall have occurred;

        (ii) the failure of Tom Green National's shareholders to approve the Merger and this Agreement at a meeting called for such purpose; provided, however, that the failure of Tom Green National's shareholders to approve the Merger and this Agreement at a meeting called for such purpose shall not be deemed a Triggering Event if:
    (A) the average of the daily closing prices of a share of Boatmen's Common, as reported on Nasdaq during the period of twenty (20) trading days ending on the second trading day immediately preceding the date of mailing to the shareholders of Tom Green National of notice of a meeting to vote upon this Agreement and the Merger, together with the Proxy Statement/Prospectus relating thereto (the "Mailing Date") (the "Boatmen's Final Price"), is less than $30.00; and (B) the number obtained by dividing the Boatmen's Final Price by the Boatmen's Initial Price (as defined below), is less than the number obtained by dividing the Final Index Price (as defined below) by the Initial Index Price (as defined below) and subtracting .20 from such quotient; or (C) within eighteen (18) months after the date of such meeting an event described in clause (iii) or (iv) below does not occur;

       (iii) any person or group of persons (other than Boatmen's) shall acquire, or have the right to acquire, 50% or more of the outstanding shares of Tom Green National Common, (exclusive of any shares of Tom Green National Common sold directly or indirectly to such person or group of persons by Boatmen's); or

        (iv) upon the entry by Tom Green National into an agreement or other understanding with a person or group of persons (other than Boatmen's and/or its affiliates) for such person or group of persons to acquire, merge or consolidate with Tom Green National or to purchase or acquire Tom Green National or all or substantially all of Tom Green National's assets.

    (b)  As used in this Section 7.09:

         (i) "Person" and "group of persons" shall have the meanings conferred thereon by Section 13(d) of the Exchange Act.

        (ii) The "Index Group" shall mean all of those companies listed on Exhibit 7.09, the common stock of which is publicly traded and as to which there is no pending publicly announced proposal at any time during the period of twenty (20) trading days ending at the end of the fifth trading day immediately preceding the Closing Date for such company to be acquired or to acquire another company in exchange for its stock where, in such later case, such company to be acquired would be a significant subsidiary of such acquiring company (as such term is defined in Section 3.03 hereof). In the event that any such company or companies are so removed from the Index Group, the weights attributed to the remaining companies shall be adjusted accordingly.

       (iii) The "Boatmen's Initial Price" shall be the closing price of a share of Boatmen's Common on the date of this Agreement. The "Initial Index Price" shall mean the weighted average (weighted in accordance with the factors listed on Exhibit 7.09) of the per share closing prices of the common stock of the companies comprising the Index Group, as reported on the consolidated transactions reporting system for the market or exchange on which such common stock is principally traded, on the date of this Agreement.

        (iv) The "Final Price" of any company belonging to the Index Group shall mean the average of the daily closing sale prices of a share of common stock of such company, as reported in the consolidated transaction reporting system for the market or exchange on which such common stock is principally traded, during the period of twenty (20) trading days ending on the end of the second trading day immediately preceding the Mailing Date.

         (v) The "Final Index Price" shall mean the weighted average (weighted in accordance with the factors listed on Exhibit 7.09) of the Final Prices for all of the companies comprising the Index Group.

If Boatmen's or any company included in the Index Group declares a stock dividend or effects a reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the date of this Agreement and the end of the fifth trading day immediately preceding the Closing Date, the closing prices for the common stock of such company shall be appropriately adjusted for the purposes of the definitions above so as to be comparable to the prices on the date of this Agreement.

Tom Green National shall notify Boatmen's promptly in writing upon its becoming aware of the occurrence of any Triggering Event.


                             ARTICLE EIGHT
                             -------------

                                GENERAL
                                -------

    SECTION 8.01.  CONFIDENTIAL INFORMATION.  The parties acknowledge
    ------------   ------------------------
the confidential and proprietary nature of the "Information" (as herein described) that has heretofore been exchanged and that will be received from each other hereunder and agree to hold and keep, and to instruct their respective agents, representatives, shareholders, affiliates, employees and consultants to hold and keep, such Information confidential. Such Information will include any and all financial, technical, commercial, marketing, customer or other information concerning the business, operations and affairs of a party that may be provided to the other, irrespective of the form of the communications, by such party's employees or agents. Such Information shall not include information that is or becomes generally available to the public other than as a result of a disclosure by a party or its representatives in violation of this Agreement. The parties agree that the Information will be used solely for the purposes contemplated by this Agreement and that such Information will not be disclosed to any person other than employees and agents of a party who are directly involved in evaluating the transaction. The Information shall not be used in any way detrimental to a party, including use directly or indirectly in the conduct of the other party's business or any business or enterprise in which such party may have an interest, now or in the future, and whether or not now in competition with such other party.

    SECTION 8.02.  PUBLICITY.  Boatmen's and Tom Green National shall
    ------------   ---------
cooperate with each other in the development and distribution of all news releases and other public disclosures concerning this Agreement and the Merger and shall not issue any news release or make any other public disclosure without the prior consent of the other party, unless such is required by law upon the written advice of counsel or is in response to published newspaper or other mass media reports regarding the transaction contemplated hereby, in which such latter event the parties shall consult with each other regarding such responsive public disclosure.

    SECTION 8.03.  RETURN OF DOCUMENTS.  Upon termination of this
    ------------   -------------------
Agreement without the Merger becoming effective, each party (i) shall deliver to the other originals and all copies of all Information made available to such party, (ii) will not retain any copies, extracts or other reproductions in whole or in part of such Information, and
(iii) will destroy all memoranda, notes and other writings prepared by either party based on the Information.

    SECTION 8.04.  NOTICES.  Any notice or other communication shall be
    ------------   -------
in writing and shall be deemed to have been given or made on the date of delivery, in the case of hand delivery, or three (3) business days after deposit in the United States Registered Mail, postage prepaid, or upon receipt if transmitted by facsimile telecopy or any other means, addressed (in any case) as follows:

    (a)  if to Boatmen's:

             Boatmen's Bancshares, Inc.
             One Boatmen's Plaza
             800 Market Street
             St. Louis, Missouri  63102
             Attention:  Mr. Gregory L. Curl
             Facsimile:  314/466-5645

         with a copy to:

             Lewis, Rice & Fingersh, L.C.
             500 North Broadway, Suite 2000
             St. Louis, Missouri  63102
             Attention:  Thomas C. Erb, Esq.
             Facsimile:  314/241-6056

and

    (b)  if to Tom Green National:

             Tom Green National Bank
             2302 Pulliam Street
             San Angelo, Texas 76903
             Attention:  Mr. Todd E. Huckabee
             Facsimile:  915/658-3775

         with copies to:

             Jenkens & Gilchrist, P.C.
             1445 Ross Avenue, Suite 3200
             Dallas, Texas 75202-2799
             Attention:  Charles E. Greef, Esq.
             Facsimile:  214/855-4300

or to such other address as any party may from time to time designate by notice to the others.

    SECTION 8.05.  LIABILITIES.  In the event that this Agreement is
    ------------   -----------
terminated pursuant to the provisions of Article Seven hereof, no party hereto shall have any liability to any other party for costs, expenses, damages or otherwise; provided, however, that, notwithstanding the fore-going, in the event that this Agreement is terminated pursuant to
Section 7.02 hereof on account of a willful breach of any of the representations and warranties set forth herein or any breach of any of the agreements set forth herein, then the non-breaching party shall be entitled to recover appropriate damages from the breaching party.

    SECTION 8.06.  NONSURVIVAL OF REPRESENTATIONS, WARRANTIES AND
    ------------   ----------------------------------------------
AGREEMENTS.  Except for, and as provided in, this Section 8.06, no
----------
representation, warranty or agreement contained in this Agreement shall survive the Effective Time or the earlier termination of this Agreement. The agreements set forth in Sections 1.09, 5.05 and 5.06 shall survive the Effective Time and the agreements set forth in Sections 7.09, 8.01, 8.02, 8.03 and 8.05 shall survive the Effective Time or the earlier termination of this Agreement.

    SECTION 8.07.  ENTIRE AGREEMENT.  This Agreement constitutes the
    ------------   ----------------
entire agreement between the parties and supersedes and cancels any and all prior discussions, negotiations, undertakings, agreements in principle and other agreements between the parties relating to the subject matter hereof.

    SECTION 8.08.  HEADINGS AND CAPTIONS.  The captions of Articles and
    ------------   ---------------------
Sections hereof are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

    SECTION 8.09.  WAIVER, AMENDMENT OR MODIFICATION.  The conditions
    ------------   ---------------------------------
of this Agreement that may be waived may only be waived by notice to the other party waiving such condition. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. This Agreement may be amended or modified by the parties hereto, at any time before or after approval of the Agreement by the shareholders of Tom Green National; provided, however, that after any such approval no such amendment or modification shall alter the amount or change the form of the Merger Consideration contemplated by this Agreement to be received by shareholders of Tom Green National or alter or change any of the terms of this Agreement if such alteration or change would adversely affect the holders of Tom Green National Common. This Agreement may not be amended or modified except by a written document duly executed by the parties hereto.

    SECTION 8.10.  RULES OF CONSTRUCTION.  Unless the context otherwise
    ------------   ---------------------
requires: (a) a term has the meaning assigned to it; (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles; (c) "or" is not exclusive; and (d) words in the singular may include the plural and in the plural include the singular.

    SECTION 8.11.  COUNTERPARTS.  This Agreement may be executed in two
    ------------   ------------
or more counterparts, each of which shall be deemed an original and all of which shall be deemed one and the same instrument.

    SECTION 8.12.  SUCCESSORS AND ASSIGNS.  This Agreement shall be
    ------------   ----------------------
binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. There shall be no third party beneficiaries hereof.

    SECTION 8.13.  GOVERNING LAW; ASSIGNMENT.  This Agreement shall be
    ------------   -------------------------
governed by the laws of the State of Missouri, except to the extent that the National Bank Act and other laws of the United States and applicable federal regulations must govern aspects of the Merger. This Agreement may not be assigned by any of the parties hereto.








                 [SIGNATURE LINES FOLLOW ON NEXT PAGE]

    IN WITNESS WHEREOF, the parties hereto have duly executed and sealed this Agreement as of the day and year first above written, and, with respect to Tom Green National and Boatmen's-Amarillo, set by its President and attested to by its Cashier or Secretary, pursuant to a resolution of its board of directors, acting by a majority and the signatures of a majority of each of its board of directors.


                           TOM GREEN NATIONAL BANK


[SEAL]
                           By: /s/ Todd E. Huckabee
                              -------------------------------------------------
                                   Todd E. Huckabee
                                   President and Chief Executive Officer


ATTEST:

 /s/ Shalor Townzen
----------------------
Shalor Townzen
Cashier


                            /s/ George Alexander
                            ---------------------------------------------------
                                George Alexander


                            /s/ Don Butts
                            ---------------------------------------------------
                                Don Butts


                            /s/ Carolyn Cargile
                            ---------------------------------------------------
                                Carolyn Cargile


                            /s/ John S. Cargile
                            ---------------------------------------------------
                                John S. Cargile


                            /s/ Dick Compton
                            ---------------------------------------------------
                                Dick Compton


                            /s/ George H. Crownover
                            ---------------------------------------------------
                                George H. Crownover


                            /s/ Todd E. Huckabee
                            ---------------------------------------------------
                                Todd E. Huckabee

                            /s/ Clovis Olsak
                            ---------------------------------------------------
                                Clovis Olsak


                            /s/ Rodney Ripple
                            ---------------------------------------------------
                                Rodney Ripple


                            /s/ Jim Terry
                            ---------------------------------------------------
                                Jim Terry


                            /s/ Ben Woodward
                            ---------------------------------------------------
                                Ben Woodward


                           DIRECTORS OF TOM GREEN NATIONAL BANK

                           BOATMEN'S FIRST NATIONAL BANK OF AMARILLO


[SEAL]
                           By: /s/ Donald E. Powell
                              -------------------------------------------------
                                   Donald E. Powell
                                   President and Chief Executive Officer

ATTEST:


  /s/ Jim C. Wilhite
------------------------
Jim C. Wilhite
Secretary



                            ---------------------------------------------------
                                W. H. Attebury


                            /s/ Bert Ballengee
                            ---------------------------------------------------
                                Bert Ballengee



                            ---------------------------------------------------
                                Danny Conklin


                            /s/ Don T. Curtis
                            ---------------------------------------------------
                                Don T. Curtis


                            /s/ Gene Edwards
                            ---------------------------------------------------
                                Gene Edwards


                            /s/ Carl Hare
                            ---------------------------------------------------
                                Carl Hare


                            /s/ Bill Helton
                            ---------------------------------------------------
                                Bill Helton


                            /s/ John Logsdon
                            ---------------------------------------------------
                                John Logsdon

                            /s/ Wales H. Madden, Jr.
                            ---------------------------------------------------
                                Wales H. Madden, Jr.


                            /s/ John C. Maynard
                            ---------------------------------------------------
                                John C. Maynard


                            /s/ Jay J. O'Brien
                            ---------------------------------------------------
                                Jay J. O'Brien


                            /s/ Patrick Oles
                            ---------------------------------------------------
                                Patrick Oles


                            /s/ Donald E. Powell
                            ---------------------------------------------------
                                Donald E. Powell



                            ---------------------------------------------------
                                J. Avery Rush, Jr.



                            ---------------------------------------------------
                                John M. Shelton, III


                            /s/ A. C. Smith
                            ---------------------------------------------------
                                A. C. Smith


                            /s/ Ray A. Snead, Jr.
                            ---------------------------------------------------
                                Ray A. Snead, Jr.


                            /s/ Wayne P. Sturdivant
                            ---------------------------------------------------
                                Wayne P. Sturdivant


                            /s/ Irvin Wall
                            ---------------------------------------------------
                                Irvin Wall

                           DIRECTORS OF BOATMEN'S FIRST NATIONAL BANK OF
                           AMARILLO

                           BOATMEN'S BANCSHARES, INC.


[SEAL]
                           By  /s/ Gregory L. Curl
                             --------------------------------------------------
                                   Gregory L. Curl
                                   Vice Chairman

ATTEST:


 /s/ David L. Foulk
----------------------
David L. Foulk
Secretary



                           BOATMEN'S TEXAS, INC.


[SEAL]
                           By  /s/ Gregory L. Curl
                             --------------------------------------------------
                                   Gregory L. Curl
                                   Executive Vice President

ATTEST:


 /s/ David L. Foulk
-----------------------
David L. Foulk
Assistant Secretary

                                                       EXHIBIT 1.08(a)
                                                       ---------------


              TOM GREEN NATIONAL'S LEGAL OPINION MATTERS


    1. The due organization and valid existence of Tom Green National under the laws of the United States and its good standing under the laws of the State of Texas, its power and authority to own and operate its properties and to carry on its business as now conducted, and its power and authority to enter into the Agreement, to merge with Boatmen's-Amarillo in accordance with the terms of the Agreement and to consummate the transactions contemplated by the Agreement.

    2. The number of authorized, issued and outstanding shares of capital stock of Tom Green National immediately prior to the Closing,
(ii) the nonexistence of any violation of the preemptive or subscription rights of any person, (iii) the number of outstanding Tom Green Stock Options, warrants, or other rights to acquire, or securities convertible into, any equity security of Tom Green National, (iv) the nonexistence of any obligation, contingent or otherwise, to reacquire any shares of capital stock of Tom Green National, and (v) the nonexistence of any outstanding stock appreciation, phantom stock or similar rights.

    3. The due and proper performance of all corporate acts and other proceedings necessary or required to be taken by Tom Green National to authorize the execution, delivery and performance of the Agreement, the due execution and delivery of the Agreement by Tom Green National, and the Agreement as a valid and binding obligation of Tom Green National, enforceable against Tom Green National in accordance with its terms (subject to the provisions of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally from time to time in effect, and equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion).

    4. The execution of the Agreement by Tom Green National, and the consummation of the Merger and the other transactions contemplated therein, does not violate or cause a default under its articles of association or bylaws, or any statute, regulation or rule or any judgment, order or decree against or any material agreement binding upon Tom Green National.

    5. The receipt of all required consents, approvals, orders or authorizations of, or registrations, declarations or filings with or notices to, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or any other person or entity required to be obtained or made by Tom Green National in connection with the respective execution and delivery of the Agreement or the consummation of the transactions contemplated therein.

    6. The nonexistence of any material actions, suits, proceedings, orders, investigations or claims pending or threatened against or affecting Tom Green National that, if adversely determined, would have a material adverse effect upon its properties or assets or the transactions contemplated by the Agreement.


                                    A-Ex. 1.08(a)-1

                                                      EXHIBIT 1.08(b)
                                                      ---------------


                    BOATMEN'S LEGAL OPINION MATTERS


    1. The due incorporation, valid existence and good standing of Boatmen's and Boatmen's-Texas under the laws of the State of Missouri and the due organization and valid existence of Boatmen's-Amarillo under the laws of the United States and its good standing under the laws of the State of Texas, and their respective power and authority to enter into the Agreement and to consummate the transactions contemplated thereby.

    2. The due and proper performance of all corporate acts and other proceedings required to be taken by Boatmen's, Boatmen's-Texas and Boatmen's-Amarillo to authorize the execution, delivery and performance of the Agreement, the due execution and delivery of the Agreement by Boatmen's, Boatmen's-Texas and Boatmen's-Amarillo, and the Agreement as a valid and binding obligation of Boatmen's, Boatmen's-Texas and Boatmen's-Amarillo enforceable against Boatmen's, Boatmen's-Texas and Boatmen's-Amarillo in accordance with its terms (subject to the provisions of bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally from time to time in effect, and equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion).

    3. The due authorization and, when issued to the shareholders of Tom Green National in accordance with the terms of the Agreement, the valid issuance of the shares of Boatmen's Common to be issued pursuant to the Merger, such shares being fully paid and nonassessable, with no personal liability attaching to the ownership thereof.

    4. The execution and delivery of the Agreement by Boatmen's, Boatmen's-Texas and Boatmen's-Amarillo, and the consummation of the transactions contemplated therein, as neither conflicting with, in breach of or in default under, resulting in the acceleration of, creating in any party the right to accelerate, terminate, modify or cancel, or violate, any provision of Boatmen's and Boatmen's-Texas' articles of incorporation or bylaws or Boatmen's-Amarillo's charter or bylaws, or any statute, regulation, rule, judgment, order or decree binding upon Boatmen's, Boatmen's-Texas or Boatmen's-Amarillo that would be materially adverse to the business of Boatmen's and its subsidiaries taken as a whole.

    5. The receipt of all required consents, approvals, orders or authorizations of, or registrations, declarations or filings with or without notices to, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or any other person or entity required to be obtained or made by or with respect to Boatmen's, Boatmen's-Texas or Boatmen's-Amarillo in connection with the execution and delivery of the Agreement or the consummation of the transactions contemplated by the Agreement.


                                    A-Ex. 1.08(b)-1

                                                          EXHIBIT 4.08
                                                          ------------


                       -------------------, 1995


Boatmen's Bancshares, Inc.
One Boatmen's Plaza
800 Market Street
St. Louis, Missouri  63101

    Re: Agreement and Plan of Merger, dated as of August 29, 1995 (the "Merger Agreement"), by and between Tom Green National Bank ("Tom Green National") and Boatmen's First National Bank of Amarillo ("Boatmen's-Amarillo"), and joined in by Boatmen's Bancshares, Inc. ("Boatmen's") and Boatmen's Texas, Inc.

Gentlemen:

    I have been advised that I may be deemed to be an affiliate of Tom Green National, as that term is defined for purposes of paragraphs (c) and (d) of Rule 145 ("Rule 145") of the Rules and Regulations of the Securities and Exchange Commission (the "Commission") promulgated under the Securities Act of 1933, as amended (the "Securities Act").

    Pursuant to the terms and conditions of the Merger Agreement, each share of common stock of Tom Green National owned by me as of the effective time of the merger contemplated by the Merger Agreement (the "Merger") may be converted into the right to receive shares of common stock of Boatmen's and cash in lieu of any fractional share. As used in this letter, the shares of common stock of Tom Green National owned by me as of ------------------------- (the date 30 days prior to the anticipated effective time of the Merger) are referred to as the "Pre-Merger Shares" and the shares of common stock of Boatmen's that may be received by me in the Merger in exchange for my Pre-Merger Shares are referred to as the "Post-Merger Shares." This letter is delivered to Boatmen's pursuant to Section 4.08 of the Merger Agreement.

    A.   I represent and warrant to Boatmen's and agree that:

         1. I shall not make any sale, transfer or other disposition of the Post-Merger Shares I receive pursuant to the Merger in violation of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

         2. I understand that the issuance of the Post-Merger Shares to me pursuant to the Merger will be registered with the Commission under the Securities Act. I also understand that because I may be deemed an "affiliate" of Tom Green National and because any distributions by me of the Post-Merger Shares will not be registered under the Securities Act, such Post-Merger Shares must be held by me unless (i) the sale, transfer or other distribution has been registered under the Securities Act, (ii) the sale, transfer or other distribution of such Post-Merger Shares is made in accordance with the provisions of Rule 145, or (iii) in the opinion of counsel acceptable to Boatmen's some other exemption from registration under the Securities Act is available with respect to any such proposed distribution, sale, transfer or other disposition of such Post-Merger Shares.

                                    A-Ex. 4.08-1

Boatmen's Bancshares, Inc.
-----------------------, 1995
Page 2

         3. In no event will I sell the Pre-Merger Shares or the Post-Merger Shares, as the case may be, or otherwise transfer or reduce my risk relative to the Pre-Merger Shares or Post-Merger Shares, as the case may be, during the period beginning 30 days prior to the date on which the Merger is consummated and ending on the date that Boatmen's has published financial results covering at least 30 days of the combined operations of Boatmen's and Tom Green National.

    B.   I understand and agree that:

         1. Stop transfer instructions will be issued with respect to the Post-Merger Shares and there will be placed on the certificates representing such Post-Merger Shares, or any certificate delivered in substitution therefor, a legend stating in substance:

         "The shares represented by this Certificate were issued in a transaction to which Rule 145 under the Securities Act of 1933, as amended, applied. The shares represented by this certificate may be transferred only in accordance with the terms of a letter agreement dated -----------------, 1995, by the registered holder in favor of Boatmen's Bancshares, Inc., a copy of which agreement is on file at the principal offices of Boatmen's Bancshares, Inc."

         2. Unless the transfer by me of Post-Merger Shares is a sale made in compliance with the provisions of Rule 145(d) or made pursuant to an effective registration statement under the Securities Act, Boatmen's reserves the right to place the following legend on the Certificates issued to my transferee:

         "The shares represented by this Certificate have not been registered under the Securities Act of 1933, as amended, and were acquired from a person who received such shares in a transaction to which Rule 145 under the Securities Act of 1933, as amended, applied. The shares have not been acquired by the holder with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933, as amended, and may not be sold or otherwise transferred unless the shares have been registered under the Securities Act of 1933, as amended, or an exemption from registration is available."

    I understand and agree that the legends set forth in paragraphs 1 and 2 above shall be removed by delivery of substitute Certificates without any legend if I deliver to Boatmen's a copy of a letter from the staff of the Commission, or an opinion of counsel in form and substance satisfactory to Boatmen's, to the effect that no such legend is required for the purpose of the Securities Act.

    I have carefully read this letter and the Merger Agreement and understand the requirements of each and the limitations imposed upon the distribution, sale, transfer or other disposition of Pre-Merger Shares or Post-Merger Shares by me.

                                        Very truly yours,

                                    A-Ex. 4.08-2

                                                          EXHIBIT 7.09
                                                          ------------

                              INDEX GROUP
                              -----------

NAME                                                     WEIGHTING FACTORS
----                                                     -----------------

Norwest Corporation                                    8.28829
First Union Corporation                                7.69692
KeyCorp                                                6.24670
SunTrust Banks, Inc.                                   6.15258
Wachovia Corporation                                   5.89445
First Bank System, Inc.                                5.28089
Mellon Bank Corporation                                5.27149
PNC Bank Corp.                                         5.05710
Barnett Banks, Inc.                                    4.69521
CoreStates Financial Corp                              4.52202
Fleet Financial Group, Inc.                            4.44641
Bank of Boston Corporation                             4.21001
National City Corporation                              4.03031
Comerica Incorporated                                  3.53176
Fifth Third Bancorp                                    3.22588
Huntington Bancshares Incorporated                     2.65934
Firstar Corporation                                    2.44201
U.S. Bancorp                                           2.31921
First of America Bank Corporation                      2.27182
Southern National Corporation                          2.20918
Mercantile Bancorporation Inc.                         2.02251
Marshall & Ilsley Corporation                          2.00114
Meridian Bancorp, Inc.                                 1.87126
SouthTrust Corporation                                 1.84150
AmSouth Bancorporation                                 1.81201
                                                       -------

             TOTAL:                                  100.00000%
                                                     =========


                                    A-Ex. 7.09-1

                                                            APPENDIX B

                   EXCERPTS OF THE NATIONAL BANK ACT
                         (DISSENTERS' RIGHTS)

    12 U.S.C. Section 215A.--

    (b)  DISSENTING SHAREHOLDERS

         If a merger shall be voted for at the called meetings by the necessary majorities of the shareholders of each association or State bank participating in the plan of merger, and thereafter the merger shall be approved by the Comptroller, any shareholder of any association or State bank to be merged into the receiving association who has voted against such merger at the meeting of the association or bank of which he is a stockholder, or has given notice in writing at or prior to such meeting to the presiding officer that he dissents from the plan of merger, shall be entitled to receive the value of the shares so held by him when such merger shall be approved by the Comptroller upon written request made to the receiving association at any time before thirty days after the date of consummation of the merger, accompanied by the surrender of his stock certificates.

    (c)  VALUATION OF SHARES

         The value of the shares of any dissenting shareholder shall be ascertained, as of the effective date of the merger, by an appraisal made by a committee of three persons, composed of (1) one selected by the vote of the holders of the majority of the stock, the owners of which are entitled to payment in cash; (2) one selected by the directors of the receiving association; and (3) one selected by the two so selected. The valuation agreed upon by any two of the three appraisers shall govern. If the value so fixed shall not be satisfactory to any dissenting shareholder who has requested payment, that shareholder may, within five days after being notified of the appraised value of his shares, appeal to the Comptroller, who shall cause a reappraisal to be made which shall be final and binding as to the value of the shares of the appellant.

    (d) APPLICATION TO SHAREHOLDERS OF MERGING ASSOCIATIONS: APPRAISAL BY COMPTROLLER; EXPENSES OF RECEIVING ASSOCIATION; SALE AND RESALE OF SHARES; STATE APPRAISAL AND MERGER LAW

         If, within ninety days from the date of consummation of the merger, for any reason one or more of the appraisers is not selected as herein provided, or the appraisers fail to determine the value of such shares, the Comptroller shall upon written request of any interested party cause an appraisal to be made which shall be final and binding on all parties. The expenses of the Comptroller in making the reappraisal or the appraisal, as the case may be, shall be paid by the receiving association. The value of the shares ascertained shall be promptly paid to the dissenting shareholders by the receiving association. The shares of stock of the receiving association which would have been delivered to such dissenting shareholders had they not requested payment shall be sold by the receiving association at an advertised public auction, and the receiving association shall have the right to purchase any of such shares at such public auction, if it is the highest bidder therefor, for the purpose of reselling such shares within thirty days thereafter to such person or persons and at such price not less than par as its board of directors by resolution may determine. If the shares are sold at public auction at a price greater than the amount paid to the dissenting shareholders, the excess in such sale price shall be paid to such dissenting shareholders. The appraisal of such shares of stock in any State bank shall be determined in the manner prescribed by the law of the State in such cases, rather than as provided in this section, if such provision is made in the State law; and no such merger shall be in contravention of the law of the State under which such bank is incorporated. The provisions of this subsection shall apply only to shareholders of (and stock owned by them in) a bank or association being merged into the receiving association.

                                                            APPENDIX C


                   OCC VALUATION METHODS - 1985-1991

    Comptroller of the Currency. Administrator of National Banks. BANKING CIRCULAR 259. March 5, 1992. 57 Federal Register 9150,
March 16, 1992.  Circular in full text.



Department of the Treasury
Office of the Comptroller of the Currency
[Docket No. 92-3]

Stock Appraisals

AGENCY:  Office of the Comptroller of the Currency, Treasury.

ACTION:  Notice of policy statement on stock appraisals.

SUMMARY: The Office of the Comptroller of the Currency (OCC) has issued Banking Circular 259 to describe methods used by the OCC to estimate the value of a bank's share when a shareholder dissents to a conversion, consolidation, or merger involving a national bank, and to summarize the results of appraisals performed by the OCC between January 1, 1985, and September 30, 1991. This notice, which provides the full text of BC 259, is for the benefit of persons who do not normally receive banking circulars.

DATE:  BC 259 was dated March 5, 1992.

SUPPLEMENTARY INFORMATION: On March 5, 1992, the OCC issued BC 259 describing methods used to estimate the value of a bank's shares and the results of appraisals performed by the OCC between January 1, 1985, and September 30, 1991. The full text of B 259 is set out below.


To: Chief Executive Officers of National Banks,
    Deputy Comptroller (District), Department and
    Division Heads, and Examining Personnel

PURPOSE

    This Banking Circular informs all national banks of the valuation methods used by the Office of the Comptroller of the Currency (OCC) to estimate the value of a bank's shares when requested to do so by a shareholder dissenting to the conversion, merger, or consolidation of its bank. The results of appraisals performed by the OCC between January 1, 1985, and September 30, 1991 are summarized.

    References:  12 U.S.C. 214a, 215 and 215a; 12 CFR 11.590 (item 2).

BACKGROUND

    Under 12 U.S.C. 214a, a shareholder dissenting from a conversion, consolidation, or merger involving a national bank is entitled to receive the value of his or her shares from the resulting bank. A valuation of the shares shall be made by a committee of three appraisers (a representative of the dissenting shareholder, a representative of the resulting bank, and a third appraiser selected by the other two). If the committee is formed and renders an appraisal that is acceptable to the dissenting shareholder, the process is complete and the appraised value of the shares is paid to the dissenting shareholder by the resulting bank. If, for any reason, the committee it not formed or if it renders an appraisal that is not acceptable to the dissenting shareholder, an interested party may request an appraisal by the OCC.
12 U.S.C. 215 provides these appraisal rights to any shareholder dissenting to a consolidation. Any dissenting shareholder of a target bank in a merger is also entitled to these appraisal rights pursuant to 12 U.S.C. 215a.

    The above provides only a general overview of the appraisal process. The specific requirements of the process are set forth in the statutes themselves.

METHODS OF VALUATION USED

    Through its appraisal process, the OCC attempts to arrive at a fair estimate of the value of a bank's shares. After reviewing the particular facts in each case and the available information on a bank's shares, the OCC selects an appropriate valuation method, or combination of methods, to determine a reasonable estimate of the shares' value.

Market Value

    The OCC uses various methods to estimate the market value of shares being appraised. If sufficient trading in the shares exists and the prices are available from direct quotes from the Wall Street Journal or a market-maker, those quotes are considered in determining the market value. If no market value is readily available, or if the market value available is not well established, the OCC may use other methods of estimating market value, such as in the investment value and adjusted book value methods.

Investment Value

    Investment value requires an assessment of the value to investors of a share in the future earnings of the target bank. Investment value is estimated by applying an average price/earnings ratio of banks with similar earnings potential to the earnings capacity of the target bank.

    The peer group selection is based on location, size, and earnings patterns. If the state in which the subject bank is located provides a sufficient number of comparable banks using location, size and earnings patterns as the criteria for selection, the price/earnings ratios assigned to the banks are applied to the earnings per share estimated for the subject bank. In order to select a reasonable peer group when there are too few comparable independent banks in a location that is comparable to that of the subject bank, the pool of banks from which a peer group is selected is broadened by including one-bank holding company banks in a comparable location, an/or by selecting banks in less comparable locations, including adjacent states, that have earnings patterns similar to the subject bank.

Adjusted Book Value

    The OCC also uses an "adjusted book value" method for estimating value. Historically, the OCC has not placed any weight on the bank's "unadjusted book value", since that value is based on historical acquisition costs of the bank's assets, and does not reflect investors' perceptions of the value of the bank as an ongoing concern. Adjusted book value is calculated by multiplying the book value of the target bank's assets per share times the average market price to book value ratio of comparable banking organizations. The average market price to book value ratio measures the premium or discount to book value, which investors attribute to shares of similarly situated banking organizations.

    Both the investment value method and the adjusted book value method present appraised values, which are based on the target bank's value as a going concern. These techniques provide estimates of the market value of the shares of the subject bank.

OVERALL VALUATION

    The OCC may use more than one of the above described methods in deriving the value of shares of stock. If more than one method is used, varying weights may be applied in reaching an overall valuation. The weight given to the value by a particular valuation method is based on how accurately the given method is believed to represent market value. For example, the OCC may give more weight to a market value representing infrequent trading by shareholders than to the value derived from the investment value method when the subject bank's earnings trend is so irregular that it is considered to be a poor predictor of future earnings.

Purchase Premiums

    For mergers and consolidations, the OCC recognizes that purchase premiums do exist and may, in some instances, be paid in the purchase of small blocks of shares. However, the payment of purchase premiums depends entirely on the acquisition or control plans of the purchasers, and such payments are not regular or predictable elements of the market value. Consequently, the OCC's valuation methods do not include consideration of purchase premiums in arriving at the value of shares.

STATISTICAL DATA

    The chart below lists the results of appraisals the OCC performed between January 1, 1985, and September 30, 1991. The OCC provides statistical data on book value and price/earnings ratios for comparative purposes, but does not necessarily rely on such data in determining the value of the banks' shares. Dissenting shareholders should not view these statistics as determinative for future appraisals.

    In connection with disclosures given to shareholders under 12 CFR
11.590 (Item 2), banks may provide shareholders a copy of this Banking Circular or disclose the information contained in the Banking Circular, including the results of OCC appraisals. If the bank discloses the past results of the OCC appraisals, it should advise shareholders that:
(1) the OCC did not rely on all the information set forth in the chart in performing each appraisal; and (2) the OCC's past appraisals are not necessarily determinative of its future appraisals of a particular bank's shares.

                           APPRAISAL RESULTS

-----------------------------------------------------------------------------------------
                                                                       AVERAGE PRICE
                          APPRAISAL         PRICE                    EARNINGS RATIO OF
APPRAISAL DATE<F*>          VALUE          OFFERED     BOOK VALUE       PEER GROUP
-----------------------------------------------------------------------------------------
1/1/85                      107.05         110.00         178.29            5.3
1/2/85                       73.16           <FNA>         66.35            6.8
1/15/85                      53.41          60.00          83.95            4.8
1/31/85                      22.72          20.00          38.49            5.4
2/1/85                       30.63          24.00          34.08            5.7
2/25/85                      27.74          27.55          41.62            5.9
4/30/85                      25.98          35.00          42.21            4.5
7/30/85                   3,153.10       2,640.00       6,063.66           <FNC>
9/1/85                       17.23          21.00          21.84            4.7
11/22/85                    316.74         338.75         519.89            5.0
11/22/85                     30.28           <FNA>         34.42            5.9
12/16/85                     66.29          77.00          89.64            5.6
12/27/85                     60.85          57.00         119.36            5.3
12/31/85                     61.77           <FNA>         73.56            5.9
12/31/85                     75.79          40.00          58.74           12.1
1/12/86                      19.93           <FNA>         26.37            7.0
3/14/86                      59.02         200.00         132.20            3.1
4/21/86                      40.44          35.00          43.54            6.4
5/2/86                       15.50          16.50          23.69            5.0
7/3/86                      405.74           <FNA>        612.82            3.9
7/31/86                     297.34         600.00         650.63            4.4
8/22/86                     103.53         106.67         136.23           <FNC>
12/26/86                     16.66           <FNA>         43.57            4.0
12/31/86                     53.39          95.58          69.66            7.1
5/1/87                      186.42           <FNA>        360.05            5.1
6/11/87                      50.46          70.00          92.35            4.5
6/11/87                      38.53          55.00          77.75            4.5
7/31/87                      13.10           <FNA>         20.04            6.7
8/26/87                      55.92          57.52          70.88           <FNC>
8/31/87                      19.55          23.75          30.64            5.0
8/31/87                      10.98           <FNA>         17.01            4.2
10/6/87                      56.48          60.00          73.11            5.6
3/15/88                     297.63           <FNA>        414.95            6.2
6/2/88                       27.26           <FNA>         28.45            5.4
6/30/88                     137.78           <FNA>        215.36            6.0
8/30/88                     768.62         677.00       1,090.55           10.7
3/31/89                     773.62           <FNA>        557.30            7.9
5/26/89                     136.47         180.00         250.42            4.5
5/29/90                       9.87           <FNA>         11.04            9.9
-----------------------------------------------------------------------------------------

<F*>The "Appraisal Date" is the consummation date for the conversion, consolidation, or merger.
<FNA> - Not Available.
<FNC> - Not Computed.

    For more information regarding the OCC's stock appraisal process contact the Office of the Comptroller of the Currency, Bank Organization and Structure.

Dated:  February 26, 1992.
ROBERT L. CLARKE,
Comptroller of the Currency.

                                PART II

                INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 351.355(1) and (2) of The General and Business Corporation Law of the State of Missouri provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of an action or suit by or in the right of the corporation, the corporation may not indemnify such persons against judgments and fines and no person shall be indemnified as to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which the action or suit was brought determines upon application that such person is fairly and reasonably entitled to indemnity for proper expenses.
Section 351.355 further provides that, to the extent that a director, officer, employee or agent of the corporation has been successful in the defense of any such action, suit or proceeding or any claim, issue or matter therein, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred in connection with such action, suit or proceeding. Section 351.355 also provides that a Missouri corporation may provide additional indemnification to any person indemnifiable under subsection (1) or (2), provided such additional indemnification is authorized by the corporation's articles of incorporation or an amendment thereto or by a shareholder-approved by-law or agreement, and provided further that no person shall thereby be indemnified against conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.
Article XIII of the Restated Articles of Incorporation of registrant provides that registrant shall indemnify its directors and certain of its executive officers to the full extent specified in Section 351.355 and, in addition, shall indemnify each of them against all expenses incurred in connection with service for or at the request of the registrant in any of the capacities referred to in Section 351.355 or arising out of his or her status in any such capacity, provided that he or she may not be indemnified against conduct finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct, and that it may extend to other officers, employees and agents such indemnification and additional indemnification.

    Pursuant to a policy of directors' and officers' liability insurance, with total annual limits of $55 million, registrant's officers and directors are insured, subject to the limits, retention, exceptions and other terms and conditions of such policy, against liability for any actual or alleged error, misstatement, misleading statement, act or omission, or neglect or breach of duty by the directors or officers of registrant in the discharge of their duties solely in their capacity as directors or officers of registrant, individually or collectively, or any matter claimed against them solely by reason of their being directors or officers of registrant.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (a)  The following exhibits are filed as part of this Registration
Statement:

         (2) Agreement and Plan of Merger, dated August 29, 1995, by and between Boatmen's First National Bank of Amarillo and Tom Green National Bank, and joined in by Boatmen's Bancshares, Inc. and Boatmen's Texas, Inc. (Appendix A to Proxy Statement/Prospectus). The Registrant agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request;

         (3)(b)   Amended Bylaws of Boatmen's Bancshares, Inc.;

         (5) Opinion of Lewis, Rice & Fingersh, L.C. regarding legality;

         (23)(a)  Consent of Ernst & Young LLP;

         (23)(b)  Consent of KPMG Peat Marwick LLP;

         (23)(c)  Consent of Frost & Company;

         (23)(d)  Consent of Ernst & Young LLP;

         (23)(e)  Consent of Arthur Andersen LLP;

         (23)(f)  Consent of Sartain Fischbein & Co.;

         (23)(g)  Consent of GRA, Thompson, White & Co., P.C.;

         (23)(h)  Consent of Oliver, Rainey & Wojtek, L.L.P.;

         (23)(i) Consent of Lewis, Rice & Fingersh, L.C. (in opinion regarding legality);

         (24)     Power of Attorney;

         (99)(a)  Form of Proxy Card for Tom Green National Bank
                  Special Meeting;

         (99)(b) Form of Letter to Shareholders of Tom Green National Bank to accompany Proxy Statement/Prospectus;

         (99)(c)  Form of Notice of Tom Green National Bank Special
                  Meeting;

         (99)(d)  Excerpts of the National Bank Act (Dissenters'
                  Rights) (Appendix B to Proxy Statement/Prospectus);
                  and

         (99)(e) Comptroller of the Currency Banking Circular Number 259 (O.C.C. Valuation Methods) (Appendix C to Proxy Statement/Prospectus).

         The following exhibits are incorporated herein by reference:

         (3)(a)   Restated Articles of Incorporation of Boatmen's
                  Bancshares, Inc.;

         (4)(a) Rights Agreement, dated as of August 14, 1990, of Boatmen's Bancshares, Inc.; and

         (4)(b)   Amendment to Rights Agreement, dated as of January 26,
                  1993.

                  Note: No long-term debt instrument issued by Boatmen's Bancshares, Inc. exceeds 10% of the consolidated total assets of Boatmen's Bancshares, Inc. and its subsidiaries. In accordance with paragraph 4(iii) of Item 601 of Regulation S-K, Boatmen's Bancshares, Inc. will furnish to the S.E.C. upon request copies of long-term debt instruments and related agreements.

    (b) No financial statement schedules are required to be filed herewith pursuant to Item 21(b) or (c) of this Form.


ITEM 22.  UNDERTAKINGS.

    (1) The undersigned Registrant hereby undertakes as follows: That prior to any public reoffering of the securities registered hereunder through the use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c) promulgated pursuant to the Securities Act of 1933, as amended (the "Securities Act"), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

    (2)  The undersigned Registrant undertakes that every prospectus
(i) that is filed pursuant to paragraph (1) immediately preceding, or
(ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act, and is used in connection with an offering of securities subject to Rule 415 promulgated pursuant to the Securities Act, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (4) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

    (5) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange

Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (6)  The undersigned Registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (7) Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions (see
Item 20 -- Indemnification of Directors and Officers), or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

                              SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on January 8, 1996.


                               BOATMEN'S BANCSHARES, INC.



                               By /s/ Andrew B. Craig, III
                                 ----------------------------------------------
                                      Andrew B. Craig, III
                                      Chairman of the Board and Chief
                                      Executive Officer


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on January 8, 1996.


 /s/ Andrew B. Craig, III      Chairman of the Board and Chief Executive Officer
-----------------------------  (principal executive officer)
   Andrew B. Craig, III


   /s/ James W. Kienker        Executive Vice President and Chief Financial Officer
-----------------------------  (principal financial and accounting officer)
     James W. Kienker


           <F*>                President and Director
-----------------------------
   Samuel B. Hayes, III


           <F*>                Vice Chairman and Director
-----------------------------
      Gregory L. Curl


           <F*>                Director
-----------------------------
    Richard L. Battram


           <F*>                Director
-----------------------------
  B. A. Bridgewater, Jr.


           <F*>                Director
-----------------------------
   William E. Cornelius



                                    II-5

           <F*>                Director
-----------------------------
    John E. Hayes, Jr.


           <F*>                Director
-----------------------------
       C. Ray Holman


           <F*>                Director
-----------------------------
   John Peters MacCarthy


           <F*>                Director
-----------------------------
     William E. Maritz


           <F*>                Director
-----------------------------
      Richard E. Peck


           <F*>                Director
-----------------------------
      Jerry E. Ritter


           <F*>                Director
-----------------------------
    William P. Stiritz


           <F*>                Director
-----------------------------
      Albert E. Suter


           <F*>                Director
-----------------------------
   Dwight D. Sutherland


           <F*>                Director
-----------------------------
   Theodore C. Wetterau


   /s/ James W. Kienker
-----------------------------
     James W. Kienker
     Attorney-in-fact

                           INDEX TO EXHIBITS

Number                          Exhibit
------                          -------

(2) Agreement and Plan of Merger, dated August 29, 1995, by and between Boatmen's First National Bank of Amarillo and Tom Green National Bank, and joined in by Boatmen's Bancshares, Inc. and Boatmen's Texas,
             Inc. (Appendix A to the Proxy Statement/Prospectus).

(3)(a)       Restated Articles of Incorporation of Boatmen's
             Bancshares, Inc. is incorporated by reference from the Boatmen's Bancshares, Inc. Registration Statement on Form S-8 (Registration Statement No. 33-61011), dated July 13, 1995.

(3)(b)       Amended Bylaws of Boatmen's Bancshares, Inc.

(4)(a)       Rights Agreement, dated as of August 14, 1990, of
             Boatmen's Bancshares, Inc., is incorporated herein by reference from the Boatmen's Bancshares, Inc.
             Registration Statement on Form 8-A, dated August 14,
             1990.

(4)(b)       Amendment, dated as of January 26, 1993, to Rights
             Agreement dated August 14, 1990, is incorporated herein by reference from the Boatmen's Bancshares, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 1992.

(5) Opinion of Lewis, Rice & Fingersh, L.C. regarding legality.

(23)(a)      Consent of Ernst & Young LLP.

(23)(b)      Consent of KPMG Peat Marwick LLP.

(23)(c)      Consent of Frost & Company.

(23)(d)      Consent of Ernst & Young LLP.

(23)(e)      Consent of Arthur Andersen LLP.

(23)(f)      Consent of Sartain Fischbein & Co.

(23)(g)      Consent of GRA, Thompson, White & Co., P.C.

(23)(h)      Consent of Oliver, Rainey & Wojtek, L.L.P.

(23)(i) Consent of Lewis, Rice & Fingersh, L.C. (in opinion regarding legality).

(24)         Power of Attorney.

(99)(a)      Form of Proxy Card for Tom Green National Bank Special
             Meeting.

(99)(b)      Form of Letter to Shareholders of Tom Green
             National Bank to accompany Proxy Statement/
             Prospectus.

(99)(c)      Form of Notice of Tom Green National Bank Special Meeting.


Number                          Exhibit
------                          -------
(99)(d)      Excerpts of the National Bank Act
             (Dissenters' Rights) (Appendix B to Proxy
             Statement/Prospectus).

(99)(e)      Comptroller of the Currency Banking Circular Number 259
             (O.C.C. Valuation Methods) (Appendix C to Proxy
             Statement/Prospectus).